FEDERAL DEPOSIT INSURANCE CORPORATION
                             Washington, D.C. 20429
                           -------------------------
                                    FORM F-2

                                 ANNUAL REPORT

             Under Section 13 of the Securities Exchange Act of 1934
                  For the Fiscal Year Ended September 30, 1996

                      FDIC INSURANCE CERTIFICATE NO. 26481

                           FALMOUTH CO-OPERATIVE BANK
             (Exact name of registrant as specified in its charter)


          MASSACHUSETTS                             04-3337685
  (State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)                Identification No.)

                 20 DAVIS STRAITS, FALMOUTH, MASSACHUSETTS 02540
                          (Address of principal office)
                                 (5O8) 548-3500
                                   (Telephone)

           Securities registered pursuant to section 12(b) of the Act:
                     COMMON STOCK, PAR VALUE $0.10 PER SHARE
                                (Title of class)

                      Name of Exchange on which registered:
                             AMERICAN STOCK EXCHANGE

         Indicate by check mark if the Bank, as a "small business issuer" as defined under 17 CFR 240.12b-2, is providing alternative disclosures as permitted for small business issuers in this Form F-2

                                Yes [ X ] No [ ]

         Indicate by check mark if disclosure of delinquent  filers  pursuant to
Item 10 is not contained herein, and will not be contained, to the best of the Bank's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form F-2 or any amendment of this Form F-2

                                Yes [ ] No [ X ]

         Indicate by check mark whether the Bank (1) has filed all reports required to be filed by section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Bank was required to file such reports),

                                Yes [ X ] No [ ]

and (2) has been subject to such filing requirements for the past 90 days,

                                Yes [ X ] No [ ]

         As of December 26, 1996, the aggregate market value of the voting stock held by nonaffiliates of the Registrant was approximately $16,284,975.

         As of December 26, 1996, 1,454,750 shares of the Registrant's common stock were outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE:

         Portions of the Registrant's 1996 Annual Report to Stockholders for the fiscal year ended September 30, 1996 are incorporated by reference in Part II, Items 5, 6, 7 and 8 and Part IV, Item 11 of this Form F-2. Portions of the Registrant's Proxy Statement for the 1996 Annual Meeting of Stockholders for the fiscal year ended September 30, 1996 are incorporated by reference in Part I, Items 1, 2 and 4, and Part III, Items 9 and Item 10 of this Form F-2.

                                     PART I

ITEM 1. BUSINESS

         The following information included in the Falmouth Co-operative Bank (the "Bank") Proxy Statement for the 1997 Annual Meeting of Stockholders (the "Proxy Statement") is incorporated herein by reference: "Business of the Bank."

ITEM 2. PROPERTIES

         The  following   information   included  in  the  Proxy   Statement  is
incorporated herein by reference: "Business of the Bank - Properties."

ITEM 3. LEGAL PROCEEDINGS

         Although the Bank, from time to time, is involved in various legal proceedings in the normal course of business, there are no material legal proceedings to which the Bank, its directors or its officers is a party or to which any of its property is subject as of the date of this Form F-2 Annual Report.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following information included in the Proxy Statement is incorporated herein by reference: "General Information - Security Ownership of Certain Beneficial Owners" and "General Information - Stock Ownership of Management."


                                    PART II

ITEM 5. MARKET FOR THE BANK'S COMMON STOCK AND RELATED SECURITY HOLDER MATTERS

         The following information included in the Falmouth Co-operative Bank 1996 Annual Report to Stockholders (the "Annual Report") is incorporated herein by reference: "Market for the Bank's Common Stock."

ITEM 6. SELECTED FINANCIAL DATA

         The following information included in the Annual Report is incorporated herein by reference: "Financial Highlights."

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information included in the Annual Report is incorporated
herein  by  reference:   "Management's  Discussion  and  Analysis  of  Financial
Condition and Results of Operations."

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

         The following information included in the Annual Report is incorporated herein by reference: Financial Statements and Notes thereto, pages 10 through 29.


                                    PART III

ITEM 9. DIRECTORS AND PRINCIPAL OFFICERS OF THE BANK

         (a) Directors of the Bank

         The  following   information   included  in  the  Proxy   Statement  is
         incorporated herein by reference: "Proposal 1 - Election of Directors."

         (b) Principal Officers of the Bank

         The  following   information   included  in  the  Proxy   Statement  is
         incorporated herein by reference: "Management of Falmouth,"



ITEM 10. MANAGEMENT COMPENSATION AND TRANSACTIONS

         The  following   information   included  in  the  Proxy   Statement  is
incorporated herein by reference: "Proposal 1 - Election of Directors - Directors' Compensation, "Summary Compensation Table," " - Certain Employee Benefit Plans and Employment Agreement" and "Transactions with Certain Related Persons."


                                    PART IV

ITEM 11. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM F-3

         (a) (1) The following financial statements included in the Annual Report are incorporated herein by reference:

                 Balance Sheets - At September 30, 1996 and 1995;
                 Statements of Income - Years Ended September 30, 1996, 1995 and 1994;
                 Statements of Changes in Stockholders' Equity - Years Ended September 30, 1996, 1995 and 1994;
                 Statements of Cash Flows - Years Ended September 30, 1996, 1995 and 1994; and
                 Notes to Financial Statements - Years Ended September 30, 1996, 1995 and 1994

             (2) All Financial Statement schedules are omitted because they are not required or applicable or the required information is shown in the financial statements or the notes thereto.

         (b) Reports on Form F-3 filed during the last quarter of the period covered by this report: None

         (c) Exhibits. The following exhibits are either filed as part of this report or are incorporated herein by reference:


          3.1 1997 Stock Option Plan for Outside Directors, Officers and Employees of Falmouth Co-operative Bank.(1)

          3.1 1997 Recognition and Retention Plan for Outside Directors, Officers and Employees of Falmouth Co-operative Bank.(1)

          3.3 Agreement and Plan of Reorganization by and among Falmouth Cooperative Bank and Falmouth Bancorp, Inc.(1)

          3.4 Employment Agreement by and between Falmouth Co-operative Bank and Santo Pasqualucci.

          3.5 Employment Agreement by and between Falmouth Co-operative Bank and George Young.

          3.6   Falmouth   Co-operative  Bank  Employee  Stock  Ownership  Plan,
                effective as of March 28, 1996.

          3.7 Falmouth Co-operative Bank Employee Stock Ownership Trust, effective as of March 28, 1996.

          6     Annual Report to  Stockholders  for the Year Ended September 30,
                1996.



----------------
(1) Incorporated herein by reference to the Falmouth Co-operative Bank Proxy Statement for the 1997 Annual Meeting of Stockholders.
















         This Annual Report on Form F-2 contains certain forward looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Bank that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include: changes in general, economic and market conditions, or the development of an adverse interest rate environment that adversely affects the interest rate spread or other income anticipated from the Bank's operations and investments.

                                   SIGNATURES

         Pursuant  to the  requirements  of  Section 13 of the   Securities  and
Exchange Act of 1934, as amended, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized


FALMOUTH CO-OPERATIVE BANK

By:    /s/ Santo P. Pasqualucci
       ------------------------
       Santo P. Pasqualucci
       President and Chief Executive Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


              Name                            Title                          Date
              ----                            -----                          ----

/s/ Santo P., Pasqualucci
-----------------------------        Director, President and             December 30, 1996
Santo P. Pasqualucci                 Chief Executive Officer
                                     (Principal executive officer)

/s/ George E. Young, III
------------------------------       Vice President and Treasurer        December 30, 1996
George E. Young, III                 (Principal financial officer)


/s/ John W. Holland, Jr.
------------------------------       Director                            December 30, 1996
John W. Holland, Jr.

/s/ James A. Keefe
------------------------------       Director                            December 30, 1996
James A. Keefe

/s/ Gardner L. Lewis
------------------------------       Director                            December 30, 1996
Gardner L. Lewis

/s/ John J. Lynch, Jr.
------------------------------       Director                            December 30, 1996
John J. Lynch, Jr.

/s/ Ronald L. McLane
-------------------------------      Director                            December 30, 1996
Ronald L. McLane

/s/ Eileen C. Miskell
-------------------------------      Director                            December 30, 1996
Eileen C. Miskell

/s/ Robert H. Moore
-------------------------------      Director                            December 30, 1996
Robert H. Moore

/s/ Walter A. Murphy
-------------------------------      Director                            December 30, 1996
Walter A. Murphy

/s/ William E. Newton
--------------------------------     Director                            December 30, 1996
William F. Newton

/s/ Armand Ortins
-------------------------------      Director                            December 30, 1996
Armand Ortins

3.4 EMPLOYMENT AGREEMENT BY AND BETWEEN FALMOUTH CO-OPERATIVE BANK AND SANTO PASQUALUCCI.

                              EMPLOYMENT AGREEMENT

         THIS  AGREEMENT is made  effective as of March 27, 1996, by and between
FALMOUTH   CO-OPERATIVE  BANK  (the  "Bank"),  and  SANTO  P.  PASQUALUCCI  (the
"Executive").


         WHEREAS, the Bank wishes to assure itself of the services of Executive for the period provided in this Agreement; and

         WHEREAS, the Executive is willing to serve in the employ of the Bank on a full-time basis for said period.

         NOW,   THEREFORE, in  consideration  of  the  mutual  covenants  herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1. POSITION AND RESPONSIBILITIES.

         During the period of his employment hereunder, Executive agrees to serve as President and Chief Executive Officer of the Bank. During said period, Executive also agrees to serve, if elected, as a director of the Bank and/or as an officer and director of any subsidiary or affiliate of the Bank.

2. TERMS AND DUTIES.

         (a) The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of forty-eight (48) full calendar months thereafter. Commencing on the first anniversary date, and continuing at each anniversary date thereafter, the Board of Directors of the Bank (the "Board") may extend the Agreement for an additional year. Prior to the extension of the Agreement as provided herein, the Board of Directors of the Bank will conduct a formal performance evaluation of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

         (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations which, in such Board's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement.

3.COMPENSATION AND REIMBURSEMENT.

         (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Sections 1 and 2. The Bank shall pay Executive as compensation a salary of $115,000 per year ("Base Salary"). Such Base Salary shall be payable weekly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by a Committee designated by the Board. Executive's salary may be increased annually as of the first payroll period ending in each year during the term of this Agreement by such additional amount as may be determined by the Board. The salary of the Employee shall not be decreased at any time during the term of this Agreement from the amount then in effect, unless the Employee otherwise agrees in writing. The Employee shall not be entitled to receive fees for serving as a director of the Bank or any subsidiary of the Bank, or for serving as a member of any committee of the Board of Directors of the Bank or of any subsidiary of the Bank. In addition to the Base Salary provided in this Section 3(a), Executive shall be entitled to participate in an equitable manner with all other executive officers in discretionary bonuses as may be authorized, declared and paid by the Board to executive officers during the term of this Agreement. The Bank shall also provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

         (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without Executive's prior written consent, make any material changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health and accident plan, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to, and on a basis consistent with, the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan, or pursuant to any arrangement of the Bank, in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement, except as provided under
Section 5(e).

         (c) In addition to the Base Salary provided for by paragraph (a) of this Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4. PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

         (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Bank of Executive's full-time employment hereunder for any reason other than a Change in Control, as defined in Section 5(a) hereof; disability, as defined in Section 6(a) hereof; death; retirement, as defined in
Section 7 hereof; or for Cause, as defined in Section 8 hereof; (ii) Executive's resignation from the Bank's employ, upon (A) unless consented to by the Executive, a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Sections 1 and 2, above (any such material change shall be deemed a continuing breach of this Agreement), (B) a relocation of Executive's principal place of employment by more than 35 miles from its location at the effective date of this Agreement, or a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, (C) the liquidation or dissolution of the Bank, or (D) any breach of this Agreement by the Bank. Upon the occurrence of any event described in clauses (A), (B), (C), or (D), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, four calendar months after the event giving rise to said right to elect.

         (b) Upon the occurrence of an Event of Termination, the Bank shall pay Executive or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the payments due to the Executive for the remaining term of the Agreement, including Base Salary, bonuses, and any other cash or deferred compensation paid or to be paid (including the value of employer contributions that would have been made on the Executive's behalf over the remaining term of the agreement to any tax-qualified retirement plan sponsored by the Bank as of the Date of Termination), to the Executive for the term of the Agreement provided, however, that if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its, minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance. All payments made pursuant to this Section 4(b) shall be paid in substantially equal monthly installments over the remaining term of this Agreement following the Executive's termination; provided, however, that if the remaining term of the Agreement is less than one (1) year (determined as of the Executive's Date of Termination), such payments and benefits shall be paid to the Executive in a lump sum within 30 days of the Date of Termination.

         (c) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination. Such coverage shall cease upon the expiration of the remaining term of this Agreement.


5. CHANGE IN CONTROL.

         (a) No benefit shall be payable under this Section 5 unless there shall have occurred a Change in Control of the Bank, as set forth below. For purposes of this Agreement, a "Change in Control" of the Bank shall mean an event of a nature that: (i) it would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) it results in a Change in Control of the Bank within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Agency ("FDIC") or the Massachusetts Division of Banks, as in effect on the date hereof (provided that in-applying the definition of change in control as set forth in the rules and regulations of the FDIC, the Board of the Bank shall substitute its judgment for that of the FDIC); or (iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing 20% or more of the Bank's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan and trust; or
(b) individuals who constitute the Board of the Bank on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or similar transaction in which the Bank is not the resulting entity occurs. Notwithstanding the foregoing, a "Change of Control" shall not include the formation by the Bank of a holding company at any time subsequent to the effective date of this Agreement.

         (b) If any of the events described in Section 5(a) hereof constituting a Change in Control have occurred or the Board of the Bank has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d) and (e) of this Section 5 upon his subsequent termination of employment at any time during the term of this Agreement (regardless of whether such termination results from his dismissal or his resignation at any time during the term of this Agreement), unless such termination is because of his death, retirement as provided in Section 7, termination for Cause, or termination for Disability.

         (c) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to 2.99 times the Executive's "base amount," within the meaning of ss.280G(b)(3) of the Internal Revenue Code of 1986. Such payment shall be made in a lump sum paid within ten (10) days of the Executive's Date of Termination.

         (d) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his severance. In addition, Executive shall be entitled to receive the value of employer contributions that would have been made on the Executive's behalf over the remaining term of the agreement to any tax-qualified retirement plan sponsored by the Bank as of the Date of Termination. Such coverage and payments shall cease upon the expiration of forty-eight (48) months.

         (e) Upon the occurrence of a Change in Control, the Executive shall be entitled to receive benefits due him under, or contributed by the Bank on his behalf, pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Bank on the Executive's behalf to the extent that such benefits are not otherwise paid to the Executive upon a Change in Control.

6. TERMINATION FOR DISABILITY.

         (a) If, as a result of Executive's incapacity due to physical or mental illness, he shall have been absent from his duties with the Bank on a full-time basis for six (6) consecutive months, and within thirty (30) days after written notice of potential termination is given, he shall not have returned to the full-time performance of his duties, the Bank may terminate Executive's employment for "Disability."

         (b) The Bank will pay Executive, as disability pay, a payment equal to three-quarters (3/4) of Executive's weekly rate of Base Salary on the effective date of such termination. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of (i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; (iv) Executive's death; or (v) the expiration of the term of this Agreement. The disability pay shall be reduced by the amount, if any, paid to the Executive under any plan of the Bank providing disability benefits to the Executive.

         (c) The Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination for Disability. This coverage and payments shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Bank, in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive's attaining the age of 65; (iv) the Executive's death; or (v) the expiration of the term of this Agreement

         (d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary disability.

7. TERMINATION UPON RETIREMENT; DEATH OF THE EXECUTIVE.

         Termination by the Bank of the Executive based on "Retirement" shall mean retirement at age 65 or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party. Upon the death of the Executive during the term of this Agreement, the Bank shall pay to the Executive's estate the compensation due to the Executive through the last day of the calendar month in which his death occurred.

8. TERMINATION FOR CAUSE.

         The term "Termination for Cause" shall mean termination upon intentional failure to perform stated duties, personal dishonesty which results in loss to the Bank or one of its affiliates, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease and desist order concerning conduct which results in substantial loss to the Bank or one of its affiliates, or any material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Bank or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the reasons thereof. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause. Any stock options granted to Executive within the twelve months prior to termination for Cause under any stock option plan or any unvested awards granted under any other stock benefit plan of the Bank, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

9. REQUIRED PROVISIONS.

         (a) The Bank may terminate the Executive's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 8 herein.

         (b) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations that were suspended,

         (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section  8(e)(4) or (g)(1) of the FDIA (12 U.S.C.  1818(e)(4)  or  (g)(1)),  all
obligations of the Bank under the Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

         (e) All obligations under this Agreement may be terminated: (i) by the Commissioner of Banks (the "Commissioner") or his or her designee at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA and (ii) by the Commissioner, or his or her designee at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Commissioner or the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (f) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. ss.1828
(k) and any regulations promulgated thereunder.

10. NOTICE.

         (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) days period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

         (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by the Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence, Notwithstanding the pendency of any such dispute, the Bank will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

11. CONFIDENTIALITY.

         Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

12. SOURCE OF PAYMENTS.

         All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank.

13. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

14. NO ATTACHMENT.

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and, the Bank and their respective successors and assigns.

15. MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

16. SEVERABILITY.

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17. HEADINGS FOR REFERENCE ONLY.

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18. GOVERNING LAW.

         This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, unless otherwise specified herein.

19. INDEMNIFICATION.

         The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgment, court costs and attorneys' fees and the cost of reasonable settlements.

20. SUCCESSORS TO THE BANK.

         The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

21. GENERAL PROVISIONS.

         The parties hereto acknowledge that this Agreement was drafted by the law firm of Thompson & Mitchell which at various times has served a special counsel to the Bank. Executive acknowledges that he is sophisticated in business matters (including, but not limited to, employment agreements) and that he has had the opportunity to seek independent legal advice. Executive specifically waives any actual or apparent conflict of interest of Thompson & Mitchell in connection with the preparation and negotiation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their seal to be affixed hereunto by its duly authorized officers and directors, and Executive has signed this Agreement, on the 27th day of March, 1996.

ATTEST:                              FALMOUTH CO-OPERATIVE BANK

-----------------------------        By:  /s/ George E. Young, III
[SEAL]                                    --------------------------------------



WITNESS:


/s/ John A. DeMello                 /s/ Santo P. Pasqualucci
------------------------------      --------------------------------------------
                                    SANTO P. PASQUALUCCI

3.5 Employment Agreement by and between Falmouth Co-operative Bank and George Young.

                              EMPLOYMENT AGREEMENT

         THIS  AGREEMENT is made  effective as of March 27, 1996, by and between
FALMOUTH   CO-OPERATIVE  BANK  (the  "Bank"),  and  GEORGE E.  YOUNG,  III  (the
"Executive").

         WHEREAS, the Bank wishes to assure itself of the services of Executive for the period provided in this Agreement; and

         WHEREAS, the Executive is willing to serve in the employ of the Bank on a full-time basis for said period.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1. POSITION AND RESPONSIBILITIES.

         During the period of his employment hereunder, Executive agrees to serve as Treasurer of the Bank. During said period, Executive also agrees to serve, if elected, as a director of the Bank and/or as an officer and director of any subsidiary or affiliate of the Bank.

2. TERMS AND DUTIES.

         (a) The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of twenty-four (24) full calendar months thereafter. Commencing on the first anniversary date, and continuing at each anniversary date thereafter, the Board of Directors of the Bank (the "Board") may extend the Agreement for an additional year. Prior to the extension of the Agreement as provided herein, the Board of Directors of the Bank will conduct a formal performance evaluation of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

         (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations which, in such Board's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement.

3. COMPENSATION AND REIMBURSEMENT.

         (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Sections I and 2. The Bank shall pay Executive as compensation a salary of $57,000 per year ("Base Salary"). Such Base Salary shall be payable weekly, During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by a Committee designated by the Board. Executive's salary may be increased annually as of the first payroll period ending in -- of each year during the term of this Agreement by such additional amount as may be determined by the Board. The Employee shall not be entitled to receive fees for serving as a director of the Bank or any subsidiary of the Bank, or for serving as a member of any committee of the Board of Directors of the Bank or of any subsidiary of the Bank. In addition to the Base Salary provided in this Section 3(a), Executive shall be entitled to participate in an equitable manner with all other executive officers in discretionary bonuses as may be authorized, declared and paid by the Board to executive officers during the term of this Agreement. The Bank shall also provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

         (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health and accident plan, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to, and on a basis consistent with, the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan, or pursuant to any arrangement of the Bank, in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement, except as provided under Section 5(e).

         (c) In addition to the Base Salary provided for by paragraph (a) of this Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4. PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

         (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (1) the termination by the Bank of Executive's full-time employment hereunder for any reason other than a Change in Control, as defined in Section 5(a) hereof; disability, as defined in Section 6(a) hereof; death; retirement, as defined in
Section 7 hereof; or for Cause, as defined in Section 8 hereof, (ii) Executive's resignation from the Bank's employ, upon (A) unless consented to by the Executive, a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Sections 1 and 2, above (any such material change shall be deemed a continuing breach of this Agreement), (B) a relocation of Executive's principal place of employment by more than 35 miles from its location at the effective date of this Agreement, or a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, (C) the liquidation or dissolution of the Bank, or (D) any breach of this Agreement by the Bank. Upon the occurrence of any event described in clauses (A), (B), (C), or (D), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, four calendar months after the event giving rise to said right to elect.

         (b) Upon the occurrence of an Event of Termination, the Bank shall pay Executive or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the payments due to the Executive for the remaining term of the Agreement, including Base Salary, bonuses, and any other cash or deferred compensation paid or to be paid (including the value of employer contributions that would have been made on the Executive's behalf over the remaining term of the agreement to any tax-qualified retirement plan sponsored by the Bank as of the Date of Termination), to the Executive for the term of the Agreement provided, however, that if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance. All payments made pursuant to this Section 4(b) shall be paid in substantially equal monthly installments over the remaining term of this Agreement following the Executive's termination; provided, however, that if the remaining term of the Agreement is less than one (1) year (determined as of the Executive's Date of Termination), such payments and benefits shall be paid to the Executive in a lump sum within 30 days of the Date of Termination.

         (c) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

5. CHANGE IN CONTROL.

         (a) No benefit shall be payable under this Section 5 unless there shall have occurred a Change in Control of the Bank, as set forth below. For purposes of this Agreement, a "Change in Control" of the Bank shall mean an event of a nature that: (i) it would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) it results in a Change in Control of the Bank within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Agency ("FDIC") or the Massachusetts Division of Banks, as in effect on the date hereof (provided that in applying the definition of change in control as set forth in the rules and regulations of the FDIC, the Board of the Bank shall substitute its judgment for that of the FDIC); or (iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing 20% or more of the Bank's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan and trust; or
(b) individuals who constitute the Board of the Bank on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or similar transaction in which the Bank is not the resulting entity occurs. Notwithstanding the foregoing, a "Change of Control" shall not include the formation by the Bank of a holding company at any time subsequent to the effective date of this Agreement.

         (b) If any of the events described in Section 5(a) hereof constituting a Change in Control have occurred or the Board of the Bank has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d) and (e) of this Section 5 upon his subsequent termination of employment at any time during the term of this Agreement (regardless of whether such termination results from his dismissal or his resignation at any time during the term of this Agreement), unless such termination is because of his death, retirement as provided in Section 7, termination for Cause, or termination for Disability.

         (c) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to two times the Executive's "base amount," within the meaning of ss. 280G(b)(3) of the Internal Revenue Code of 1986. Such payment shall be made in a lump sum paid within ten (10) days of the Executive's Date of Termination.

         (d) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank will cause to be continued life, medical, dental and disability coverage Substantially identical to the coverage maintained by the Bank for Executive prior to his severance. In addition, Executive shall be entitled to receive the value of employer contributions that would have been made on the Executive's behalf over the remaining term of the agreement to any tax-qualified retirement plan sponsored by the Bank as of the Date of Termination. Such coverage and payments shall cease upon the expiration of twenty-four (24) months.

         (e) Upon the occurrence of a Change in Control, the Executive shall be entitled to receive benefits due him under, or contributed by the Bank on his behalf, pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Bank on the Executive's behalf to the extent that such benefits are not other-wise paid to the Executive upon a Change in Control.

6. TERMINATION FOR DISABILITY.

         (a) If, as a result of Executive's incapacity due to physical or mental illness, he shall have been absent from his duties with the Bank on a full-time basis for six (6) consecutive months, and within thirty (30) days after written notice of potential termination is given, he shall not have returned to the full-time performance of his duties, the Bank may terminate Executive's employment for "Disability."

         (b) The Bank will pay Executive, as disability pay, a payment equal to three-quarters (3/4) of Executive's weekly rate of Base Salary on the effective date of such termination. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of (i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; (iv) Executive's death; or (v) the expiration of the term of this Agreement. The disability pay shall be reduced by the amount, if any, paid to the Executive under any plan of the Bank providing disability benefits to the Executive.

         (c) The Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to HIS TERMINATION for Disability. This coverage and payments shall cease upon the earlier of (1) the date Executive returns to the full-time employment of the Bank, in the same capacity as he was employed prior to his termination for Disability and pursuant to all employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (In) Executive's attaining the age of 65; (iv) the Executive's death; or (v) the expiration of the term of this Agreement.

         (d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary disability.

7. TERMINATION UPON RETIREMENT; DEATH OF THE EXECUTIVE.

         Termination by the Bank of the Executive based on "Retirement" shall mean retirement at age 65 or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party. Upon the death of the Executive during the term of this Agreement, the Bank shall pay to the Executive's estate the compensation due to the Executive through the last day of the calendar month in which his death occurred.

8. TERMINATION FOR CAUSE.

         The term "Termination for Cause" shall mean termination upon intentional failure to perform stated duties, personal dishonesty which results in loss to the Bank or one of its affiliates, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease and desist order concerning conduct which results in substantial loss to the Bank or one of its affiliates, or any material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Bank or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the reasons thereof. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause. Any stock options granted to Executive within the twelve months prior to termination for Cause under any stock option plan or any unvested awards granted under any other stock benefit plan of the Bank, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

9. REQUIRED PROVISIONS.

         (a) The Bank may terminate the Executive's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 8 herein.

         (b) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations that were suspended,

         (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section  8(e)(4) or (g)(1) of the FDIA (12 U.S.C.  1818(e)(4)  or  (g)(1)),  all
obligations of the Bank under the Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

         (e) All obligations under this Agreement may be terminated: (1) by the Commissioner of Banks (the "Commissioner") or his or her designee at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA and (ii) by the Commissioner, or his or her designee at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Commissioner or the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (f) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. ss.1828
(k) and any regulations promulgated thereunder.

10. NOTICE.

         (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated

          (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty

(30) days period), and (B) If his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

         (c) If, within thirty (30) days after any Notice of Termination is given, tile party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the Occurrence of a Change in Control and voluntary termination by the Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent Jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

11. CONFIDENTIALITY.

         Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank. In tile event of a breach or threatened breach by the Executive of the provisions of this Section, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to tile Bank for such breach or threatened breach, including the recovery of damages from Executive.

12. SOURCE OF PAYMENTS.

         All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank.

13. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

          This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

14. NO ATTACHMENT.

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and, tile Bank and their respective successors and assigns.

15. MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

16. SEVERABILITY.

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17. HEADINGS FOR REFERENCE ONLY.

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18. GOVERNING LAW.

         This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, unless otherwise specified herein.

19. INDEMNIFICATION.

         The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgment, court costs and attorneys' fees and the cost of reasonable settlements.

20. SUCCESSORS TO THE BANK.

         The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Batik's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

21. GENERAL PROVISIONS.

         The parties hereto acknowledge that this Agreement was drafted by the law firm of Thompson & Mitchell which at various times has served a special counsel to the Bank. Executive acknowledges that he is sophisticated in business matters (including, but not limited to, employment agreements) and that he has had the opportunity to seek independent legal advice. Executive specifically waives any actual or apparent conflict of interest of Thompson & Mitchell in connection with the preparation and negotiation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their seal to be affixed hereunto by its duly authorized officers and directors, and Executive has signed this Agreement, on the 27th day of March, 1996.

ATTEST:                                 FALMOUTH CO-OPERATIVE BANK



---------------------------             By: /s/ Santo P. Pasqualucci
[SEAL]                                      ------------------------------------


WITNESS:


                                         /s/ George E. Young, III
---------------------------             ----------------------------------------
                                        GEORGE E. YOUNG, III

3.6 Falmouth Co-operative Bank Employee Stock Ownership Plan, effective as of March 28, 1996.

                           FALMOUTH CO-OPERATIVE BANK

                         EMPLOYEE STOCK OWNERSHIP PLAN























3/96

                               TABLE OF CONTENTS

ARTICLE 1................................................................... 1
         INTRODUCTION....................................................... 1
           1.1   Plan; Purpose ............................................. 1
           1.2   Qualified Profit Sharing Plan; ESOP ....................... 1
           1.3   Effective Date ............................................ 1
           1.4   Administrator; Trustee..................................... 1
           1.5   Adopting Employers......................................... 1
           1.6   Appendices ................................................ 2

ARTICLE 2 .................................................................. 2
         DEFINITIONS AND CONSTRUCTION....................................... 2
           2.1   Definitions ............................................... 2
           2.2   Gender and Number ......................................... 6
           2.3   Headings .................................................. 6

ARTICLE 3 .................................................................. 6
         ELIGIBILITY AND PARTICIPATION ..................................... 6
           3.1    Eligibility .............................................. 7
           3.2    Participation ............................................ 7
           3.3    Duration of Participation ................................ 7
           3.4    Transfer ................................................. 7

ARTICLE 4 ..................................................................  8
         PARTICIPANT CONTRIBUTIONS..........................................  8

ARTICLE 5 ..................................................................  8
         EMPLOYER CONTRIBUTIONS ............................................  8
           5.1    Employer Contributions....................................  8
           5.2    Statutory Limit on Contributions..........................  8
           5.3    Top-Heavy Minimum Benefit.................................  9
           5.4    Allocation Among Employers................................  9
           5.5    Transfer to Trust.........................................  9


ARTICLE 6 .................................................................. 10
         PLAN ACCOUNTING ................................................... 10
           6.1   Participant Plan Accounts ................................. 10
           6.2   Balance of Accounts ....................................... 10
           6.3   Adjustments to Reflect Distributions ...................... 10
           6.4   Adjustment to Reflect Top-Heavy Contributions.............. 10
           6.5   Adjustment to Reflect Employer Contribution................ 11
           6.6   Adjustments to Reflect Trust Fund Experience............... 11

           6.7   Adjustments to Reflect Dividends .......................... 11
           6.8   Maximum Allocations ....................................... 12

ARTICLE 7 .................................................................. 12
         TRUST INVESTMENT FUNDS ............................................ 12
           7.1  Trust Investment Funds ..................................... 12
           7.2  Investment of Employer Contribution ........................ 13
           7.3  Investment of Cash Dividends ............................... 13
           7.4  Appointment of Trustee ..................................... 13

ARTICLE 8 .................................................................. 14
         TRUST SUSPENSE FUNDS .............................................. 14
           8.1  Suspense Funds ............................................. 14
           8.2  Release from Suspense Funds ................................ 14
           8.3  Allocation of Released Shares .............................. 15
           8.4  Fair Market Value .......................................... 15

ARTICLE 9 .................................................................. 16
          VESTING .......................................................... 16

ARTICLE 10 ................................................................. 16
         INVESTMENT DIVERSIFICATION .........................................16
          10.1 Eligibility ................................................. 16
          10.2 Diversification ............................................. 16
          10.3 Election Procedures ......................................... 17
          10.4 Distribution of Company Stock ............................... 17

ARTICLE 11 ................................................................. 17
         PAYMENT OF ACCOUNTS ............................................... 17
          11.1 Benefit Payments - In General ............................... 17
          11.2 Benefits Paid Upon Normal Retirement ........................ 17
          11.3 Benefits Paid Upon Disability ............................... 18
          11.4 Benefits Paid Upon Death .................................... 18
          11.5 Benefits Paid Upon Termination .............................. 18
          11.6 Method of Distribution ...................................... 18
          11.7 Payment of Small Amounts .................................... 18
          11.8 Medium of Payment ........................................... 19
          11.9 Required Distributions ...................................... 19
          11.10 Earnings on Plan Accounts .................................. 20
          11.11 Life Expectancies .......................................... 20

ARTICLE 12 ................................................................. 20
         BENEFICIARIES ..................................................... 20
          12.1 Designated Beneficiaries .................................... 20

          12.2 Spousal Consent Requirements ................................ 21
          12.3 Absence of Designated Beneficiary ........................... 21

ARTICLE 13 ................................................................. 21
         PARTICIPANT LOANS ................................................. 21

ARTICLE 14 ................................................................. 21
         RELATING TO COMPANY STOCK.......................................... 21
          14.1 Investment in Company Stock; ESOP ........................... 21
          14.2 Conversion to Cash .......................................... 22
          14.3 Voting of Company Stock ..................................... 22
          14.4 Tender of Company Stock ..................................... 23
          14.5 Non-Publicly Traded Shares .................................. 23
          14.6 Restriction of Stock Certificates ........................... 26
          14.7 Share Acquisition Loan ...................................... 26

ARTICLE 15 ................................................................. 27
         FORMER EMPLOYEES/PARTICIPANTS ..................................... 27
          15.1 Participation ............................................... 27
          15.2 Cessation of Distributions .................................. 27

ARTICLE 16 ................................................................. 27
         AMENDMENT AND TERMINATION ......................................... 27
          16.1 Amendment ................................................... 27
          16.2 Termination ................................................. 28
          16.3 Vesting on Termination ...................................... 28
          16.4 Termination Distributions ................................... 28

ARTICLE 17 ................................................................. 29
         MERGERS, TRANSFERS, AND ROLLOVERS ................................. 29
          17.1 Plan Merger, Consolidation or Benefit Transfer .............. 29
          17.2 Transfers Between Plans ..................................... 29
          17.3 Rollover Contributions ...................................... 30

ARTICLE 18 ................................................................. 30
         PLAN ADMINISTRATION ............................................... 30
          18.1 Administrative Committee .................................... 30
          18.2 Committee Powers ............................................ 30
          18.3 Benefit Payments ............................................ 31
          18.4 Committee Officers .......................................... 31
          18.5 Committee Actions ........................................... 31
          18.6 Committee Member Who is Participant ......................... 32
          18.7 Resignation or Removal ...................................... 32
          18.8 Information Required from Employer .......................... 32

          18.9  Information Required from Employees ........................ 33
          18.10 Uniform Rules and Administration ........................... 33

ARTICLE 19 ................................................................. 33
         CLAIMS PROCEDURE .................................................. 33
          19.1  Written Claim for Benefits ................................. 33
          19.2  Initial Review of Claim .................................... 33
          19.3  Claim Review Procedure ..................................... 34
          19.4  Review Decisions Final ..................................... 34

ARTICLE 20 ................................................................. 34
         GENERAL PROVISIONS ................................................ 34
          20.1  Prohibited Inurement ....................................... 34
          20.2  Special Valuation Dates .................................... 35
          20.3  No Employment Rights ....................................... 35
          20.4  Interests Not Transferable ................................. 35
          20.5  Absence of Guarantee ....................................... 35
          20.6  Actions by Employer ........................................ 36
          20.7  Expenses ................................................... 36
          20.8  Facility of Payment ........................................ 36
          20.9  Missing Participants ....................................... 36
          20.10 Applicable Law ............................................. 36

APPENDIX A ................................................................. A-1
         SERVICE CREDITING RULES ........................................... A-1

APPENDIX B ................................................................. B-1
         TOP-HEAVY PROVISIONS .............................................. B-1

APPENDIX C ................................................................. C-1
         IDENTIFYING HIGHLY COMPENSATED EMPLOYEES .......................... C-1

                           FALMOUTH CO-OPERATIVE BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                                   ARTICLE I

                                  INTRODUCTION

1.1. Plan; Purpose.

      The FALMOUTH CO-OPERATIVE BANK EMPLOYEE STOCK OWNERSHIP PLAN is adopted by FALMOUTH CO-OPERATIVE BANK for the exclusive benefit of its eligible employees and the eligible employees of each other corporation that adopts the Plan. The purpose of the Plan is to provide a method for the accumulation of a fund to assist eligible employees to attain financial security in case of retirement or disability, and to assist beneficiaries in case of an eligible employee's death.

1.2. Qualified Profit Sharing Plan; ESOP

      The Plan is a profit sharing plan that is intended to satisfy all requirements of section 401 (a) of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended.

      A portion of the Plan is designed to invest primarily in the common stock of the Company. This portion is intended to satisfy all requirements of Code section 4975(e)(7) and therefore constitute an employee stock ownership plan, as defined therein.

1.3. Effective Date.

      The Plan shall be effective as of March 27, 1996.

1.4. Administrator; Trustee.

      The Plan shall be administered by a committee appointed by the Board under
      Article 18, and all assets of the Plan shall be held in trust by one or more trustees appointed by the Board under a separate trust agreement between the Trustee and the Company.

1.5. Adopting Employers.

      With the approval of the Company, any corporation within the same affiliated group (as defined in Code section 1504(a)) that includes the Company may adopt the Plan for the benefit of its eligible employees. The eligible employees of each corporation which adopts the Plan shall participate under the same terms and conditions as the eligible employees of each other such corporation.

1.6. Appendices.

      The Plan may be amplified or modified from time to time by appendices. Each Appendix forms a part of the Plan and its provisions shall supersede Plan provisions as necessary to eliminate any inconsistencies.


                                   ARTICLE 2

                          DEFINITIONS AND CONSTRUCTION

2.1 Definitions.

      For purposes of this Plan, the following words and phrases, whether or not capitalized, have the meanings specified below, unless the context plainly requires a different meaning:

      (a) "Active Participant" means an Employee who has become an Active Participant under Section 3.2, but is not a Former Participant.

      (b) "Adopting Employer" means a corporation that has adopted the Plan for the benefit of its eligible employees pursuant to Section 1.5.

      (c) "Beneficiary" means a person (including an estate or personal representative) to whom all or a portion of the Participant's Distributable Benefit is to be paid if he dies before the complete payment of such benefit.

      (d) "Benefit Payment Date" means the date specified in Article 12 or properly elected by the Participant (or his Beneficiary) on which his Distributable Benefit is to be paid or commence, determined without regard to any delay in payment caused for administrative reasons.

      (e)  "Board" means the Board of Directors of the Company.

      (f) "Cash Account" means a cash account maintained on behalf of the Participant under Section 6.1, including all subaccounts thereunder.

      (g) "Code" means the Internal Revenue Code of 1986, as amended, and all valid regulations thereunder.

      (h) "Committee" means the committee appointed by the Board under Article 18 to administer the Plan.

      (i) "Company" means FALMOUTH CO-OPERATIVE BANK, a Massachusetts stock co-operative bank.

      (j) "Company Stock" means the shares of common stock of the Employer as described in Section 4975(e)(8) of the Code which are readily tradeable on an established securities market, or if not readily tradeable, meet the following criteria:

           (1) common stock issued by the Company (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of that class of common stock having the greatest voting power, and

           (2) that class of common stock having the greatest dividend rights.

           Noncallable preferred stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable.

      (k) "Compensation" means the amount of the regular wages or salary, including bonuses, cash incentives, overtime and commissions, paid to an Employee by the Company within a Plan Year beginning from the Employee's date of participation in the Plan, Company contributions for pensions, profit sharing or insurance benefits are excluded from Compensation. Compensation includes the taxable value of automobiles and expense allowances reported on federal Form W-2. Compensation also shall include all payments from a cafeteria plan described in Code Section 125 to the extent such payments are includible in gross income. Only the first $150,000 (or such other amount as determined under Code Section 401(a)(17)) of the Participant's annual compensation shall be treated as Compensation for purposes of the Plan.

           For purposes of Sections 5.1 and 6.5 (relating to Employer Contributions), each Extended Family Group shall be treated as one Participant with Compensation equal to the aggregate Compensation of each member of such Extended Family Group (determined after applying the Compensation limitation above). For purposes of this Section, "Extended Family Group" means a group consisting of the following
           Employees: (i) a Highly Compensated Employee who is either a five percent (5%) owner or a member of the group consisting of the top ten
           (10) Employees when ranked by Compensation received during the determination year or the look back year; (ii) the spouse of such Highly Compensated Employee; (iii) a lineal ascendent or descendant; or (iv) a spouse of such lineal ascendent or descendant; provided that, an Employee shall be included in the group only if he is an Active Participant for the Plan Year.

      (1) "Disability" means a physical or mental disability which, in the opinion of a physician selected by the Plan Administrator, will prevent a Participant for an indefinite period from performing the duties of his customary position and which is likely to be of long continued duration.

      (m) "Employer Contribution" means a contribution made to the Trust Fund by the Employer under Section 5.1.

      (n) "Distributable Benefit" means the vested and nonforfeitable portion of the Participant's Plan Account as of his Benefit Payment Date (determined based upon the vested interest that the Participant has or would have in his Plan Account at the end of the Plan Year that includes his Benefit Payment Date), as adjusted to reflect any gain or loss allocable to his Plan Account for periods after his Benefit Payment Date and before complete distribution from the Plan.

      (o) "Effective Date" means March 27, 1996, the effective date of the Plan.

      (p) "Employee" means any common-law employee or Leased Employee (as defined in Code section 414(n)) of the Employer, other than a person who is a nonresident alien who has no earned income (within the meaning of Section 911(d)(2) of the Code) which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code.)

      (q) "Employer " means, collectively, the Company and any corporation that is a member of a controlled group that includes the Company (as defined in Code section 414(b)); any trade or business under common control with the Company (as defined in Code section 414(c)); and any organization that is a member of an affiliated service group that includes the Company (as defined in Code section 414(m)).

           To determine the maximum allocation  permitted to a Participant under
           Section 6.8, "Employer" also includes any entity required to be aggregated with the Company under Code section 414(o).

      (r) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all valid regulations thereunder.

      (s) "Former Participant" means a Participant who has become a Former Participant under Section 3.3, but who has not received full payment of his Distributable Benefit or again become an Active Participant.

      (t) "General Trust Fund" mean the portion of the Trust Fund invested at the discretion of the Trustee in assets other than Company Stock.

      (u) "Highly Compensated Employee" means an Employee identified as such under Appendix C.

      (v) "Hour of Service" means each hour specified as such under Appendix A.

      (w) "Late Retirement Date" means the last day of the Plan Year coincident with or next following a Participant's actual retirement date after having reached his Normal Retirement Date.

      (x) "Normal Retirement Age" means the date on which an individual attains (or would have attained) age sixty-five (65).

      (y) "Normal Retirement Date" means the later of (i) the date upon which the Participant attains his Normal Retirement Age or (ii) the first anniversary of the date he became an Active Participant in the Plan as provided in Section 3.2.

      (z) "One-Year Break-in-Service" means a Plan Year during which the Participant is credited with 500 or fewer Hours of Service.

      (aa) "Participant" means an Active Participant or Former Participant.

      (ab) "Plan" means the FALMOUTH CO-OPERATIVE BANK Employee Stock Ownership Plan, as set forth in this document.

      (ac) "Plan Account" means the account maintained by the Committee on behalf of a Participant under Section 6.1 and includes the Cash Account and the Stock Account thereunder.

      (ad) "Plan Year" means the twelve (12) consecutive month period that begins October 1 of each year and ends the following September 30.

      (ae) "Share Purchase Loan" means a loan or other extension of credit, the proceeds of which are used to acquire Company Stock.

      (af) "Stock Account" means a stock account maintained on behalf of the Participant under Section 6.1.

      (ag) "Stock Fund" means the portion of the Trust Fund which is invested primarily in Company Stock.

      (ah) "Suspense  Fund"  means the  portion (or a portion) of the Stock Fund
           which   reflects  the  shares  of  Company  Stock  not  allocated  to
           Participants' Stock Accounts.

      (ai) "Trust Agreement" means the Trust Agreement made and entered into by the Company with the Trustee pursuant to the Plan, as said Agreement is amended from time to time.

      (aj) "Trust Fund" means the assets held in the trust established between the Company and the Trustee, which shall consist of the General Trust Fund and the Stock Fund.

      (ak) "Trustee" means the person(s) or corporation(s) appointed by the Board to administer the Trust, and any successor trustee appointed under the terms of the trust.

      (al) "Valuation Date" means the last business day of each Plan Year and each special valuation date designated by the Committee under Section 20.2.

      (am) "Year of Vesting Service" means a Plan Year during which an Employee completes 1,000 Hours of Service. For purposes of the Plan, all Years of Vesting Service prior to the date the Participant attained age eighteen (18) shall be disregarded.

      A definition introduced later in the Plan also applies for all Plan purposes unless the context plainly requires a different meaning.

2.2 Gender and Number,

      Pronouns in the Plan stated in the masculine gender include the feminine gender, words in the singular include the plural, and words in the plural include the singular.

2.3 Headings.

      All headings in the Plan are included solely for ease of reference and do not bear on the interpretation of the text. As used in the Plan, the terms "Article," "Section," and "Appendix" mean the text that accompanies the specified Article, Section, or Appendix of the Plan.


                                   ARTICLE 3

                         ELIGIBILITY AND PARTICIPATION

3.1 Eligibility.

      An Employee who is employed by an Adopting Employer shall be eligible to participate in the Plan unless (i) he has not attained age twenty-one
      (21), (ii) he is a person who is paid by the Adopting Employer as an independent contractor, or (iii) he is covered under a collective bargaining agreement, and the agreement does not provide that he is eligible to participate in the Plan. The Committee shall notify each Employee of the date he becomes eligible to participate in the Plan and the necessary actions that may be required on his part to obtain or participate in all benefits of the Plan.

3.2 Participation.

      Each Employee shall become an Active Participant on the October 1 or April 1 coincident with or next following the later of the date which is six (6) months after the date on which he is first employed by the Company or the date on which he satisfies the eligibility conditions of Section 3. 1. Each Employee who has satisfied the eligibility conditions of Section 3.1 and the six month requirement of the preceding sentence and who is an Employee on the Effective Date shall become an Active Participant on the Effective Date. Notwithstanding the foregoing, an Employee shall not become or remain an Active Participant if he does not satisfy the eligibility conditions of Section 3.1 on the entry date specified above, but may later become an Active Participant in accordance with Article 15.

3.3 Duration of Participation .

      An Active Participant shall become a Former Participant on the first to occur of the following:

      (a) The date on which his employment with the Employer terminates or he otherwise fails to satisfy the eligibility conditions of Section 3.1; or

      (b)  The date on which the Plan terminates.

      A Former Participant shall remain such until he receives full payment of his Distributable Benefit or again becomes an Active Participant under
      Article 15.

3.4 Transfer.

      In the event that a Participant is transferred to employment with a member of the controlled group (as defined in Code sections 414(b), (c) or (m)) that includes the Company, which has not adopted the Plan or to employment with the Employer in a status other than as an Employee, or in the event that a person is transferred from employment with a member of the controlled group which has not adopted the Plan or from other employment with the Employer in a status other than Employee to employment with the Employer under circumstances making such person an Employee, then the following provisions of this Subsection shall apply:

      (a) Transfer to employment (i) with a member of the controlled group which has not adopted the Plan or (ii) with the Employer not as an Employee shall not be considered termination of employment with the Employer, and such transferred person shall continue to be entitled to the benefits provided in the Plan, as modified by this Subsection.

      (b) No amounts earned from a member of the controlled group at a time when it has not adopted the Plan or from the Employer not as an Employee, shall constitute Compensation hereunder.

      (c) Termination of employment with a member of the controlled group which has not adopted The Plan by a person entitled to benefits under this Plan (other than to transfer to employment with the Company or another member of the controlled group) shall be considered as termination of employment with the Employer.

      (d) All other terms and provisions of this Plan shall fully apply to such person and to any benefits to which he may be entitled hereunder.


                                   ARTICLE 4

                           PARTICIPANT CONTRIBUTIONS

      A Participant is neither required nor allowed to make contributions to the Trust Fund under this Plan.



                                   ARTICLE 5

                             EMPLOYER CONTRIBUTIONS

5.1 Employer Contributions.

      The Employer shall make a contribution under this Section to the Trust Fund for each Plan Year of an amount determined by the Board; provided that, for any Plan Year in which a Share Purchase Loan remains outstanding, the contribution under this Section shall not be less than the amount needed to provide the Trustee with cash sufficient to pay any currently maturing obligations under such loan. Employer Contributions shall be made in cash or in Company Stock as the Board may from time to time determine.

      The contribution made by the Employer under this Section shall be allocated among the Plan Accounts of Participants under Section 6.5, and shall be identified as an "Employer Contribution" for purposes of this Plan.

5.2 Statutory Limit on Contributions.

      Any contrary provision of the Plan notwithstanding, Employer Contributions for a Plan Year shall be limited as necessary to satisfy the following:

      (a) Subject to the minimum specified in Section 5. 1, the Employer Contribution shall not exceed an amount that can be fully credited to the Participants' Plan Accounts without resulting in an annual addition to the Plan Account of any Participant in excess of the maximum permitted under Section 6.8.

      (b) Unless this provision is waived by the Company for a Plan Year, the Employer Contribution shall not exceed an amount that can be fully deducted by the Employer for federal income tax purposes for the taxable year of the Employer that ends with or within the Plan Year. The Committee shall prescribe uniform and nondiscriminatory rules to implement this limitation.

5.3 Top-Heavy Minimum Benefit.

      If the Plan is Top-Heavy for a Plan Year (as determined under Appendix B), a top-heavy minimum contribution shall be made on behalf of each Participant who is a non-key employee for the Plan Year and who is an Employee on the last day of the Plan Year. Such top-heavy minimum contribution shall equal the lesser of the following:

      (a) Three percent (3%) of the Participant's 415 Compensation (as defined in Appendix B) for the Plan Year; or

      (b) A percentage of the Participant's 415 Compensation (as defined in Appendix B) for the Plan Year equal to the percentage of 415 Compensation received as an Employer Contribution by the key employee who received the greatest such percentage.

      The top-heavy contribution made by the Employer under this Section shall be reduced by the Employer Contribution otherwise allocated to the Plan Account of the Participant for the plan year under Section 6.4 and shall be identified as a "Top-Heavy Contribution" for purposes of the Plan.

5.4   Allocation Among Employers.

      An Adopting Employer shall contribute that portion of the Employer and Top-Heavy Contributions for the Plan Year that is attributable to services performed while in the employ of the Adopting Employer; provided that, any Adopting Employer may make all or any part of the contribution for any other Adopting Employer, if each is a member of the same group which files a consolidated federal income tax return for the year.

5.5 Transfer to Trust.

      The Employer shall transfer the Employer and Top-Heavy Contributions for each plan year to the trust fund not later than the time prescribed by law (including extensions) for filing the federal income tax return for its taxable year that ends with such Plan Year.

                                   ARTICLE 6

                                PLAN ACCOUNTING

6.1 Participant Plan Accounts.

      The Committee shall maintain a Plan Account for each Participant and such number of accounts and subaccounts within the Plan Account as the Committee deems appropriate to adequately disclose the interest of the Participant in the Trust. At a minimum, each Plan Account shall consist of the Cash Account and the Stock Account.

      (a) "Cash Account" shall reflect the Participant's interest in the Trust Fund attributable to net gain (or loss) of Plan, Employer and Top-Heavy Contributions in other than Company Stock.

      (b) "Stock Account" shall reflect the Participant's interest in the Trust Fund attributable to Company Stock which has been allocated to the Participant.

6.2   Balance of Accounts,

      The balance of a Cash Account or Stock Account as of any date is the balance of the account after the immediately preceding Valuation Date, less amounts thereafter properly debited, and plus amounts thereafter properly credited, to the account under this Article. The balance of each Cash Account shall be expressed in United States dollars, and the balance of each Stock Account shall be expressed in a number of shares (whole or fractional) of Company Stock.

      The balance of a Participant's Plan Account as of any date is the aggregate balance of all Cash and Stock Accounts within the Plan Account (expressed in United States dollars and a number of shares (whole and fractional) of Company Stock, as appropriate) as of such date.

6.3 Adjustments to Reflect Distributions.

      The distributions from the Trust Fund which are drawn from a Cash Account or Stock Account shall be debited to such account as of the distribution date.

6.4 Adjustment to Reflect Top-Heavy Contributions.

      The Top-Heavy Contributions made on behalf of a Participant for a Plan Year shall be credited to the appropriate Cash Account or Stock Account of the Participant as of the last Valuation Date of such Plan Year, irrespective of whether such contributions actually have been paid to the Trustee by such date.

6.5 Adjustment to Reflect Employer Contribution.

      The Employer Contribution for each Plan Year shall be allocated among the Plan Accounts of the Participants specified below, and the portion allocated to each Participant shall be credited to the Cash Account or the Stock Account of the Participant as of the last Valuation Date of such Plan Year, irrespective of whether such contribution actually has been paid to the Trustee by such date.

      The Employer Contribution shall be allocated among the Plan Accounts of the following Participants:

      (a) Those Participants who are Active Participants on the last day of the Plan Year; and

      (b) Those Participants who ceased to be Active Participants during the Plan Year by reason of death, Disability, or Retirement.

      The portion of the Employer Contribution allocated to the Plan Account of each such Participant shall equal an amount determined by multiplying the Employer Contribution by a fraction, the numerator of which is the Participant's Compensation, and the denominator of which is the aggregate Compensation of all such Participants.

      For purposes of this Section, a Participant's Compensation includes all Compensation he received during that portion of the Plan Year during which he was an Active Participant.

6.6 Adjustments to Reflect Trust Fund Experience.

      The net gain (or loss) of the General Trust Fund for each Plan Year shall be allocated among all Cash Accounts, and the portion allocated to each shall be credited (or debited) to such Cash Account as of the Valuation Date for such Plan Year. The portion of the net gain (or loss) of the General Trust Fund allocated to each such Cash Account shall be the pro rata share of the net gain (or loss) based on the change in fair market value of assets therein since the last adjustment and computed in accordance with uniform valuation procedures established by the Trustee.

      To determine net gain (or loss), all assets of the General Trust Fund shall be valued at their fair market value as of the Valuation Date.

6.7 Adjustments to Reflect Dividends.

      Cash   dividends   paid  on  shares  of  Company  Stock   allocated  to  a
      Participant's Stock Account as of the dividend record date shall be credited to the Cash Account of the participant as of such date.

6.8 Maximum Allocations.

      Anything contained herein to the contrary notwithstanding, the Participant's annual additions (as defined in Code section 415(c)) shall not exceed the limitations imposed under Code section 415. The provisions of Code section 415 are hereby incorporated herein by reference.

      Notwithstanding the foregoing, the otherwise permissible benefits under Code section 415 for any Participant may be further reduced to the extent necessary to prevent disqualification of the Plan under Code section 415.

      If a Participant is participating or has participated in a defined benefit plan maintained by the Employer, and the combined Plan limitation under Code section 415 is exceeded in any Plan Year, the Committee shall determine whether the Participant's benefit under the Plan or under such defined benefit plan shall be limited as necessary to satisfy the combined limit under Code section 415.


                                   ARTICLE 7

                             TRUST INVESTMENT FUNDS

7.1 Trust Investment Funds.

      All contributions made under the Plan, and all earnings and increments thereon, shall be held by the Trustee in the Trust Fund, which shall consist of the following funds:

      (a) "General Trust Fund" which shall be invested at the discretion of the Trustee in accordance with the Trust Agreement.

      (b) "Stock Fund" which shall be invested primarily in Company Stock," which fund shall be segregated into: (i) one or more "Suspense Funds, which shall reflect Company Stock purchased with the proceeds of a Share Purchase Loan and not yet allocated to Participants' Stock Accounts (a separate Suspense Fund to be maintained with respect to each Share Purchase Loan), (ii) one or more "Loan Purchase Funds," which shall reflect Company Stock purchased with the proceeds of a Share Purchase Loan and allocated to Participants' Stock Accounts (a separate Loan Purchase Fund to be maintained with respect to each Share Purchase Loan), and (iii) a "Cash Purchase Fund," which shall reflect Company Stock otherwise acquired and allocated to Participants' Stock Accounts.

      The Trustee shall manage and maintain all assets of the Trust Fund in accordance with the Trust Agreement between the Company and the Trustee, and no Participant or Beneficiary shall be allowed to direct the Trustee as to the investment of any assets of the Trust Fund.

7.2 Investment of Employer Contribution.

      Trust Assets under the Plan will be invested primarily in Company Stock, as provided in the Trust Agreement. Trust assets may be used to purchase shares of Company Stock from Company shareholders or from the Company. The Trustee may also invest Trust assets in savings accounts, certificates of deposit, high-grade short-term securities, equity stocks, bonds, or other investments, or Trust assets may be held in cash. All investments of Trust assets shall be made by the Trustee only upon the direction of the Committee, and all purchases of Company Stock made by the Trustee shall be made at prices which do not exceed the fair market value of such shares, as determined in good faith by the Committee. The Committee may direct the Trustee to invest and hold up to 100% of the Trust assets in Company Stock.

7.3 Investment of Cash Dividends.

      The cash dividends paid to the Trust Fund on Company Stock held therein shall be applied as follows:

      (a) Loan Purchase Fund Shares: At the direction of the Committee, cash dividends on Company Stock held within a Loan Purchase Fund shall be invested in the General Trust Fund.

      (b) Cash Purchase Fund Shares: At the direction of the Committee, cash dividends on Company Stock held within the Cash Purchase Fund shall be invested in the General Trust Fund.

      (c) Suspense Fund Shares: Cash dividends on shares of Company Stock held within a Suspense Fund shall be applied to pay principal and interest on the corresponding Share Purchase Loan.

      All cash dividends applied under this Section to pay principal and interest on a Share Purchase Loan shall be so applied annually together with the Employer and Top-Heavy Contributions for the Plan Year. All cash dividends applied under this Section to acquire Company Stock shall be so applied at such time as the Trustee may determine.

7.4 Appointment of Trustee.

      All contributions to the Plan shall be committed in trust to the Trustees. The Trustees shall be appointed from time to time by the Board by appropriate instrument, with such powers in the Trustees as to investment, reinvestment control and disbursement of the funds as the Board shall approve and as shall be in accordance with the plan. The Board may remove any Trustee at any time, upon reasonable notice, and upon such removal or upon the resignation of any Trustee, the Board shall designate a successor Trustee.

                                   ARTICLE 8

                              TRUST SUSPENSE FUNDS

8.1 Suspense Funds.

      The portion of the Stock Fund reflecting shares of Company Stock which were acquired with the proceeds of a Share Purchase Loan and which have not been allocated to Participants' Stock Accounts shall be identified as a Suspense Fund, which holds such Company Stock pending their release and allocation to the Participants' Stock Accounts under the terms and conditions of this Article. A separate Suspense Fund shall be maintained to reflect Company Stock acquired with the proceeds of each separate Share Purchase Loan.

8.2 Release from Suspense Funds.

      Shares of Company Stock shall be released from a Suspense Fund only once with respect to each Plan Year and upon release shall be allocated among the Participants' Stock Accounts under Section 8.3.

      The number of shares of Company Stock released from a Suspense Fund with respect to each Plan Year shall equal the number of shares of Company Stock held in the Suspense Fund immediately before the release multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the corresponding Share Purchase Loan for the Plan Year, and the denominator of which is the sum of (i) the numerator, and (ii) the amount of principal and interest that will be paid on the corresponding Share Purchase Loan in all future Plan Years (determined without regard to any possible renewal or extension of the Share Purchase Loan). For this purpose, if a variable interest rate applies under a Share Purchase Loan, the interest that will be paid on the Share Purchase Loan in future Plan Years shall be computed by using the interest rate in effect at the end of the then current Plan Year.

      Notwithstanding anything contained herein to the contrary, the number of shares of Company Stock released from a Suspense Fund with respect to each Plan Year may be determined solely with reference to principal payments if the following three (3) conditions are satisfied: (i) the Share Purchase Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid than level payments over ten (10) years; (ii) the Share Purchase Loan term does not exceed the ten (10) years; and (iii) the portion of each Share Purchase Loan payment which is disregarded as interest does not exceed the amount of the payment that would be treated as interest under standard loan amortization tables.

8.3      Allocation of Released Shares.

     Shares of Company Stock released from a Suspense Fund for the Plan Year shall be allocated among the Participants' Stock Accounts as follows:

          Allocation Based on Employer/Top-Heavy Contribution: The number of shares of Company Stock released shall be allocated among the Plan Accounts of those Participants who were allocated a portion of the Employer Contribution (or received a Top-Heavy Contribution) for the Plan Year.

          The number of shares of Company Stock allocated to the Plan Account of each such Participant shall equal the number determined by multiplying the total number of shares of Company Stock to be allocated under this Subsection by a fraction, the numerator of which is the dollar amount of the Employer Contribution allocated to the Participant (plus the dollar amount of the Top-Heavy Contribution received by the Participant), and the denominator of which is the dollar amount of the Employer Contribution (plus the aggregate dollar amount of all Top-Heavy Contributions) for the Plan Year.

     For purposes of this Section, the number of shares of Company Stock released as a result of applying any specified amount to pay principal and interest on the Share Purchase Loan shall equal the number determined by multiplying the total number released for the Plan Year by a fraction, the numerator of which is the specified amount so applied, and the denominator of which is the total amount applied to pay principal and interest on the Share Purchase Loan for the year.

8.4      Fair Market Value.

     For purposes of the Plan, the "fair market value" of a share of Stock means, for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System
     ("NASDAQ"), the last transaction price per share as quoted by National Market System of NASDAQ, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the closing bid price as reported by the NASDAQ, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of Stock on such exchange as of the close of such trading day or (iv) the market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors in the event neither (i), (ii) or (iii) above shall be applicable. If fair market value is to be determined as of a day when the securities markets are not open, the fair market value on that day shall be the fair market value on the preceding day when the markets were open.


                                   ARTICLE 9

                                    VESTING

      A Participant (or in case of death, his Beneficiary) shall have a fully vested and nonforfeitable interest in his entire Plan Account balance at all times.


                                   ARTICLE 10

                           INVESTMENT DIVERSIFICATION

10.1 Eligibility

      A Participant shall be eligible for the diversification election available under this Article if he has attained age fifty-five (55) and completed ten (10) years of participation in the Plan.

10.2 Diversification.

      A Participant who is eligible under Section 10.1, shall be permitted, for each Plan Year within his diversification election period (as defined below), to diversify his Stock Account the following portion of such accounts in accordance with Section 10.4:

      (a) For the first five (5) Plan Years within his diversification election period, any whole number of shares of Company Stock up to twenty-five percent (25%) of the number of shares of Company Stock credited to his Stock Account as of the last day of the Plan Year, less the number of shares of Company Stock previously diversified under this Section.

      (b) For the final Plan Year within his diversification election period, any whole number of shares of Company Stock up to fifty percent (50%) of the number of shares of Company Stock credited to his Stock Account as of the last day of the Plan Year, less the number of shares of Company Stock previously diversified under this Section.

      For purposes of this Section, the "diversification election period" is the six (6) Plan Year period that begins with the Plan Year in which the Participant satisfies the eligibility requirements of Section 10.1.

10.3 Election Procedures.

      To diversify his Stock Account, a Participant must file a diversification election with the Committee not later than ninety (90) days after the end of the Plan Year on a form provided by the Committee for this purpose. If a Participant fails to file a timely election, the Participant shall be deemed to have elected not to diversify any portion of his Stock Account for such year.

10.4 Distribution of Company Stock.

      If a Participant files a timely diversification election, the Committee shall direct the Trustee to distribute the number of shares of Company Stock properly specified by the Participant. Such distribution shall be made as soon as practicable, but not later than ninety (90) days, after the close of the election period specified in Section 10.3.


                                   ARTICLE 11

                              PAYMENT OF ACCOUNTS

11.1 Benefit Payments - In General.

      A Participant (or in case of death, his Beneficiary) shall be paid his Distributable Benefit under the terms and conditions of this Article after his employment with the Employer has terminated. To the extent that an option is available with respect to the time or form of payment, a Participant (or Beneficiary) may select any such option by filing a written selection with the Committee on such form and in accordance with such rules as shall be prescribed by the Committee for this purpose.

      Anything contained herein to the contrary, if the benefit payable to a Participant is greater than $3,500 and the date of distribution is prior to the Participant's Mandatory Benefit Distribution Date, the Participant must consent to the distribution. In the event the Participant does not consent to such distribution prior to his Mandatory Benefit Distribution Date, distribution shall be made to such Participant and without his consent on the earlier of (i) a date within ninety (90) days after the end of the Plan Year which ends on or after the date such Participant consents in writing to the Committee to such distribution, or (ii) his Mandatory Benefit Distribution Date. For purposes of this Section 11.1, "Mandatory Benefit Distribution Date" means the date the Participant attains age sixty-five (65).

11.2 Benefits Paid Upon Normal Retirement.

      A Participant who retires from service with the Employer on or after his Normal Retirement Date shall have a nonforfeitable interest in his Plan Account and, subject to Section 11.1, shall be entitled to receive a distribution of his Plan Account as soon as practicable following the end of the Plan Year coincident with or next following his date of retirement.

11.3 Benefits Paid Upon Disability.

      A Participant who retires from the service of the Employer on account of his Disability shall have a nonforfeitable interest in his Plan Account and, subject to Section 11.1, shall be entitled to receive a distribution of his Plan Account as soon as practicable following the end of the Plan Year coincident with or next following the determination of his Disability.

11.4 Benefits Paid Upon Death.

      Upon the death of a Participant while in active employment with the Employer, or upon such Participant's death after the date Participant's service terminates on account of his Disability or retirement and prior to the date distribution of his benefit commences, the Participant shall have a nonforfeitable interest in his Plan Account and his Beneficiary shall be entitled to receive a distribution of the Plan Account as soon as practicable following the end of the Plan Year coincident with or next following his date of death.

11.5 Benefits Paid Upon Termination.

      A Participant whose employment with the Employer terminates prior to his Normal Retirement Date for reasons other than death or Disability, shall be entitled to receive a distribution of the vested balance of his Plan Account. Such distribution shall be based on Years of Vesting Service as of the date of termination and, subject to Section 11.1, shall be paid as soon as practicable following the end of the Plan Year coincident with or next following his date of termination.

11.6 Method of Distribution.

      A Participant (or in the case of death, his Beneficiary) shall be paid the vested portion of his Plan Account in a single lump-sum.

      A Participant shall accrue earnings (or losses) on the Plan Account until the date of distribution.

11.7  Payment of Small Amounts.

      Any contrary provision of this Article notwithstanding, if a Participant's Distributable Benefit does not exceed $3,500 (and the balance of his Plan Account has not exceeded $3,500 immediately prior to any distribution), a single-sum payment of the full amount of his Distributable Benefit shall be made to the Participant (or in case of death, his Beneficiary) thirty
      (30) days after the date on which his employment with the Employer terminates, or as soon as practicable thereafter, and the Participant shall not be permitted to elect any option otherwise available under this Article.

11.8  Medium of Payment.

      All payments under this Article shall be in the form of cash and, to the extent that the Participant's Plan Account consists of Company Stock, whole shares; provided that, (i) a Participant or Beneficiary who would otherwise receive Company Stock may instead elect to have such Company Stock converted to cash and the proceeds thereof distributed, and (ii) a Participant or Beneficiary who would otherwise receive cash may instead elect to have such cash converted to Company Stock (whole shares only) and distributed. Any fractional interest in Company Stock shall be converted to cash and distributed. A conversion of Company Stock to cash under this Section shall be made in accordance with Section 14.2.

      Notwithstanding the foregoing, if the Company's charter or bylaws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, the distribution of a Participant's Plan Account shall be made pursuant to this Section without granting the Participant the right to demand distribution in shares of Company Stock.

11.9 Required Distributions.

      Any contrary provision of this Section notwithstanding, payments shall be made with respect to each Participant under the following rules:

     (a) A minimum payment shall be made to a Participant for the calendar year in which he attains age 70-1/2 and each subsequent calendar year. The minimum payment for the calendar year in which he attains age 70-1/2 shall be made by the Participant's Required Beginning Date, and the minimum payment for each subsequent calendar year shall be made by the December 31 of such year.

      (b) If a Participant dies before his Required Beginning Date, a minimum payment will be made to each designated Beneficiary for each calendar year beginning with the following:

           (i) If the Participant's spouse is the Beneficiary, the later of the calendar year that follows the year of the Participant's death, or the calendar year in which the participant would have attained age 70-1/2.

           (ii) If the Participant's spouse is not the Beneficiary, the calendar year that follows the year of the Participant's death.

      The minimum payment for each calendar year will be made by the December 31 of such year.

      (c) If a Participant dies before his Required Beginning Date, full payment of all amounts due to a Beneficiary who is not a designated Beneficiary shall be made not later than the December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Participant's death.

      (d) If a Participant dies on or after his Required Beginning Date, all payments to a Beneficiary after the Participant's death shall be made at least as rapidly as the payments made to the Participant before his death.

      All payments  required  under this Section shall be determined  under Code section 401(a)(9), including the minimum distribution incidental benefit requirements thereunder.

      For purposes of this section, "Required Beginning Date" means, except as provided by law, the April 1 of the calendar year after the calendar year in which the Participant attains age 70-1/2.

11.10 Earnings on Plan Accounts.

      If a Participant's employment with the Employer terminates and he does not elect to receive immediate payment of his Distributable Benefit, the Participant's Plan Account shall continue to be credited to reflect investment return and dividends in accordance with Sections 6.6 and 6.7.

11.11 Life Expectancies.

      When necessary under this Article, the life expectancy of a Participant or his Beneficiary shall be determined by the use of "the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Life expectancies shall not be recalculated annually for any purpose under this Article."


                                   ARTICLE 12

                                 BENEFICIARIES

12.1. Designated Beneficiaries.

      A Participant may designate one or more persons to whom his Distributable Benefit shall be paid if he dies before he receives complete payment of such benefit; provided that, the sole designated Beneficiary of a Participant who is lawfully married shall be his spouse unless his spouse properly consents to the designation of an additional or another person or persons as Beneficiary.

      A Beneficiary designation must be made on a form provided by the Committee for this purpose. It shall be effective on the date the designation form actually is received by the

      Committee, shall revoke all prior designations made by the Participant, and itself may be revoked by the Participant at any time.

      A Beneficiary designation form received by the Committee after a Participant's death shall be null and void, and during a Participant's life, a Beneficiary designation form may be filed only by the Participant.

12.2 Spousal Consent Requirements.

      The spouse of a Participant who designates a person or persons other than such spouse as a Beneficiary must consent in writing to the specific person or persons designated. The written consent must acknowledge the effect of the designation, and must be witnessed by a member of the Committee or a notary public. The designation of a Beneficiary cannot be changed without spousal consent to the new designation unless the prior consent of the spouse expressly permits future designations by the Participant without further spousal consent.

12.3 Absence of Designated Beneficiary.

      If no designated Beneficiary survives the Participant, then his estate shall be his Beneficiary for purposes of this Plan.

                                   ARTICLE 13

                               PARTICIPANT LOANS

      No loans from the Trust Fund to a Participant are permitted under the Plan.

                                   ARTICLE 14

                           RELATING TO COMPANY STOCK

14.1 Investment in Company Stock; ESOP.

      The Employer Contribution made to the Trust Fund shall be invested by the Trustee to provide Participants with whole and fractional interests in shares of Company Stock, subject to minimum fractional interests established by the Trustee from time to time. For any period in which such contributions are not invested in Company Stock they shall, at the discretion of the Trustee, be held within the Trust in cash or invested in savings accounts, certificates of deposit, high-grade short-term securities, equity stocks, bonds or other investments. Subject to applicable law, the Trustee may acquire Company Stock on the open market, through private purchases, purchases from the Company (including purchases of treasury shares or authorized but unissued shares), or otherwise.

      The portion of the Plan and Trust Fund which is invested in Company Stock and is attributable to Employer Contribution is intended to satisfy all requirements of Code section 4975(e)(7) and therefore constitutes an employee stock ownership plan, as defined herein.

14.2 Conversion to Cash.

      If it is necessary to convert Company Stock held within the Stock Fund to cash to provide for a distribution to a Participant or Beneficiary, or for any other reason required under the Plan, the following shall apply:

      (a) The Trustee shall purchase such shares with the cash amounts (if any) then reflected in the Participant's Stock Accounts; provided that, if a Share Purchase Loan is outstanding, such cash amounts shall be so applied only if so directed by the Committee.

      (b) To the extent that Company Stock cannot be purchased under (a), the Trustee shall sell such shares on the open market, or to any other employee benefit plan or program maintained by the Employer, or to the Company; provided that, any sales to any such employee benefit plan or program or to the Company must satisfy the prohibited transaction exemption requirements set forth in ERISA section 408(e).

14.3 Voting of Company Stock.

      The Company shall use its reasonable best efforts to cause to be delivered to each Participant (or in case of death, his Beneficiary) such notices and informational statements as are furnished to the Company's stockholders with respect to the exercise of voting rights on Company Stock, together with forms by which the Participant (or Beneficiary) may confidentially instruct the Trustee with respect to the voting of Company Stock allocated to his Account. The Trustee shall vote Company Stock held within the Trust as follows:

      (a) The Trustee shall vote shares of Company Stock credited to a Participant's Stock Account with respect to which the Trustee has received timely direction, as directed by the Participant (or Beneficiary) (or abstain if so directed).

      (b) The Trustee shall vote (i) all Company Stock not credited to any Participant's Stock Account, and (ii) all Company Stock credited to a Participant's Stock Account with respect to which the Trustee has not received timely direction, in the same proportion as the Company Stock specified in (a).

      All voting directions received by the Trustee shall be held in confidence by the Trustee and shall not be divulged or released to any person, including an Employee or any officer or director of any corporation that makes up the Employer, except to the extent that Such Employee, officer or director is also a Trustee.

14.4 Tender of Company Stock.

      Any contrary provision of the Plan notwithstanding, if there is a tender or exchange offer for, or a request or invitation for the tender or exchange of, Company Stock, the Trustee promptly shall furnish to each Participant (or in case of death, his Beneficiary) a notice of such offer, request, or invitation, and shall request direction from the Participant (or Beneficiary) as to the tender or exchange of Company Stock allocated to the Participant's Stock Accounts. The Trustee shall tender or exchange, or retain, Company Stock held within the Trust as follows:

      (a) The Trustee shall tender or exchange, or retain, Company Stock credited to a Participant's Stock Accounts with respect to which the Trustee has received timely direction, as directed by the Participant (or Beneficiary).

      (b) The Trustee shall retain Company Stock credited to a Participant's Stock Accounts with respect to which the Trustee has not received timely direction.

      (c) The Trustee shall tender or exchange, or retain, Company Stock not credited to any Participant's Stock Accounts, in the same proportion as the Company Stock specified in (a) and (b) is tendered or exchanged, or retained.

      All tender or exchange directions received by the Trustee shall be held in confidence by the Trustee and shall not be divulged or released to any person, including an Employee or any officer or director of any corporation that makes up the Employer, except to the extent that such Employee, officer or director is also a Trustee.

14.5 Non-Publicly Traded Shares.

      For any period during which Company Stock is not readily tradable on an established securities market, the following provisions shall apply:

      (a) Put Option: When shares of Company Stock are distributed to a Participant (or in case of death, his Beneficiary), the Company shall grant the recipient an option to put the shares to the Company; provided that, the Company may allow the Trustee to assume the Company's rights and obligations at the time the put is exercised. A put option shall provide that, for a period of sixty (60) days after such shares are distributed, the recipient shall have the right to require the Company to purchase such shares at their fair market value. If the put is not exercised within such sixty (60) day period, the put shall be available for an additional period of sixty (60) days beginning with the first day of the Plan Year following the year of the distribution. A put option can be exercised by notifying the Company in writing.

      The terms of payment for the purchase of shares of Company Stock subject to a put shall be as set forth in the put, subject to the following:

           (i) In the case of Company Stock distributed as part of a total distribution (as defined below), payment shall be made in substantially equal periodic payments (not less frequently than annually over a period that begins not later than thirty (30) days after the put is exercised, and that does not exceed five
                (5) years. If payment is made in installments, adequate security and a reasonable rate of interest shall be provided to the recipient.

           (ii) In the case of Company Stock that is not distributed as part of a total distribution, payment shall be made within thirty (30) days after the put is exercised.

      For  purposes  of  this  subsection,   a  "total   distribution"  means  a
      distribution within one (1) calendar year of the balance to the credit of the Participant's Plan Account.

      Except as otherwise provided in this subsection, or as otherwise required by applicable law, no Company Stock held within or distributed from the Trust shall be subject to a put, call, or other option, or buy-sell or similar arrangement.

      (b) Distribution of Company Stock: Any contrary provision of Article 11 notwithstanding, unless a Participant elects that the special distribution provisions of this Section 14.5(b) not apply, the portion of his Distributable Benefit attributable to Company Stock credited to his Stock Account shall be distributed as follows:

           (i) Such portion shall be paid in substantially equal periodic payments (not less frequently than annually) over a period not longer than five (5) years, or, if the value of such accounts exceeds $500,000 (or such greater amount as may be in effect under Code section 409(o)(1)(C)), five (5) years plus one (1) additional year (but not more than five (5) additional years) for each $100,000 (or such greater amount as may be in effect under Code section 409(o)(1)(C)) or fraction thereof by which the value of such accounts exceeds $500,000 (or such greater amount as may be in effect under Code section 409(o)(1)(C)).

           (ii) Except as provided below, payments under (i) shall commence not later than one (1) year after the end of the following:

              (A) In the case of a Participant whose employment with the Employer terminates after his Normal Retirement Age, or at any age by reason of death or Disability, the Plan Year in which his employment terminates.

              (B) In the case of a Participant whose employment with the Employer terminates under circumstances not described in (A), the fifth (5th) Plan Year following the year in which his employment terminates, provided that, this Subsection shall not apply if the Participant is reemployed with the Employer before the end of such fifth (5th) Plan Year.

                  Commencement prior to the date on which a Participant attains Normal Retirement Age shall be subject to the Participant's consent, and, if a Participant does not consent, commencement shall occur soon as practicable after the Participant's Normal Retirement Age.

                  Distributions of Company Stock otherwise required under this Section shall not include any Company Stock acquired with the proceeds of a Share Purchase Loan until the close of the Plan Year in which the loan is repaid in full, except where no other securities are available for such distribution.

      (c) Distribution Limitation: Any contrary provision of Article 11 notwithstanding, if Company Stock is subject to a put option under
           (a), any Company Stock is acquired with the proceeds of a Share Purchase Loan which are held within the Trust Fund and credited to a Participant's Stock Accounts shall not be distributed until such Share Purchase Loan is fully repaid.

      (d) Right of First Refusal: Shares of Company Stock distributed by the Trustee shall be subject to a "right of first refusal. " The right of first refusal shall provide that, prior to any subsequent transfer, such Company Stock must first be offered in writing to the Company, and then, if refused by the Company, to the Trust, at the then fair market value. The Company and the Committee (on behalf of the Trust) shall have a total of fourteen (14) days (from the date the Company receives the offer) to exercise the right of first refusal on the same terms offered by a prospective buyer. A Participant (or beneficiary) entitled to a distribution of Company Stock may be required to execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate for such stock.

      For purposes of this Section, whether Company Stock is "readily tradable on an established securities market" shall be determined in accordance with regulations or interpretations adopted by the Internal Revenue Service under Code section 409(h).

14.6 Restriction of Stock Certificates.

      Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as a Company may reasonably require in order to assure compliance with applicable Federal and State securities law and with the provisions of this paragraph. Except as otherwise provided in Section 14.5, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option or buy-sell similar arrangement. The provisions of Section 14.5 shall continue to be applicable to shares of such Company Stock, even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

14.7 Share Acquisition Loan.

      The Committee may direct the Trustee to incur a Share Purchase Loan from time to time to finance the acquisition of Company Stock (Financed Shares) for the Trust or to repay a prior Share Purchase Loan. An installment obligation incurred in connection with the purchase of Company Stock shall constitute a Share Purchase Loan. A Share Purchase Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. A Share Purchase Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other collateral permitted under the Treasury Regulations promulgated under Code section 4975 including contributions that are made under the Plan to meet its obligations under the Share Purchase Loan. No other Trust asset may be pledged as collateral for a Share Purchase Loan, and no lender shall have recourse against any other such Trust assets. Any pledge of Financed Shares must provide for the release of shares so pledged on pro-rata basis as principal and interest on the Share Purchase Loan are repaid by the Trustee and such Financed Shares are allocated to Participants' Company Stock Accounts. Repayments of principal and interest on any Share Purchase Loan shall be made by the Trustee (as directed by the Committee) only from Company contributions paid in cash to enable the Trustee to repay such Loan, from earnings attributable to such Company Contributions and from cash dividends received by the Trust. Should the Company Contributions, earnings attributable to such Company Contributions and cash dividends received by the Trust on Financed Shares be insufficient to meet the obligations created by the Share Purchase Loan, then the Trustee shall so advise the Committee. The Committee may recommend certain actions including but not limited to, refinancing the original loan, amendment of the original loan agreement, or the entering into of an additional Share Purchase Loan to repay a prior Share Purchase Loan.

                                   ARTICLE 15

                          FORMER EMPLOYEES/PARTICIPANTS

15.1 Participation.

      If an individual's employment with the Employer terminates, and later he is reemployed with the Employer, he shall become (or again become) an Active Participant after his reemployment in accordance with the following rules:

      (a) If he was not an Active Participant prior to his termination of employment, he shall become an Active Participant on the first entry date specified in Section 3.2 that coincides with or next follows the date on which he satisfies the eligibility conditions of Section 3.1.

      (b) If he was an Active Participant prior to his termination of employment, he again shall become an Active Participant on the first date on which he again satisfies the eligibility conditions of
           Section 3.1.

      If an Active Participant becomes a Former Participant by reason of his failure to satisfy the eligibility conditions of Section 3. 1, but his employment with the Employer has not terminated, he again shall become an Active Participant on the date on which he again satisfies the eligibility conditions of Section 3.1.

15.2 Cessation of Distributions.

      Subject to Section 11.9, any distributions from the Trust Fund which have not been made to a Former Participant shall be cancelled as of the date he again becomes an Active Participant.


                                   ARTICLE 16

                           AMENDMENT AND TERMINATION

16.1 Amendment.

      The Company reserves the right to amend the Plan from time to time subject to the following limitations:

      (a) No amendment shall substantively change the duties and liabilities of the Committee unless the Committee consents to the amendment;

      (b) No amendment shall result in the return to the Employer of any part of the Trust or the income therefrom, or result in the distribution of the Trust to or for the benefit of anyone other than a Participant or Beneficiary;

      (c) No amendment shall reduce the amount or the nonforfeitable portion of a Participant's Plan Account balance as determined as of the later of the effective date or the adoption date of the amendment; and

      (d) No amendment shall eliminate an optional form of distribution with respect to a Participant's existing Plan Account balance as determined as of the later of the effective date or the adoption date of the amendment except as permitted under Code section 411(d)(6).

      If the Plan is amended such that Company Stock is not the main investment, then, the proceeds of a Share Purchase Loan will be used within a reasonable time after receipt by the Plan either to acquire Company Stock or to repay the loan or a prior Share Purchase Loan. Even if it ceases as an ESOP, any Company Stock acquired with the proceeds of a Share Purchase Loan will be subject to a put option if it is not publicly traded when distributed, or if subject to a trading limitation when distributed. The put option must be exercisable at least during a 15-month period which begins on the date the security subject to the put option is distributed by the Plan. The price at which the put option will be exercisable will be the value of the security as of the date of exercise or as of the most recent Valuation Date. If the transaction takes place between the Plan and a disqualified person, value will be determined as of the date of the transaction.

16.2 Termination.

      Although each Adopting Employer intends to maintain the Plan indefinitely, the Plan is entirely voluntary on the part of each Adopting Employer and the continuation of the Plan and the contributions hereunder should not be construed as a contractual obligation of any Adopting Employer. Accordingly, the Company reserves the right to terminate the Plan in its entirety and to suspend or discontinue (in whole or in part) all contributions to the Trust under the Plan, and each Adopting Employer reserves the right to withdraw from participation.

      The Plan shall terminate in its entirety on any date specified by the Company if advance written notice is given to the Committee, the Trustee, and each Adopting Employer.

16.3 Vesting on Termination.

      If the Plan terminates or if contributions made by the Employer are completely discontinued under the Plan, the Plan Account balance of all Active Participants and all Former Participants shall remain fully vested and nonforfeitable. If a partial termination (within the meaning of Code section 411(d)(3)) of the Plan occurs as to any group of

      Participants, the Plan Account balance of such Participants shall remain fully vested and nonforfeitable.

16.4 Termination Distributions.

      If the Plan terminates, the Committee shall direct a final accounting and distribution of all amounts then held in the Trust to the Participants or Beneficiaries. A distribution shall be made to each Participant or Beneficiary of the Plan Account balance payable to each such person in a single-sum payment. Such distribution shall be made as soon as practicable after the Company receives a favorable determination from the Internal Revenue Service as to the qualified status of the Plan under Code section 401(a) upon its termination, but not later than one (1) year after the Plan terminates.


                                   ARTICLE 17

                       MERGERS, TRANSFERS, AND ROLLOVERS

17.1 Plan Merger, Consolidation or Benefit Transfer.

      This Plan shall not merge or consolidate with any other qualified plan, nor shall assets or liabilities be transferred to any other qualified plan, unless each Participant would (if the other Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit that he would have received immediately before the merger, consolidation, or transfer (if this Plan then terminated).

      This Plan shall not merge or consolidate with any defined benefit pension plan.

17.2 Transfers Between Plans.

      A Participant who is eligible to receive a distribution from this Plan may direct the Trustee to transfer a specified amount equal to all or any portion of his distribution which would otherwise be includible in the Participant's taxable income to the trustee of another eligible retirement plan. For purposes of distributions made pursuant to Section 8.1, "eligible retirement plan" shall mean:

      (a)  an individual retirement account described in Code Section 408(a), or

      (b) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), or

      (c) a qualified trust described in Code Section 401(a) and exempt from tax under Code Section 501(a); provided, such trust is a defined contribution plan the terms of which permit the acceptance of rollover distributions, or

      (d)  an annuity plan described in Code Section 403(a).

      For  purposes  of  distributions   made  to  the  surviving  spouse  of  a
      Participant pursuant to Section 8.2, "eligible retirement plan" shall mean only items (i) and (ii) described above.

      The Participant shall provide such direction to the Trustee in writing on a form provided by the Committee and shall clearly specify on such form the eligible retirement plan to which such distribution shall be transferred. The Committee may rely on the information provided by the Participant and shall not be subject to penalties or liability due to such reliance. The Committee shall provide a written explanation of this distribution option to the Participant in accordance with rules prescribed by the Internal Revenue Service.

17.3 Rollover Contributions.

      The  Trustee  shall not  accept  any  amounts  distributed  from any other
      qualified  plan  or  conduit   individual   retirement   account  for  any
      Participant.


                                   ARTICLE 18

                              PLAN ADMINISTRATION

18.1 Administrative Committee.

      The plan shall be administered by a committee of at least two (2) members appointed by the Board for this purpose. Each member of such committee is a "named fiduciary" within the meaning of Section 402(e) of the ERISA with respect to the administration of the Plan.

18.2 Committee Powers.

      The Committee shall have such powers as are not specifically reserved to the Company, the Trustee or the Participants which are appropriate to administer the Plan, including, but not limited to, the following, all of which powers shall be exercised in the absolute discretion of the
      Committee:

      (a) To determine all questions arising under the Plan, including the power to determine the rights or eligibility of Employees or Participants and their Beneficiaries, and the amount of any benefits due such persons under the Plan;

      (b) To construe the terms of the Plan and to remedy ambiguities, inconsistencies or omissions;

      (c) To adopt such rules of procedure as it considers appropriate for the proper administration of the Plan and are consistent with the Plan;

      (d) To enforce the Plan provisions and the rules of procedure which it adopts;

      (e) To direct payments or distributions from the Trust Fund under the provisions of the Plan;

      (f) To furnish the Employer with such information relating to the Plan as may be required by it for tax or other purposes;

      (g) To employ agents, attorneys, accountants, actuaries or other persons, and to allocate or delegate to them such powers, rights and duties as it considers appropriate for the proper administration of the Plan;

      (h) To initiate such amendments to the Plan as may be in substance authorized by the Board of Directors of the Company;

      (i) To make equitable adjustments for any mistakes or errors made in the administration of the Plan;

      (j) To request an audit of the Trust Fund to be made at reasonable times (but at least annually) by a certified public accountant, subject to the approval of the Company.

      The Committee shall have such further powers and duties as may be elsewhere specified in the Plan or trust agreement between the Company and the Trustee, and shall have total discretion in the exercise of the powers granted hereunder.

18.3 Benefit Payments.

      The Committee shall determine the manner in which the funds of the Plan shall be disbursed in accordance with the Plan and provisions of the Trust Agreement, including the form of voucher or warrant to be used in making distributions and the qualifications of persons authorized to approve and sign the same and any other matters incident to the disbursements of such funds.

18.4 Committee Officers.

      The Committee shall appoint a Chairman from among its members, and shall select a Secretary who may be, but need not be, a member of the Committee.

18.5 Committee Actions.

      The Committee shall act by a majority of its members, subject to the following:

      (a) The Committee may delegate authority to a specific member(s) of the Committee to carry out such duties as the Committee may assign;

      (b) A member of the Committee may by writing delegate any or all his rights, powers, duties and discretions to any other member of the Committee, with the consent of the latter;

      (c) The Committee may retain counsel, employ agents, and provide for such clerical and accounting services as it may require to administer the Plan; and

      (d) When there is an even division of opinion among the members of the Committee as to a matter, the Board shall decide the matter.

      A majority of the members of the Committee at the time in once shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting, but not less than two, or in writing by all the members at the time in office, if they act without a meeting.

18.6 Committee Member Who Is Participant.

      If a member of the Committee is a Participant, he may not decide any matter relating to his participation or Plan Account or how his Plan Account or any portion thereof is to be paid to him that he would not have the right to decide were he not a member of the Committee, and he shall not receive any compensation for his services in the administration of the Plan.

18.7 Resignation or Removal.

      A member of the Committee may resign at any time by giving advance, written notice to the Board and to the Secretary of the Committee. The Company may remove a member of the Committee with or without cause by giving advance written notice to such member and each other member of the Committee.

      A member of the Committee who is an Employee shall cease to be a member of the Committee as of the date his employment with the Employer terminates for any reason unless the Board acts to continue him as a member.

18.8 Information Required from Employer.

      The Employer shall furnish the Committee with such data and information as the Committee deems appropriate to administer the Plan. The records of the Employer as to an Employee's period(s) of employment and Compensation shall be conclusive on all persons unless determined by the Committee to be clearly incorrect.

18.9 Information Required from Employees.

      Each person entitled to benefits under the Plan must furnish the Committee from time to time in writing such person's post office address, each change of post office address, and such other data and information as the Committee deems appropriate to administer the Plan. Any communication, statement or notice addressed to any person at the last post office address filed with the Committee shall be binding upon such person for all purposes of the Plan.

18.10 Uniform Rules and Administration.

      The   Committee   shall   administer   the  Plan  on  a   reasonable   and
      nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.


                                   ARTICLE 19

                                CLAIMS PROCEDURE

19.1 Written Claim for Benefits.

      A Participant, Beneficiary or any other person who believes that he is entitled to, but has been improperly denied, a distribution or benefit under the Plan may file a claim for such distribution or benefit with the Committee. Such claim must be filed on such form and with such documentation as the Committee shall prescribe.

19.2 Initial Review of Claim.

      The Committee shall consider all properly filed claims for distribution or benefit and shall notify the claimant in writing within sixty (60) days of receipt of the claim as to whether the claim is allowed or denied. If the Committee denies a claim, the written notice informing the claimant of the denial shall include the following:

      (a) The specific reason(s) for the denial of the claim;

      (b) The pertinent Plan provision(s) on which the denial is based;

      (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

      (d) An explanation of the claim review procedure available to the claimant.

      The Committee may deny a claim in whole or in part and shall notify the claimant of the extent of denial.

19.3 Claim Review Procedure.

      A claimant who receives notice that his claim for distribution or benefit is denied in whole or in part may, within sixty (60) days after the receipt of the notice, apply to the Committee for a review of the decision. Such application must be made on a form provided by the Committee for this purpose.

      A claimant who files a claim for review with the Committee shall have the following rights:

      (a) Upon reasonable notice to the Committee, the claimant may examine documents in the possession of the Committee that are pertinent to the decision under review; and

      (b) The claimant may submit written comments and issues to the Committee relating to the decision under review.

      The Committee shall notify the claimant in writing within sixty (60) days of the later of the receipt of the application for review or the receipt of written comments and issues from the claimant as to whether the claim is allowed or denied. If the application is denied, the written notice informing the claimant of the denial shall include the information specified in Section 19.2.

19.4 Review Decisions Final.

      A decision by the Committee on an application for review shall be final and binding on all parties.



                                   ARTICLE 20

                               GENERAL PROVISIONS

20.1 Prohibited Inurement.

      The principal or income of the Trust Fund shall not be paid or revert to the Employer or be used for any purpose other than the exclusive benefit of the Participants and Beneficiaries and the payment of the reasonable and necessary expenses of the Trust Fund.

      This Section shall not prohibit the return, upon demand of the Employer, of a contribution made by the Employer to the Trust Fund if:

      (a) The contribution is made as a result of a mistake of fact and the return is within one year of the payment of the contribution; or

      (b) The deduction for the contribution is disallowed under Code section 404 and the return (to the extent that a deduction is disallowed) is within one year of the disallowance; or

      (c) The Plan receives an adverse determination with respect to its initial qualification and the return is within one year after such determination.

      Any contribution returned to the Employer under this Section shall be reduced by any portion of such contribution that previously was distributed and by any losses of the Trust Fund allocable to such contribution.

      In no event shall the return of any contribution cause any Participant's Plan Account balance to be less than the amount of such balance had the contribution not been made.

20.2 Special Valuation Dates.

      The Committee may designate a special valuation date to avoid prejudice either to Active Participants or to a Former Participant whose employment with the Employer has terminated. Such special Valuation Date shall be treated as a regular Valuation Date only for purposes of Section 6.6.

20.3 No Employment Rights

      The Plan is not a contract of employment, and participation in the Plan shall not confer upon any Employee the right to be retained in the employ of the Employer.

20.4 Interests Not Transferable.

      Subject to Code section 401(a)(13)(B), and except as may be required by application of the withholding provisions of the Code or of any state's tax laws, no benefit or interest under the Plan shall be subject to assignment or alienation, either voluntary or involuntary.

20.5 Absence of Guarantee.

      Benefits under the Plan shall be paid only out of the Trust Fund and the Employer has no legal obligation or liability to make any direct payment of benefits due under the Plan. Neither the Committee nor the Employer in any way guarantees the Trust Fund from loss or depreciation, nor in any way guarantees any payment to any person except as may be required under law.

20.6 Actions by Employer.

      Any action taken by any corporation that makes up the Employer with respect to the Plan shall be by resolution of its Board of Directors or by a person or persons authorized by resolution of its Board of Directors to take such action.

20.7 Expenses.

      All costs of Plan administration shall be paid either by the Company or by the Trustee out of Trust Fund assets and if paid from Trust Fund assets, shall be allocated among all Plan Accounts in an equitable manner determined by the Committee.

20.8 Facility of Payment.

      If any person entitled to receive any benefit payment under the Plan is, in the sole judgment of the Committee, under a legal disability or is incapacitated in such a way as to be unable to handle his financial affairs, the Committee may cause all payments due to such person to be made for the benefit of such person to any other person designated by the Committee. Any such payment shall operate as a complete discharge to the Employer, the Committee, and the Trustee.

20.9 Missing Participants.

      The Committee need not search for or locate any Participant or Beneficiary. If the Committee notifies a Participant or Beneficiary that he is entitled to a benefit, and such person fails to file a claim for benefit or otherwise make his whereabouts known to the Committee within a reasonable period of time after the notification, the payment to which he is entitled shall be disposed of in an equitable manner as permitted by law. Notification by the Committee mailed to the last post office address filed with the Committee shall be sufficient notice of benefit entitlement for this purpose.

20.10 Applicable Law.

      The Plan shall be governed by the internal laws of the state of Massachusetts the extent that federal law does not preempt such laws.

      IN WITNESS WHEREOF, FALMOUTH CO-OPERATIVE BANK has caused this instrument to be executed by its duly authorized officer, this 27th day of March, 1996.

                                       FALMOUTH CO-OPERATIVE BANK

                                       By /s/ Santo P. Pasqualucci
                                          ------------------------------------

                                      Its President___________________________

                                   APPENDIX A

                            SERVICE CREDITING RULES

A.1. Introduction.

      This Appendix applies to determine the Hours of Service of an Employee for purposes of the Plan.

      To the extent that this Appendix does not contain all rules in section 2530.200b-2 of the Code of Federal Regulations that apply for this purpose, such rules are incorporated herein by reference and shall supplement this Appendix.

A.2. Hours of Service.

      An Employee shall be credited with an Hour of Service for each of the following:

      (a) Each hour for which he is paid, or entitled to a payment, by the Employer for a period during which he performs services for the Employer;

      (b) Each hour for which he is paid, or entitled to a payment, by the Employer for a period during which he does not perform services for the Employer (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence; and

      (c) Each hour for which he is awarded back pay or for which the Employer agrees to back pay (irrespective of the mitigation of damages) unless an hour has been credited for the same period under (a) or (b) above.

      Hours credited under (c) shall be credited for the period to which the award or agreement pertains rather than the period in which the award, agreement or payment is made.

A.3. Special Rule for Periods When No Services Rendered.

      In crediting hours to an Employee for a period during which he does not perform services for the Employer, no credit shall be given for the following:

      (a) Hours in excess of 501 on account of any single continuous period during which the Employee does not perform services for the Employer;

      (b) Hours for which the Employee is paid, directly or indirectly, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation, or disability insurance law; and

      (c) For a payment which is solely to reimburse the Employee for medical or medically related expenses.

      An hour shall not be credited for accrued but unused vacation time, if any, for which the Employee is paid upon his termination of employment.

A.4. Special Rule for Maternity/Paternity Absences.

      Solely to determine whether an Employee has a One-Year Break - in-Service, if he is absent from service by reason of a "maternity or paternity absence," he shall be credited with an Hour of Service for each hour he would have worked but for the absence (or for eight (8) hours for each day of the absence if the number of hours he normally worked cannot be determined); provided that no more than 501 Hours of Service shall be credited under this Section.

      Hours of Service credited under this Section shall be credited to the following periods:

      (a) Hours of Service shall be credited to the year in which the Employee's maternity or paternity absence begins if the credit would prevent him from incurring a One-Year Break-in-Service for such year.

      (b) Hours of Service shall be credited to the year following the year in which the Employee's maternity or paternity absence begins in all cases not described in (a).

      For purposes of this Section, a "maternity or paternity absence" is an absence caused by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child, or an absence for purposes of caring for such child for a period immediately following such birth or placement.

                                   APPENDIX B

                              TOP-HEAVY PROVISIONS

B.1.  Introduction.

      This Appendix applies to determine whether the Plan is a Top-Heavy Plan for a Plan Year.

      To the  extent  that  this  Appendix  does not  contain  all rules in Code section 416 (and the regulations thereunder) that apply for this purpose, such rules are incorporated herein by reference and shall supplement this Appendix.

B.2.  Top-Heavy Plan.

      For purposes of Sections 6.4 and 9.4 and this Appendix, the Plan is Top-Heavy for a Plan Year if, as of the determination date, the adjusted accrued benefit of key-employees under all qualified plans within the aggregation group is more than sixty percent (60%) of the adjusted accrued benefit of all non-key employees under all qualified plans within the aggregation group.

B.3.  Key-Employees; Non-Key Employees.

      A "key-employee" is any Employee who at any time during the Plan Year or any of the four (4) preceding Plan Years was:

      (a) An officer of any corporation that makes up the Employer with 415 Compensation of more than $45,000 (or such amount as equals fifty percent (50%) of the amount in effect under Code section 415(b)(1)(A) for such Plan Year); provided that, no more than fifty (50) Employees (or, if lesser, the greater of three (3) Employees or ten percent (10%) of all Employees) shall be treated as officers;

      (b) One of the ten (10) Employees with 415 Compensation of more than $90,000 (or such amount in effect under Code section 415(c)(1)(A) for the Plan Year) who owns the largest interest in the Employer; provided that, an Employee who owns not more than a one-half percent (1/2%) interest in value shall not be counted, and if two (2) Employees have the same interest, the Employee with the greater 415 Compensation for the Plan Year shall be treated as owning a larger interest;

      (c) A five percent (5%) owner of any corporation that makes up the Employer; and

      (d) A one percent (1 %) owner of any corporation that makes up the Employer with 415 Compensation for the Plan Year of more than $150,000.

      A "non-key employee" is any Employee who is not a key-employee.

      For purposes of this Appendix, 415 Compensation means compensation as defined in Code section 415(c)(3).

B.4. Determination Date.

      The "determination date" is the last day of the immediately preceding Plan Year, or for the first Plan Year, the last day of such Plan Year.

B.5. Adjusted Accrued Benefit.

      The "adjusted accrued benefit" of an Employee is the sum of the Employee's adjusted account balance under this Plan plus his adjusted accrued benefit under any other qualified plan within the aggregation group in which the Employee participates or has participated.

      An Employee's "adjusted account balance" under this Plan is his Account balance as of the determination date, adjusted as follows:

      (a) The Employee's Account is increased by the total amount of all distributions made from the Account during the five (5) year period ending on the determination date;

      (b) The Employee's Account is disregarded if he has not performed services for the Employer at any time during the five (5) year period ending on the determination date;

      (c) The Employee's Account is disregarded if he was a key-employee for a prior Plan Year but is not a key-employee for the current Plan Year;

      (d)  The   Employee's   Account   does  not  include  the  amount  of  any
           contribution actually paid to the Trust after the determination date (except with respect to the first Plan Year); and

      (e)  The Employee's Account is increased or decreased by the amount of any
           rollover  or  transfer  in  which  the  Plan  is  the   recipient  or
           distributor as provided in Code section 416(g)(4)(A).

      An Employee's adjusted accrued benefit under each other qualified plan within the aggregation group shall be determined under such plan and Code section 416.

B.6. Aggregation Group.

      The "aggregation group, includes the following qualified plans:

      (a)  Each   qualified  plan  of  the  Employer  in  which  a  key-employee participated in the Plan Year containing the determination date or any of the four (4) preceding Plan Years;

      (b)  Each qualified plan of the Employer which enabled a plan described in
           (a) to satisfy the requirements of Code section 401(a)(4) or 410; and

      (c) At the election of the Employer, any qualified plan of the Employer that is not described in (a) or (b) but that satisfies the requirements of Code sections 401(a)(4) or 410 when considered together with such plans.

      The plans described in (a) and (b) together constitute the "required aggregation group." The plans described in (a), (b) and (c) together constitute the "permissive aggregation group."

B.7. Adjustment to Benefit Limitations.

      If the Plan is Top-Heavy for a Plan Year and, as of the determination date, the adjusted accrued benefit of key-employees under all qualified plans within the aggregation group is more than ninety percent (90%) of the adjusted accrued benefit of all non-key-employees under all qualified plans within the aggregation group then a factor of 1.0 shall be used in the denominator of the defined benefit fraction and defined contribution fraction used to determine the combined plan limit under Code section 415 instead of a factor of 1.25.

                                   APPENDIX C

                    IDENTIFYING HIGHLY COMPENSATED EMPLOYEES

C.1. Introduction.

      This Appendix applies to determine the identity of Highly Compensated Employees for a Plan Year.

      To the  extent  that  this  Appendix  does not  contain  all rules in Code section 414(q) (and the regulations thereunder) that apply for this purpose, such rules are incorporated herein by reference and shall supplement this Appendix.

C.2. Highly Compensated Employee.

      An Employee is a "Highly Compensated Employee" for a Plan Year if he performs services for the Employer during the Plan Year and any of the following conditions is satisfied:

      (a) The Employee is a 5-percent owner of any corporation that makes up the Employer at any time during the prior Plan Year or current Plan Year;

      (b) The Employee received 415 Compensation of more than $50,000 (or such greater amount in effect under Code section 414(q)(1)(C)) for the prior Plan Year and was a member of the group consisting of the top 20-percent of the Employees when ranked by 415 Compensation;

      (c) The Employee received 415 Compensation of more than $75,000 (or such greater amount in effect under Code section 414(q)(1)(B)) for the prior Plan Year;

      (d) The Employee received 415 Compensation of more than $45,000 (or such greater amount as equals 50-percent of the amount in effect under Code section 415(b)(1)(A)) for the prior Plan Year and was an officer of the Employer at any time during such year.

      An Employee also is a Highly Compensated Employee for the current Plan Year if he is one of the top 100 Employees when ranked by Compensation received for the current Plan Year and is described in (b), (c) or (d) when such paragraphs are applied based on the current Plan Year (determined based on the applicable dollar limitations above that are in effect for the current Plan Year).

C.3. Employee Percentages.

      To determine the number of Employees for purposes of C.2(b) and C.5(a), all Employees who perform services for the Employer during a Plan Year shall be counted as Employees except the following:

      (a) An Employee who has not completed six (6) months of service by the end of the Plan Year (including service completed in the immediately preceding Plan Year);

      (b) An Employee who normally works less than seventeen and one-half (17 1/2) hours per week;

      (c) An Employee who normally works less than six (6) months during any Plan Year;

      (d) An Employee who has not attained age twenty-one (21) by the end of the Plan Year.

      The Employer can modify the exclusions under (a), (b), (c) or (d) above by substituting any shorter period of service or lower age than that specified; provided that such modification must be made on a uniform and consistent basis for all employee benefit plans maintained by the Employer.

C.4. Special Rules for Officers.

      To determine whether an Employee is a Highly Compensated Employee by reason of his position as an officer of a corporation that makes up the Employer, the following rules apply:

      (a) No more than fifty (50) Employees (or, if lesser, the greater of three (3) Employees or ten percent (10%) of all Employees) shall be treated as officers; and

      (b) If for any year no officer is described in C.2(d) above, then the highest paid officer shall be treated as a Highly Compensated Employee.

      If the number of  Employees  who are treated as officers is limited  under
      (a) above, then the officers with the greatest 415 Compensation for the year shall be treated as Highly Compensated Employees.

C.5. Tie-Breaking Elections.

      To determine the identity of Highly  Compensated  Employees,  the Employer
      shall  adopt  rounding  and   tie-breaking   rules  that  are  reasonable,
      nondiscriminatory, and uniformly and consistently applied.

3.7 Falmouth Co-operative Bank Employee Stock Ownership Trust, effective as of March 28, 1996.

                           FALMOUTH CO-OPERATIVE BANK

                         EMPLOYEE STOCK OWNERSHIP TRUST

                               TABLE OF CONTENTS

ARTICLE I .................................................................  1
        TRUST; TRUST FUND .................................................  1
        1.1   Name of Trust ...............................................  1
        1.2   Trust Fund ..................................................  2
        1.3   Qualification under Internal Revenue Code ...................  2
        1.4   Entire Understanding ........................................  2
        1.5   Administration of Plan ......................................  2
        1.6   Named Fiduciary .............................................  2

ARTICLE II ................................................................  2
        CONTRIBUTIONS TO  TRUST FUND ......................................  2

ARTICLE III ...............................................................  2
        PAYMENTS FROM TRUST FUND ..........................................  2
        3.1    Instructions from Committee ................................  2
        3.2    Trustee Expenses ...........................................  3
        3.3    Trustee Compensation .......................................  3

ARTICLE IV ................................................................  3
        INVESTMENT OF TRUST FUND ..........................................  3
        4.1    Investment Powers - In General .............................  3
        4.2    Investment of ESOP Contributions ...........................  3
        4.3    Investment of non-ESOP Contributions - Powers of Trustee....  3
        4.4    Investment of non-ESOP Contributions - Powers of Committee..  5
        4.5    Voting of Company Stock ....................................  5
        4.6    Tender of Company Stock ....................................  6

ARTICLE V .................................................................  7
        INVESTMENT MANAGERS ...............................................  7
        5.1    Appointment by Company .....................................  7
        5.2    Relationship to Trustee ....................................  7
        5.3    Fiduciary Responsibility ...................................  8
        5.4    Investment Authority .......................................  8

ARTICLE VI ................................................................  9
        RECORDKEEPING......................................................  9
        6.1     Recordkeeping .............................................  9
        6.2     Fiscal Year ...............................................  9
        6.3     Reports ...................................................  9

ARTICLE VII ...............................................................  9
        AMENDMENT AND TERMINATION .........................................  9
          7.1    Amendment ................................................  9
          7.2    Termination ..............................................  9

ARTICLE VIII .............................................................. 10
        SUCCESSION OF TRUSTEES ............................................ 10
          8.1    Removal by Company ....................................... 10
          8.2    Resignation of Trustee ................................... 10
          8.3    Appointment of Successor Trustee ......................... 10
          8.4    Transfer of Assets to Successor Trustee .................. 10
          8.5    Reorganization of Trustee ................................ 10


ARTICLE IX ................................................................ 10
        GENERAL ADMINISTRATIVE POWERS ..................................... 11
          9.1    Plan Administration  ..................................... 11
          9.2    Reliance upon Committee .................................. 11
          9.3    Reliance upon Company .................................... 11
          9.4    Reliance upon Counsel .................................... 11
          9.5    No Implied Powers or Obligations ......................... 11
          9.6    Parties to Court Proceedings ............................. 11
          9.7    Notices .................................................. 12

ARTICLE X
        MISCELLANEOUS ..................................................... 13
          10.1   Third Parties ............................................ 13
          10.2   Reorganization of Company ................................ 13
          10.3   Prohibition Against Assignment ........................... 13
          10.4   Governing Law ............................................ 14
          10.5   Severability of Provisions ............................... 14
          10.6   Headings ................................................. 14
          10.7   Co-Trustees .............................................. 14
          10.8   Exclusive Benefit Rule ................................... 15
          10.9   Unclaimed Benefits ....................................... 15

                           FALMOUTH CO-OPERATIVE BANK
                         EMPLOYEE STOCK OWNERSHIP TRUST

This agreement ("Agreement") is entered into this 13th day of March, 1996, effective as of March 27, 1996, by and between FALMOUTH CO-OPERATIVE BANK (the "Company"), and John J. Lynch, Jr., Gardner L. Lewis, and Armand Ortins (the "Trustee").

                                    RECITALS

1. The Company maintains the FALMOUTH CO-OPERATIVE BANK Employee Stock Ownership Plan (the "Plan") for the exclusive benefit of its eligible employees and the eligible employees of its affiliated corporations, if any (the "Employer"), which plan is effective December 1, 1992.

2. The Plan is intended to satisfy all requirements of section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

3. A portion of the Plan is designed to invest primarily in common or convertible preferred stock of the Company ("Company Stock"), which portion is intended to satisfy all requirements of Code section 4975(e)(7) and therefore constitute an employee stock ownership plan ("ESOP").

4. The Plan provides for a trustee to receive and hold contributions made under the Plan in trust, which trust is intended to be tax-exempt under Code sections 401(a) and 501(a).

                         NOW, THEREFORE, IT IS AGREED:

                                   ARTICLE I

                               TRUST; TRUST FUND

     1.1 NAME OF TRUST. The Company hereby establishes with the Trustee a trust to carry out the purposes of the Plan, which trust shall be known as the "FALMOUTH CO-OPERATIVE BANK Employee Stock Ownership Trust" (the "Trust").

     1.2 TRUST FUND. The "Trust Fund" as of any date means all property then held in trust under this Agreement.

     1.3 QUALIFICATION UNDER INTERNAL REVENUE CODE. Unless otherwise advised to the contrary, the Trustee shall assume that the Trust is entitled to tax exemption under Code section 501(a) as part of an employee benefit plan which is qualified under Code section 401(a).

     1.4 ENTIRE UNDERSTANDING. The rights, powers, titles, duties, discretions, and immunities of the Trustee shall be governed solely by this Agreement, the Plan, and applicable law.

     1.5 ADMINISTRATION OF PLAN. The Plan shall be administered by a committee appointed by the Company (the "Committee"), which shall have such authority and responsibility as is provided in the Plan and this Agreement.

     1.6 NAMED FIDUCIARY. The Trustee shall be a "named fiduciary" within the meaning of Section 402(e) of ERISA with respect to the investment, management, custody, and control of the Trust Fund, except to the extent that the Company has appointed an investment manager pursuant to Article V, and except to the extent that the Committee directs the Trustee with respect to the investment of Trust Fund assets pursuant to Section 4.4, or a participant (or beneficiary) directs the Trustee with respect to the voting or tendering of Company stock pursuant to Sections 4.5 or 4.6.

                                   ARTICLE II

                          CONTRIBUTIONS TO TRUST FUND

     The Trustee shall receive and hold contributions made under the Plan by the Employer and participants, together with the income and increments thereon, in trust for the exclusive benefit of participants and their beneficiaries, and without distinction between principal and income. The Trustee shall not be required nor have any duty to take any action to collect or enforce payment of any contribution under the Plan required to be made by the Employer or a participant.

                                  ARTICLE III

                            PAYMENTS FROM TRUST FUND

     3.1 INSTRUCTIONS FROM COMMITTEE. The Trustee shall make such distributions and payments from the Trust Fund to such persons, in such manner, at such times, and in such amounts, as the Committee from time to time shall direct. The Trustee shall not be responsible for ascertaining whether any distribution or payment directed by the Committee complies with the terms of the Plan, or see to its application, and, accordingly, shall be fully protected in making payments in accordance with such directions.

     3.2 TRUSTEE EXPENSES. The expenses incurred by the Trustee in the performance of its duties under this Agreement, including (but not limited to) reasonable fees for legal, accounting, administrative, or actuarial services rendered to the Trustee, and expenses incident thereto, shall be paid by the Employer or out of the Trust Fund. All proper charges upon or in respect of the Trust Fund, including (but not limited to) real and personal property taxes, income taxes, transfer taxes, and other taxes of any kind, levied or assessed under current or future law shall be paid by the Trustee out of the Trust Fund.

     3.3  TRUSTEE  COMPENSATION.   The  Employer  shall  pay  the  Trustee  such
compensation as may be agreed upon in writing from time to time between the Company and the Trustee.

                                   ARTICLE IV

                            INVESTMENT OF TRUST FUND

     4.1 INVESTMENT POWERS - IN GENERAL. Except as otherwise provided in this Agreement, the Trustee shall have exclusive authority and discretion to hold, manage, care for, and protect the Trust Fund.

     4.2 INVESTMENT OF ESOP CONTRIBUTIONS. The purpose of that portion of the Plan that is an ESOP is to invest primarily in and hold Company Stock, and, accordingly, the Trustee shall invest and reinvest contributions made under the ESOP portion of the Plan in Company Stock, subject to minimum fractional interests established by the Trustee from time to time, and (subject to the Code and ERISA) is authorized to borrow from any lender (including a "party-in-interest" as defined in ERISA section 3(14)) to finance the acquisition of Company Stock. For any period in which contributions under the ESOP portion of the Plan are not invested in Company Stock, they shall, at the discretion of the Trustee, be held within the Trust Fund in cash or invested in short-term investments pursuant to Section 4.3. Subject to applicable law, the Trustee may acquire Company Stock on the open market, through private purchases, purchases from the Company (including purchases of treasury shares or authorized by unissued shares), or otherwise.

     4.3 INVESTMENT OF NON-ESOP CONTRIBUTIONS - POWERS OF TRUSTEE. Except for any portion of the Trust Fund which has been invested at the direction of the Committee (or a participant or beneficiary) pursuant to Section 4.4, or at the direction of an investment manager pursuant to Article V, the Trustee shall have the following rights, powers, and duties with respect to the investment of contributions made under the non-ESOP portion of the Plan, in addition to those provided elsewhere in this Agreement, the Plan, or by law:

(a) To retain, without liability for depreciation or loss, any and all stocks, bonds, notes, or other securities, including those issued by the Employer, and those issued by a foreign corporation, or any variety of real or personal property, including that which it may receive as a contribution from the Employer.

(b) To sell, lease, pledge, mortgage, transfer, exchange, convert, or otherwise dispose of, or grant options with respect to, any and all property at any time that forms part of the Trust Fund, in such manner, at such time or times, for such purposes, for such prices, and upon such terms and conditions as it may decide. Any sale may be made by private contract or by public auction and no person who deals with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

(c) To borrow money for any purpose connected with the protection, preservation, or improvement of any assets of the Trust Fund, whenever, in its judgment, it appears advisable and, as security, to mortgage or pledge any real estate or personal property of the Trust Fund, upon such terms and conditions as it may deem advisable.

(d) Subject to Section 4.5, to vote, in person or by general or limited proxy, any shares of stock or other securities held by it; to consent, directly or through an agent, to the reorganization, consolidation, merger, dissolution, or liquidation of any corporation in which the Trustee may have any interest, or to the sale, pledge, lease, or mortgage of any property by or to any such corporation; and to make any payments and to take any steps which it may deem necessary or proper to enable it to obtain the benefit of any such transaction.

(e) To acquire, dispose of, or exercise all options, rights, and privileges to convert stocks, bonds, notes, mortgages, or other property into other stocks, bonds, mortgages, or other property; to subscribe for addition or other stocks, bonds, notes, mortgages, or other property; to make such conversions and subscriptions and to make payments therefor; and to hold such stocks, bonds, notes, mortgages, or other property so acquired as investments of the Trust Fund.

(f) To keep any of the securities or other property belonging to the Trust Fund registered or recorded in the name of the Trust Fund or in the name of the Trustee as nominee, without disclosing said Trust Fund.

(g) To pay, compromise, compound, adjust, submit to arbitration, settle, or release any claims or demands of the Trust as it may deem advisable, including the acceptance of deeds of real property in satisfaction of bonds and mortgages, and to make any payments in connection therewith which it may deem advisable.

(h) To reduce the interest rate at any time and from time to time on any note or mortgage constituting a portion of the Trust Fund and to extend or renew notes and mortgages upon or after maturity, with or without reference to the value of the mortgage security at the time of such extension or renewal.

(i)  To  employ  agents,   attorneys,  and  other  persons  whose  services  may
     reasonably be required in connection with the administration of the Trust Fund from time to time, and to pay reasonable compensation therefore.

(j) To deposit in its banking department any or all cash held in the Trust Fund; provided that, if this power is exercised, its banking department shall not be obligated to pay to the Trust Fund or to any beneficiary thereof, any interest, earnings, or profit whatsoever accruing to or deriving to it from such money on deposit with it, except for such rate of interest as under its current practices it may be obligated to pay upon demand deposit of individuals.

(k) To execute and deliver any and all instruments in writing which it may deem advisable to carry out any of the foregoing powers. No party to any such instrument in writing, signed by the Trustee, shall be obliged to inquire into its validity or be bound to see to the application of any money or other property paid or delivered to the Trustee pursuant to the terms of such instrument.

     Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not acquire or dispose of any asset or engage in any transaction if such acquisition, disposition, or transaction would cause a tax to be imposed upon any person under Code section 4975.

     4.4 INVESTMENT OF NON-ESOP CONTRIBUTIONS - POWERS OF COMMITTEE. The Committee may direct the Trustee as to the investment of any or all assets of the Trust Fund, or may direct the Trustee to maintain or make available within the Trust Fund a diversified group of at least two (2) investment funds in which the assets of the Trust Fund may be invested at the direction of participants or beneficiaries. An "investment fund" may be any common or collective trust fund or pooled investment fund maintained by the Trustee or an affiliate of the Trustee. All directions of the Committee, or a participant or beneficiary, to the Trustee in this regard shall be in writing, and the Trustee shall be under no duty to question any such direction or to review any securities or other property in connection with such direction. The Trustee shall not be liable or responsible in any way for any losses or unfavorable results that arise from its compliance with such directions.

     4.5 VOTING OF COMPANY STOCK. The Company shall use its reasonable best efforts to cause to be delivered to each participant (or in case of death, his beneficiary) such notices and informational statements as are furnished to the Company's stockholders with respect to the exercise of voting rights on Company Stock, together with a form by which the participant (or beneficiary) may confidentially instruct the Trustee with respect to the voting of Company Stock allocated to his account under the Plan. The Trustee shall vote Company Stock held within the Trust Fund as follows:

     (a) The Trustee shall vote Company Stock credited to a participant's account under the Plan with respect to which the Trustee has received timely direction, as directed by the participant (or beneficiary) (or abstain if so directed).

     (b) The Trustee shall vote (i) all Company Stock not credited to any participant's account under the Plan, and (ii) all Company Stock credited to a participant's account under the Plan with respect to which the Trustee has not received timely direction, in the same proportion as the Company Stock specified in (a) (disregarding any shares specified in (a) with respect to which the Trustee has received a direction to abstain).

     All voting direction received by the Trustee shall be held in confidence by the Trustee and shall not be divulged or released to any person, including an employee or any officer or director of the Company.

     4.6 TENDER OF COMPANY STOCK. If there is a tender or exchange offer for, or a request or invitation for the tender or exchange of, Company Stock, the Trustee promptly shall furnish to each participant (or in case of death, his beneficiary) a notice of such offer, request, or invitation, and shall request direction from the participant (or beneficiary) as to the tender or exchange of Company Stock allocated to the participant's account under the Plan. The Trustee shall tender or exchange, or retain, Company Stock held within the Trust as follows:

     (a) The Trustee shall tender or exchange, or retain, Company Stock credited to a participant's account under the Plan with respect to which the Trustee has received timely direction, as directed by the participant (or beneficiary).

     (b) The Trustee shall retain Company Stock credited to a participant's account under the Plan which respect to which the Trustee has not received timely direction.

     (c) The Trustee shall tender or exchange, or retain, Company Stock not credited to any participant's account under the Plan, in the same proportion as the Company Stock specified in (a) and (b) are tendered or exchanged, or retained.

     All tender or exchange directions received by the Trustee shall be held in confidence by the Trustee and shall not be divulged or released to any person, including an employee or any officer or director of the Company.

                                    ARTICLE V

                               INVESTMENT MANAGERS

     5.1 APPOINTMENT BY COMPANY. The Company may transfer to one or more "investment managers" (as defined below) the authority and responsibility to direct the investment and management, and/or to have custody and control, of all or part of the Trust Fund by advance written notice to the Trustee. Any such notice shall include the name and a specimen signature of each such investment manager. Any such transfer of the Trustee's authority to an investment manager may be revoked in whole or in part by the Company by delivery to the investment manager and to the Trustee of reasonable advance written notice to that effect, whereupon such authority shall be restored to the Trustee unless a successor investment manager is appointed by the Company. For purposes of this Agreement, an "investment manager" is a fiduciary that has fully complied with the provisions of section 3(38) of ERISA and has provided the Trustee with a written acknowledgment that it has done so and that it is a fiduciary with respect to the Trust Fund.

     5.2 RELATIONSHIP TO TRUSTEE. During such period of time as an investment manager is authorized to direct the investment and management of all or part of the Trust Fund which remains in the custody of the Trustee, the following shall apply:

     (a) NO LIABILITY FOR LOSSES. The Trustee shall not be liable or in any way responsible for any losses or other unfavorable results arising from the Trustee's compliance with investment or management directions received by the Trustee from the investment manager.

     (b) COMMUNICATIONS TO TRUSTEE. All directions concerning investments made by an investment manager shall be signed by such person or persons, acting on behalf of the investment manager, as may be duly authorized in writing; provided that, the transmission to the Trustee of such directions by photostatic teletransmission with duplicate or facsimile signature or signatures shall be considered a delivery in writing of the aforesaid directions until the Trustee is notified in writing that the use of such devices with duplicate or facsimile signatures is no longer authorized.

     (c) COMPLIANCE WITH INSTRUCTIONS. The Trustee shall comply with any written directions given by an investment manager as promptly as possible, and shall be entitled to presume that any directions so given are fully authorized.

     (d) ABSENCE OF INSTRUCTIONS. The Trustee shall not be liable for its failure to invest any or all of the Trust Fund in the absence of written directions from the investment manager.

     (e) RIGHTS WITH RESPECT TO SECURITIES. The Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription, or other right relating to any securities purchases, of which notice was given prior to the purchase of such securities, unless the Trustee is informed of the existence of the right and is instructed to exercise such right, in writing, by the investment manager, within a reasonable time prior to the expiration of such right.

     (f) COMMON TRUST FUND OF INVESTMENT MANAGERS. The investment manager is, permitted to instruct the Trustee to invest that portion of the Trust Fund subject to the investment manager's control in any common or collective trust fund or pooled investment fund maintained by the investment manager or any affiliate of the investment manager. The investment manager also may transfer, and temporarily hold for less than two (2) days, assets under his control. The Company and investment manager shall hold the Trustee harmless with respect to any group trust investment directed by the investment manager.

     5.3 FIDUCIARY RESPONSIBILITY. The Company intends by this Article to allocate to an investment manager all fiduciary responsibility with respect to the assets of the Trust Fund that are invested, managed, and controlled by, and under the custody of the investment manager. Unless the Trustee, by action or failure to act, participates in or undertakes to conceal an act or omission of an investment manager, the Trustee shall incur no liability for any loss of any kind which may result solely (i) by reason of any action taken by it in accordance with any direction of such investment manager, or (ii) by reason of any act or omission of an investment manager, and, except where the Trustee has failed fully to perform and discharge all of its duties and obligations under this Agreement, the Company shall indemnify and hold harmless the Trustee for any legal liability judicially imposed by a court of competent jurisdiction on the Trustee solely as a result of complying with the instructions of an investment manager appointed by the Company or solely as a result of any act or omission of the investment manager. The Trustee shall not be deemed to be a party to or to have any obligations under any agreement with any investment manager, except as otherwise provided for herein. On receipt of directions from an investment manager, the trustee promptly shall make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out such directions. The Trustee shall not be deemed to have participated in any act or omission of the investment manager solely by reason of acting or failing to act in accordance with the direction of the investment manager.

     5.4 INVESTMENT AUTHORITY. An investment manager shall have the investment powers and duties otherwise granted to or imposed upon the Trustee, except as otherwise limited by agreement or by investment objectives provided by the Company or Committee.

                                   ARTICLE VI

                                  RECORDKEEPING

     6.1 RECORDKEEPING. The Trustee shall keep accurate and detailed accounts of all its, investments, receipts, disbursements, and other transactions involving the Trust Fund, and all accounts, books, and records relating thereto shall be open to inspection and audit by any person designated by the Company at all reasonable times during business hours.

     6.2 FISCAL YEAR. The fiscal year of the Trust shall be the twelve month period beginning October 1 and ending the following September 30.

     6.3 REPORTS. Within seventy-five (75) days following the close of each fiscal year of the Trust, and as soon as practicable, but not later than sixty
(60) days, after the removal or resignation of the Trustee, the Trustee shall file with the Company a written report that sets forth all investments, receipts, disbursements, and other transactions effected by it during such fiscal year, or portion thereof. Such report shall contain a description of all investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or received being shown separately), and showing the investments held at the end of the period for which the report is submitted. Neither the Company, nor any participant in the Plan, nor any other person shall have the right to demand or be entitled to any further or different accounting by the Trustee. The foregoing provisions, however, shall not preclude the Trustee from having its accounts judicially settled if it so desires.


                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

     7.1 AMENDMENT. The Company shall have the right at any time and from time to time to amend this Agreement, in whole or in part, on a prospective or retroactive basis; provided that, no amendment shall be effective if it causes any part of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of employees and their beneficiaries, and no amendment shall be effective without the Trustee's consent if it materially changes the rights, duties, and responsibilities of the Trustee. An amendment shall become effective upon the date therein so stated.

     7.2 TERMINATION. If the Plan is terminated, this Agreement nevertheless shall continue in effect until all assets have been distributed from the Trust Fund, at which time the Trust and this Agreement shall terminate. The Committee shall notify the Trustee of the termination of the Plan, and the Trustee shall dispose of Trust Fund assets in accordance with the directions of the Committee, subject to the receipt of such determination from the Internal Revenue Service as to the qualified status of the Plan and Trust under Code sections 401(a) and 501(a) as may reasonably be required by the Trustee.

                                  ARTICLE VIII

                             SUCCESSION OF TRUSTEES

     8.1 REMOVAL BY COMPANY. The Company may remove the Trustee at any time upon written notice to the Trustee. Such removal shall be effective immediately upon the Trustee's receipt of such notice or at such later date as the parties may agree.

     8.2 RESIGNATION OF TRUSTEE. The Trustee may resign as trustee at any time upon written notice to the Company. Such resignation shall be effective as of the date the Company appoints a successor trustee; provided that, if no successor trustee is appointed within sixty (60) days after the Company's receipt of the Trustee's notice of resignation, the Trustee may apply to a court of competent jurisdiction for appointment of a successor trustee and such resignation shall be effective as of the date the court appoints a successor trustee.

     8.3 APPOINTMENT OF SUCCESSOR TRUSTEE. To appoint a successor trustee, the Company shall deliver to the Trustee and to the successor trustee an instrument, executed by the Company, appointing such successor trustee, and deliver to the Trustee a written acceptance executed by the successor trustee so appointed. Unless and until superseded by a subsequent trust agreement, all of the provisions of this Agreement shall apply to any successor trustee with the same force and effect as if such successor trustee originally had been named herein as the Trustee.

     8.4 TRANSFER OF ASSETS TO SUCCESSOR TRUSTEE. Upon the appointment of a successor trustee, the Trustee shall, without requiring any release or agreement from any party other than the Company, render a final accounting in writing to the Company and transfer and deliver the assets of the Trust Fund to such successor trustee after reserving such reasonable amount as it shall deem necessary to provide for any fees, expenses, or taxes then chargeable against the Trust Fund. The receipt of assets by a successor trustee and the approval of the Company to the final accounting of the Trustee shall be a full and complete acquittal and discharge of the Trustee except as otherwise provided under ERISA. A successor trustee shall have no liability whatsoever for the acts or omissions of the Trustee. If the Company fails to object to such accounting by delivery to the Trustee within one hundred and twenty (120) days from the date of receipt by the Company of such final accounting, such accounting shall be deemed to be approved by the Company.

     8.5 REORGANIZATION OF TRUSTEE. If, at any time, the Trustee merges or consolidates with another entity, or sells or transfers substantially all of its assets and business to another entity, the entity resulting from such merger or consolidation, or the entity into which it is converted, or to which such sale or transfer is made, shall thereupon become and be the Trustee under this Agreement, with the same effect as though originally so named.

                                   ARTICLE IX

                          GENERAL ADMINISTRATIVE POWERS

     9.1 PLAN ADMINISTRATION. The Plan shall be administered by the Committee, the individual members of which have been duly appointed under the Plan. The Committee shall have all administrative authority and responsibility with respect to the Plan as is provided in the Plan, and the Trustee shall have no obligations with respect to the administration.

     9.2 RELIANCE UPON COMMITTEE. The Trustee shall be fully protected in relying upon any instruction, direction, or approval of the Committee furnished to the Trustee if such instruction, direction, or approval is (i) signed by a majority of the members of the Committee, or (ii) signed by one or more of its members as may be authorized by the Committee in accordance with the Plan to execute such instructions, directions, or approvals. The Trustee may rely upon a certification by any Company officer as to the identity of the members of the Committee until advised to the contrary. The Company agrees to indemnify and hold the Trustee harmless against any liabilities it may incur in acting in accordance with any such written instruction, direction, or approval delivered by the Committee.

     9.3 RELIANCE UPON COMPANY. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper signed on behalf of the Company, provided that the Trustee reasonably believes that such instrument, certificate, or paper is genuine and signed by the proper person. The Trustee shall be under no duty to make any investigation or inquiry as to any statement of fact contained in such writing, but may accept the same as conclusive evidence of the truth and accuracy thereof, including any statement that any amendment or modification of this Agreement under the provisions of Article VII complies with the requirements and restrictions set forth therein. The Company agrees to indemnify and hold the Trustee harmless against any liabilities it may incur in acting in accordance with any such written instructions delivered by the Company.

     9.4 RELIANCE UPON COUNSEL. The Trustee may consult with counsel, who may or may not be counsel for the Company, in respect of any of its duties or obligations hereunder and shall be fully protected in acting or refraining from acting in accordance with the written advice of such counsel.

     9.5 NO IMPLIED POWERS OR OBLIGATIONS. Nothing shall be deemed to impose any powers, duties, or responsibilities on the Trustee other than those expressly set forth in the Plan, this Agreement, or under ERISA.

     9.6 PARTIES TO COURT PROCEEDINGS. Except as otherwise required by ERISA, only the Company, the Committee, and the Trustee shall be necessary parties to any court proceeding involving the Trustee or the Trust, and no employee, former employee, or beneficiary shall be entitled to any notice or process. Any final judgment entered in any such proceeding shall be conclusive upon the Company, the Committee, the Trustee, employees, former employees, and beneficiaries of employees or former employees.

     9.7 NOTICES. All notices, orders, authorizations, directions, or other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or mailed to the following address, marked for attention as indicated, or such other address or marked for such other attention as may from time to time be furnished in writing to the other party to this Agreement by any such addressee:



If to the Company or Committee:

    FALMOUTH CO-OPERATIVE BANK
    20 Davis Straits
    Falmouth, MA 02541

    Attention: President

If to the Trustee:

-----------------
-----------------
-----------------

Attention:


                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 THIRD PARTIES. No person dealing with the Trustee shall be obligated to see to the application of any money paid or property delivered to the Trustee; nor shall any such person be required to take cognizance of the provisions of this Agreement or the Plan, or to question the authority of the Trustee to do any act as respects the Trust or the authority of the Trustee to receive any money becoming due and payable, nor be obligated to inquire as to whether the Trustee has secured the direction, consent, or approval of the Company, the Committee or of any participant or beneficiary to any proposed action. In general, each person dealing with the Trustee may act upon any advice, request, or representation in writing by the Trustee or the Trustee's duly authorized agent and shall not be liable to any person in so doing.

     10.2 REORGANIZATION OF COMPANY. If the Company consolidates or merges with or into any other corporation, or sells substantially all of its property, the successor corporation formed and resulting from any such consolidation, merger, or purchase of assets automatically shall become a party to this Agreement.

     10.3 PROHIBITION AGAINST ASSIGNMENT. Except as may be required or permitted under ERISA and the Code, no interest in any payments under the Trust Fund shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge shall be void. Neither shall the Trust nor the Trustee be in any manner liable for or subject to any debts, contracts, liabilities, engagements, or torts of any person entitled to any payment or distribution from the Trust Fund.

     10.4 GOVERNING LAW. This Agreement shall be governed by the internal laws of the state of Massachusetts to the extent that federal law does not preempt such laws.

     10.5 SEVERABILITY OF PROVISIONS. If any provision of this Agreement is held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, but shall be fully severable, and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     10.6 HEADINGS. All headings in this Agreement are included solely for ease of reference and do not bear on the interpretation of the text.

     10.7 CO-TRUSTEES. With the consent of the Trustee, the Company may appoint one or more co-trustees. During any period of time when two or more persons (whether individuals, corporations, or otherwise) make up the Trustee, the following provisions shall apply:

     (a) JOINT MANAGEMENT. Except as otherwise provided in this Agreement, (i) each such person shall use reasonable care to prevent a co-trustee from committing a breach, and (ii) each such person shall jointly manage and control the assets of the Trust Fund; provided that, this provision shall not preclude any agreement (and the co-trustees are hereby authorized to agree in a written document executed by all co-trustees) to allocate specific responsibilities, obligations, or duties among themselves, in which case a co-trustee to whom certain responsibilities, obligations, or duties have not been allocated shall not be liable by reason of this provision, either individually or as a trustee, for any loss resulting to the Trust Fund arising from acts or omission on the part of another co-trustee to whom such responsibilities, obligation, or duties have been allocated.

     (b) FIDUCIARY STATUS. Nothing in this Section shall limit any liability that any fiduciary may have under ERISA.

     (c) MAJORITY ACTION. The Trustee shall act by a majority of such persons at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting.

     (d) SIGNATURES. Persons serving as co-trustees may unanimously designate any one or more co-trustee(s) to execute any instrument or document on behalf of all, including but not limited to the signing or endorsement of any check and the signing of any application or insurance contract, and the action of such designated co-trustee shall have the same force and effect as if taken by all the co-trustees. In the event of such authorization, all the co-trustees shall in writing notify the Committee, the Company, and any insurer, and such parties shall be entitled to rely upon such notification until one or more co-trustees gives written notification to the contrary.

     10.8 EXCLUSIVE BENEFIT RULE. The assets of the Trust Fund shall never inure to the benefit of the Company and shall be held for the exclusive purpose of providing benefits under the Plan and defraying reasonable expenses of administration. The Company shall not be entitled to receive or recover any part of its contributions to the Trust or the earnings thereon except as follows:

     (a) CONTRIBUTIONS CONDITIONED ON DEDUCTIBILITY. All Company contributions to the Trust Fund are conditioned upon deductibility under Code section 404, unless otherwise expressly stated by the Company. Accordingly, if and to the extent that such a deduction is disallowed within the meaning of section 403(c)(2) of ERISA, the contribution in question shall be repaid to the Company upon demand (but subject to paragraph (c) below and only to the extent disallowed) within one (1) year after such disallowance. If the Company contribution for any taxable year exceeds the amount deductible for the taxable year under the Code, but is not repaid pursuant to the foregoing sentence, the portion not so deductible shall in like amount reduce the contribution required in respect of the subsequent taxable year during which the disallowance or other determination of nondeductibility is made and, to the extent not thereby consumed, any subsequent taxable year or years.

     (b) CONTRIBUTIONS MADE BY MISTAKE. If and to the extent that a contribution to the Trust Fund is made as a result of a good faith mistake of facts or circumstances, the same shall be repaid to the Company upon demand of the Committee (but subject to paragraph (c) below and only to the extent of such mistake) within one (1) year after the contribution was made.

     (c)  REPAYMENTS.  Any repayment of a contribution  under  paragraphs (a) or
          (b), above, shall be subject to the condition that (i) such repayment shall not include any earnings attributable to that portion of the contribution that qualifies for repayment under paragraph (a) or (b) above, unless the repayment is being made to avoid a detrimental tax effect under Code section 401(k), 401(m), or 402(g), (ii) there shall be deducted from the amount of such repayment any losses attributable to that portion of the contribution which qualifies for repayment under paragraph (a) or (b) above, and (iii) in no event shall such repayment result in any participant's account being reduced to a balance which is less than the balance which would have been in his account had the amount contributed not been contributed, and the amount of the repayment shall be adjusted accordingly.

     10.9 UNCLAIMED BENEFITS. If any benefit is unclaimed for a period of seven years following termination of the Plan, it shall escheat in accordance with applicable law to the extent permissible under ERISA.

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be duly executed as of the day and year first above written.

FALMOUTH CO-OPERATIVE BANK



By   /s/ Santo P. Pasqualucci                          /s/ Armand Ortins
     ------------------------                          -----------------
     Its President                                     Trustee



                                                       /s/ John J. Lynch, Jr.
                                                       ----------------------
                                                       Trustee


                                                       /s/ Gardner L. Lewis
                                                       --------------------
                                                       Trustee

     6 Annual Report to Stockholders for the Year Ended September 30, 1996.

                                    FALMOUTH
                               CO-OPERATIVE BANK
                                 Chartered 1925



                                 ANNUAL REPORT

                                      1996

                                TABLE OF CONTENTS

Bank Profile........................................................... 1

President's Message.................................................... 2

Financial Highlights................................................... 3

Management's  Discussion and Analysis of Financial Condition and
Results of Operations.................................................. 5

Market for the Bank's Common Stock....................................  9

Independent Auditors' Reports......................................... 10

Balance Sheets........................................................ 12

Statements of Income.................................................. 13

Statements of Changes in Stockholders' Equity......................... 14

Statements of Cash Flows.............................................. 15

Notes to Financial Statements......................................... 17

Directors and Corporate Information.................... Inside Back Cover








     This Annual Report to Stockholders contains certain forward looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Bank that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include: changes in general, economic and market conditions, or the development of an adverse interest rate environment that adversely effects the interest rate spread or other income anticipated from the Bank's operations and investments.

                                  BANK PROFILE

     Falmouth Co-operative Bank (The "Bank"), a Massachusetts-chartered stock co-operative bank, had total assets of $90.5 million as of September 30, 1996. The Bank's office is located in Falmouth, Massachusetts, where it was originally founded in 1925 as a Massachusetts chartered mutual co-operative Bank. The Bank's deposits are currently insured up to applicable limits by the Bank Insurance Fund of the Federal Deposit Insurance Corporation and the Share Insurance Fund of the Co-operative Central Bank of Massachusetts.

     The Bank, which is currently in its first year as a publicly-owned entity, converted to stock form on March 28, 1996, and issued 1,454,750 shares of common stock at $10.00 per share. The Bank considers its primary market area to be the communities of Falmouth and Mashpee in Barnstable County, Massachusetts. In February, 1997, the Bank expects to open a new branch located in East Falmouth, Massachusetts.

     The Bank's business strategy is to operate as a well-capitalized, profitable and independent community bank dedicated to financing home ownership and consumer and small business needs in its market area and to provide quality service to its customers. The Bank has implemented this strategy by: (i) closely monitoring the needs of customers and providing quality service; (ii) emphasizing consumer-oriented banking by originating residential mortgage loans and consumer loans, and by offering checking accounts and other financial services and products; (iii) focusing on expanding the volume of the Bank's existing lending activities to produce moderate increases in loan originations;
(iv) maintaining high asset quality through conservative underwriting standards;
(v) maintaining capital in excess of regulatory requirements; and (vi) producing stable earnings.

                               PRESIDENT'S MESSAGE

     It is with great pleasure that I submit to you Falmouth Co-operative Bank's first annual report to stockholders as a publicly-owned stock company in the 70-year history of the Bank. The Bank converted from mutual to stock form on March 28, 1996 and issued 1,454,750 shares of common stock at that time.

     Net income for the fiscal year ended September 30, 1996 was $570,000 as compared to $439,000 for the prior year. The $131,000 increase in net income was primarily the result of a $760,000 increase in interest income, particularly interest on loans, partially offset by an increase of $346,000 in interest expense and a $95,000 increase in other expenses.

     The Bank's loan portfolio balance was $40.2 million at September 30, 1996. Net loans increased by $7.7 million, or 23.8 %, as compared to the prior year. Loan growth was indicative of the Bank's success in gathering an increased market share of loan originations while maintaining quality loan standards. Only one residential real estate loan for $78,000 and three personal loans totaling $17,000 were two payments or more overdue. There were no loans in the real estate owned account on September 30, 1996. We are pleased with these results and believe that they reflect favorably on our strategy to moderately expand the loan portfolio with a balance of residential and commercial loans.

     As of this writing, completion of the first branch office of the Falmouth Co-operative Bank in East Falmouth is near. Renovations of an existing building are nearly complete and we expect the branch to be open for business by February 1997. In connection with the new branch office, we will provide our current ATM card customers with the added convenience of ATM machines at the main office and the branch location by February 1997.

     We are pleased with the performance of the Bank during the past fiscal year and remain confident that the financial performance of the Bank and stockholder value will continue to be enhanced as our strategic initiatives gain momentum during the coming year.

                                   Sincerely,


                                   /s/ Santo P. Pasqualucci
                                   Santo P. Pasqualucci
                                   President and Chief Executive Officer

                              FINANCIAL HIGHLIGHTS

     The selected consolidated financial and other data of the Bank set forth below is derived in part from and should be read in conjunction with the Financial Statements of the Bank and Notes thereto. No cash dividends were declared or paid during the year ended September 30, 1996. As a result, dividends per share information is not presented.

                                                 At September 30,             At April 30,
                                    --------------------------------------  ---------------
                                      1996       1995     1994       1993   1993(1)    1992
                                      ----       ----     ----       ----   ------     ----
                                                       (Dollars in thousands)

Selected Financial Condition Data:
Total amount of:
Assets ...........................   $90,516   $73,679   $74,666   $75,144   $74,202   $72,826
Loans, net .......................    40,237    32,503    27,584    28,956    29,406    32,380
Investment Securities(2): ........    45,553    35,576    38,992    35,326    34,574    30,343
Deposits .........................    66,439    65,061    66,696    67,571    66,321    66,623
Stockholders' equity/Net worth(3).    21,914     8,435     7,847     7,196     6,774     6,108

                                                                                                    Year Ended
                                                          Year Ended September 30,                   April 30,
                                                  --------------------------------------------  ------------------------
                                                   1996          1995        1994      1993(1)   1993(1)      1992
                                                   ----          ----        ----      ----      ----         ----
                                                     (Dollars in thousands, except per share data)
SELECTED OPERATING DATA:
Interest and dividend income ..............   $    5,576      $ 4,815      $ 4,629   $ 5,207       $ 5,466      $ 6,122
Interest expense on deposits and
 borrowings ...............................        2,833        2,487        2,137     2,455         2,750        3,911
                                              ----------      -------      -------  --------    ----------      -------
Net interest income .......................        2,743        2,328        2,492     2,752         2,716        2,211
Provision for possible loan losses.........           51         --              9      --             178          156
                                              ----------      -------      -------  --------    ----------      -------
Net interest income after provision
 for possible loan losses .................        2,692        2,328        2,483     2,752         2,538        2,055
                                              ----------      -------      -------  --------    ----------      -------
Other income:
   Gain (loss) on sales of
   investment securities, net .............            2           16           16        48            --          (24)
   Other ..................................          123           99          214       140           134          133
                                              ----------      -------      -------  --------    ----------      -------
       Total other income .................          125          115          230       188           134          109
                                              ----------      -------      -------  --------    ----------      -------
Operating  expenses .......................        1,888        1,793        1,615     1,652         1,541        1,475
                                              ----------      -------      -------  --------    ----------      -------
Income  before  income taxes ..............          929          650        1,098     1,288         1,131          689
Income  taxes .............................          359          211          447       470           465          275
                                              ----------      -------      -------  --------    ----------      -------
Income  before cumulative effect
  of change in accounting .................          570          439          651       818           666          414
  principle
Cumulative effect of change in ............           --           --           --       106            --           --
                                              ----------      -------      -------  --------    ----------      -------
  accounting principles ...................   $      570       $  439       $  651   $   924       $   666      $   414
                                              ==========      =======      =======  ========    ==========      =======
Net income
Net income per common share (4) ...........          .32           --         --          --            --           --
Weighted average number of
  common shares outstanding(5) ............    1,454,750           --         --          --            --           --

----------
(1) During 1993, the Bank changed its fiscal year end from April 30 to September 30, Throughout this Annual Report, information for the year ended September 30. 1993 represents a twelve-month audited period.

(2) Effective October 1, 1994. the Bank adopted Statement of Financial Accounting Standards No. 115 which requires the classification of the Bank's investment securities as "trading securities," "held-to-maturity" or "available-for-sale."

(3) Includes unrealized gain on available-for-sale securities of $144,000 and $149,000, net of tax, at September 30. 1996 and 1995, respectively.

(4) Amount calculated from March 28, 1996, the date of the Bank's conversion from mutual to stock form (the "Conversion"), to September 30. 1996. For the twelve months ended September 30, 1996, net income per share of common stock was $0.39.

(5) Calculated from March 28, 1996. the date of the Conversion, to September 30, 1996.

                                                                                                 At or for the Year
                                                      At or for the Year Ended September 30        Ended April 30,
                                                  -------------------------------------------   --------------------
                                                      1996        1995       1994    1993        1993         1992
                                                      ----        ----       ----    ----        ----         ----
Interest rate spread information:(1)
 Average during period .........................      2.59%       2,95%      3.21%    3.56%       3.48%       2.84%
 End of period .................................      2.73        2.97       3.12     3.52        3.71        2.89
Net interest margin(2) .........................      3.40        3.33       3.49     3.80        3.75        3.16
Return on average assets .......................       .69         .61        .88     1.23         .89         .58
Return on average equity .......................      3.51        5.48       8.52    13.55       10.13        7.13

Non-performing loans as a percent of
 total loans ...................................       .03        --         1.15     1.17        1.52        2.72
Non-performing assets as a percent of
 total assets ..................................       .02        --          .43      .57         .61        1.45
Allowance for possible loan losses as a
percent of non-performing loans ................  3,557.14        --        96.27    80.99       61.42       28.62

Capital Ratios:
 Average equity to average assets ..............     19.56       11.06      10.36     9.10        8.76        7.97
 Regulatory Tier 1 leverage capital ratio ......     24.27       11.52      10.55     9.54        9.00        8.39

----------
(1)  Interest rate spread  represents the difference  between  weighted  average
     yield  on  interest-earning   assets  and  the  weighted  average  cost  of
     interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

                     MANAGEMENT's DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  GENERAL

     The business of the Bank consists of attracting deposits from the general public and using these funds to originate mortgage loans secured by one-to four-family residences located primarily in Falmouth, Massachusetts and surrounding areas and to invest in United States Government and Agency securities. To a lesser extent, the Bank engages in various forms of consumer and home equity lending. The Bank's profitability depends primarily on its net interest income, which is the difference between the interest income it earns on its loans and investment portfolio and its cost of funds, which consists mainly of interest paid on deposits. Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on these balances. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income.

     The Bank's profitability is also affected by the level of noninterest income and expense. Noninterest income or other income consists primarily of service fees, late charges and other loan fees, and gain on sale of investment securities. Noninterest expense or operating expenses consist of salaries and benefits, deposit insurance premiums paid to the FDIC, occupancy related expenses and other operating expenses.

     The operations of the Bank, and banking institutions in general, are influenced significantly by general economic conditions and related monetary and fiscal policies of financial institutions' regulatory agencies. Deposit flows and the cost of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing real estate and other types of loans, which in turn are affected by the interest rates at which such financing may be offered and other factors affecting loan demand and the availability of funds.

  BUSINESS STRATEGY

     Falmouth's business strategy is to operate as a well-capitalized, profitable and independent community bank dedicated to financing home ownership and consumer needs in its market area and to provide quality service to its customers. The Bank has implemented this strategy by: (i) closely monitoring the needs of customers and providing quality service; (ii) emphasizing consumer-oriented banking by originating residential mortgage loans and consumer loans, and by offering checking accounts and other financial services and products; (iii) focusing on expanding lending activities to produce moderate increases in loan originations; (iv) maintaining asset quality; (v) maintaining capital in excess of regulatory requirements; and (vi) producing stable earnings.

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 1996 AND 1995

     The Bank's total assets increased by $16.8 million or 22.9% for the year ended September 30, 1996 from $73.7 million in September 30, 1995 to $90.5 million at September 30, 1996. Total assets increased primarily from the proceeds of the Bank's mutual to stock conversion on March 28, 1996 and to a lesser extent from the growth in deposits. Total net loans were $40.2 million or 60.6% of total deposits at September 30, 1996 as compared to $32.5 million or 50.0% of total deposits at September 30, 1995, representing an increase of $7.7 million. Investment securities were $45.9 million or 50.7% of total assets at September 30, 1996 as compared to $35.9 million or 48.7% of total assets at September 30, 1995. The proceeds from maturing securities were in part allocated to fund an increased volume of loan production, with the balance redeployed into short-term securities investments. Total deposits were $66.4 million at September 30, 1996 as compared to $65.1 million at September 30, 1995. Total deposits increased by $1.3 million for the year ended September 30, 1996 despite the $2.5 million transferred from deposits to purchase the Bank's initial public offering of stock on March 28, 1996. Stockholders' equity was $21.9 million at September 30, 1996 as compared to net worth of $8.4 million at September 30, 1995, an increase of $13.5 million which was primarily the result of the conversion of the Bank from mutual to stock form.

The issuance of 1,454,750 common shares at a par value of $0.10 per share provided capital of $145,475 with additional paid-in capital of $13.6 million and unearned ESOP shares costing $872,850. Stockholders' equity reported at September 30, 1996 included an unrealized gain in available-for-sale securities of $144,000 and retained earnings of $8.9 million. The ratio of stockholders' equity to total assets was 24.2% at September 30, 1996 and the book value per share of common stock was $15.06. Historical net income per share of common stock from March 28, 1996 (date of Conversion) to September 30, 1996 was $0.32.

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 1995 AND 1994

     The Bank's total assets decreased by $931,000 or 1.25 % for the year ended September 30, 1995, from $74.7 million at September 30, 1994 to $73.7 million at September 30, 1995. Total net loans were $27.6 million or 41.5% of total deposits at September 30, 1994 as compared to $32.5 million or 50.2% of total deposits at September 30, 1995, representing an increase of $4.9 million. Investment securities held by the Bank decreased from $43.5 million in 1994 to $35.9 million in 1995. The proceeds from maturing securities were in part allocated to fund the increased volume of loan production as well as net deposit withdrawals, with the balance redeployed in short-term securities investments. While total deposits declined by $1.6 million or 2.5 % from $66.4 million at September 30, 1994 to $64.8 million at September 30, 1995, net worth increased by 7.5% to $8.4 million at September 30, 1995 as a result of the transfer of $439,000 from net income and the addition to net worth at September 30, 1995 of $149,000 resulting from the unrealized gain on available-for-sale securities.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995

     Net Income.   The Bank's net income for the twelve months ended  September
30, 1996 was $570,000 as compared to $439,000 for the twelve months ended September 30, 1995. The $131,000 increase in net income was primarily the result of a $760,000 increase in interest and dividend income which was partly offset by a $346,000 increase in interest expense on deposits and borrowed funds, a $95,000 increase in other expenses and a $148,000 increase in income taxes.

     Net interest income. Net interest income for the twelve months ended September 30, 1996 was $2,743,000 as compared to $2,328,000 for the twelve months ended September 30, 1995. The $415,000 increase in net interest income was the result of the increase in interest income on loans and securities that more than offset the increase in interest expense on deposits. The net interest margin for the twelve months ended September 30, 1996 was 3.40%, an increase of
 .07% as compared to 3.33% for the twelve months ended September 30, 1995. The return on average assets for the twelve months ended September 30, 1996 was
 .69%, an increase of .08% as compared to .61 % for the same period of the prior year. The primary reason for the increase in the return on average assets was the deployment of proceeds from maturing securities into an increased volume of residential loan originations during the year ended September 30, 1996.

     Interest Income. Total interest and dividend income for the twelve months ended September 30, 1996 was $5,576,000, an increase of $761,000 as compared to $4,815,000 for the twelve months ended September 30, 1995. The increase in interest and dividend income was due primarily to a $518,000 increase in interest income on loans and a $242,000 increase in interest and dividends on securities and short-term investments. The increases in interest income on loans and securities was, for the most part, the result of an increase in the volume of loans and securities held.

     Interest Expense. Interest expense for the twelve months ended September 30, 1996 was $2,833,000, an increase of $346,000 as compared to $2,487,000 for the twelve months ended September 30, 1995. The increase in interest expense was due to higher deposit rates paid on primarily certificates of deposit accounts during the period.


     Provision for Loan Losses. The provision for possible loan losses for the twelve months ended September 30, 1996 was $51,000 was compared to zero for the twelve months ended September 30, 1995. The increase in the amount of the provision for possible loan losses was in response to the increase in the balance of loans held by the Bank and the Bank's commitment to maintain general loan loss reserves at adequate levels.

     Non-interest income. Non-interest income or other income for the twelve months ended September 30, 1996 was $125,000 as compared to

$115,000 for the twelve months ended September 30, 1995. The $10,000 increase was due to modest increases in income from service charges coupled with a moderate increase in other fee income that offset a decrease in gain on sales of investment securities.

     Operating Expense. Operating expenses for the twelve months ended September 30, 1996 were $1,888,000 as compared to $1,793,000 for the twelve months ended September 30, 1995. The $95,000 increase was primarily due to an increase in salaries and employee benefits of $104,000, an increase in legal and professional fees of $48,000 and an increase in other operating expenses of $63,000 offset by a decrease in deposit insurance expense of $100,000 and a decrease in director's fees of $10,000. It is expected that the leasehold improvements and non-interest expenses will increase during fiscal 1997 as work progresses on the new branch located in East Falmouth scheduled to be in operation in February, 1997.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994

     Net Income. The Bank's net income for the year ended September 30, 1995 was $439,000 as compared to $651,000 for the year ended September 30, 1994. This $212,000 decrease in net income during the period was the result of a $164,000 decline in net interest income and an increase of $178,000 in operating expenses, partially offset by a $236,000 decrease in the provision for income taxes. During fiscal year ended September 30, 1995, the general level of short-term interest rates experienced a gradual 60 basis point increase by mid-year and a decline of approximately 90 basis points by year-end, resulting in a net 30 basis point decrease during fiscal 1995. The general rise in interest rates in the first half of fiscal 1995 coupled with a liability sensitive interest rate exposure produced a $350,000 increase in interest expense which was only partially offset by a $186,000 rise in interest income.

     Interest Income. Total interest and dividend income increased by $186,000 or 4.0% from $4.6 million for year ended September 30, 1994 to $4.8 million for year ended September 30, 1995. The increase in interest income was in part the result of loan originations of $4.9 million funded by maturing lower yield investment securities.

     Interest Expense. Interest expense increased by approximately $350,000 or 16.4% from $2.1 million for the year ended September 30, 1994 to $2.5 million for year ended September 30, 1995. The primary reason for the increase in interest expense was the increase in the general level of interest rates driving an increase in both the rollover rates for certificates of deposit and the rates paid on money market deposit accounts. This rate increase offset a decline of $1.6 million in total deposits from $66.7 million at September 30, 1994 to $65.1 million at September 30, 1995.

     Net Interest Income. The net interest income for the year ended September 30, 1995 was $2.3 million as compared to $2.5 million for the year ended September 30, 1994, a decline of 6.6%. The $164,000 decrease in net interest income can be attributed to a combination of the $186,000 increase in interest and dividend income and the $350,000 increase in interest expense on deposits. The average yield on interest earning assets increased by .40% to 6.88% for the year ended September 30, 1995. The average cost on interest-bearing liabilities increased by .66% to 3.93% for the year ended September 30, 1995. The return on average assets for the year ended September 30, 1995 was .61%, a decrease of
 .27% as compared to prior year.

     Provision for Possible Loan Losses. The provision for loan losses for the year ended September 30, 1995 was $0 as compared to $9,000 for the year ended September 30, 1994.

     At September 30, 1994, the balance for allowance for loan losses was $310,000 or 1.1% of total loans. During the year ended September 30, 1995, there were no changes against the allowance for loan losses while $135,000 in recoveries was credited to the allowance for loan losses. At September 30, 1995, the balance of allowance for loan losses was $445,000, which was 1.4% of total loans.

     Other Income. Non-interest income or other income was $115,000 for the year ended September 30, 1995 as compared to $229,000 for the year ended September 30, 1994. The $114,000 decrease was primarily the result of a $32,000 decrease in service fees, as the Bank reduced service charges on several of its deposit products in an attempt to retain and attract accounts, a full cash recovery of $34,000 in connection with a defalcation and a special dividend of $24,000 from the Co-operative Central Bank during the year ended September 30, 1994. The net gain on sales of investment securities was S 16,000 for each of the years ended September 30, 1995 and September 30, 1994.

     Operating Expenses. Operating expense increased from $1,615,000 for the year ended September 30, 1994 to $1,793,000 for the year ended September 30, 1995. The increase of $178,000 or 11.0% mainly resulted from a $140,000 increase in compensation primarily due to the addition of a commercial lending officer and residential loan originator to the Bank's staff. The one time charges associated with the conversion of the Bank's data processing to another provider coupled with an increase in bank's administrative deposit expense account for a $28,000 increase over the prior year. Annual operating expenses are expected to increase by approximately $210,000 in future periods due to the Bank's plans to establish a new branch location.

    LIQUIDITY AND CAPITAL RESOURCES

     The Bank's primary sources of funds consist of deposits, repayment and prepayment of loans and mortgage-backed securities, maturities of investments and interest-bearing deposits, and funds provided from operations. While scheduled repayments of loans and mortgage-backed securities and maturities of investment securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by the general level of interest rates, economic conditions and competition. The Bank uses its liquidity resources principally to fund existing and future loan commitments, to fund net deposit outflows, to invest in other interest-earning assets, to maintain liquidity, and to meet operating expenses. Management believes that loan repayments and other sources of funds will be adequate to meet the Bank's liquidity needs for fiscal year 1997.

     The Bank is required to maintain adequate levels of liquid assets. This guideline, which may be varied depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The Bank has historically maintained a level of liquid assets in excess of regulatory requirements. The Bank's liquidity ratio at September 30, 1996 was 72.4%.

     A major portion of the Bank's liquidity consists of short-term U.S. Government obligations. The level of these assets is dependent on the Bank's operating, investing, lending and financing activities during any given period. At September 30, 1996, regulatory liquidity totaled $48.2 million.

     The primary investing activities of the Bank include origination of loans and purchase of investment securities. During the year ended September 30, 1996, purchases of investment securities and mortgage-backed securities totaled $43.2 million, while loan originations totaled $16.3 million. These investments were funded primarily from loan repayments of $8.5 million and investment security maturities of $33.3 million.

     Liquidity management is both a daily and long-term function of management. If the Bank requires funds beyond its ability to generate them internally, the Bank believes that it could borrow additional funds from the FHLB of Boston. At September 30, 1996, the Bank had no outstanding advances from the FHLB of Boston.

     At September 30, 1996, the Bank had $1.8 million in outstanding commitments to originate loans. The Bank anticipates that it will have sufficient funds available to meet its current loan origination commitments. Certificates of deposit which are scheduled to mature in one year or less totaled $29.7 million at September 30, 1996. Based on historical experience, management believes that a significant portion of such deposits will remain with the Bank.

     At September 30, 1996, the Bank exceeded all of its regulatory capital requirements.

    IMPACT OF INFLATION AND CHANGING PRICES

     The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and results of operations in terms of historical dollars without considering changes in the relative purchasing power of money over time because of inflation. Unlike most industrial companies, virtually all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a more significant impact on the Bank's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.

                       MARKET FOR THE BANK'S COMMON STOCK

     Falmouth Co-operative Bank common stock is traded on the American Stock Exchange and quoted under the symbol " FCB. " The table below shows the high and low sales price during the period indicated. The Bank's common stock began trading on March 28, 1996, the date of the Conversion and initial public offering.

     At September 30, 1996, the last trading date in the Bank's fiscal year, the Bank's common stock closed at $12.50. At December 12, 1996, there were 1,454,750 shares of the Bank's common stock outstanding, which were held of record by approximately 900 stockholders, not including persons or entities who hold the stock in nominee or "street" name through various brokerage firms.

     The Board of Directors of the Bank did not declare any dividends on common stock during the fiscal year ended September 30, 1996. On November 19, 1996, the Board of Directors of Falmouth declared a quarterly cash dividend of $0.05 per share of common stock, which was paid on December 15, 1996 to stockholders of record on December 2, 1996.

     There are significant regulatory limitations on the Bank's ability to pay dividends depending on its capital structure and the overall health of the institution. An insured depository institution may not make a capital distribution if, following such distribution, the institution will be "undercapitalized" as that term is defined for purposes of the prompt corrective action provisions of the Federal Deposit Insurance Corporation Improvement Act ("FDICIA"). Pursuant to the Bank's formal dividend policy, the Board of Directors has determined that the Bank will not pay dividends in excess of current earnings for the three years following the Conversion, and will not pay dividends from borrowed funds or nonrecurring gains. As a condition to the approval of the Conversion, any change in this policy to permit the payment of dividends in excess of current earnings would require the prior approval of the Commissioner of the Division of Banks of the Commonwealth of Massachusetts.

     The Bank is also prohibited from paying any dividend which would reduce the Bank's total regulatory capital below the amount then required for the liquidation account established for the benefit of the Bank's "Eligible Account Holders" at the time of the Conversion.

                                                                      Price Range
                                                           --------------------------------
                    Quarter Ended                             High              Low
                    -------------                             ----              ---
Fiscal year ended September 30, 1996:

      Second Quarter ended March 31, 1996................  $  11 1/8            $   10 5/8
      Third Quarter ended June 30, 1996..................     11 5/8                10 1/8
      Fourth Quarter ended September 30, 1996............     12 7/8                10 1/4


Fiscal year ending September 30, 1997:
      First Quarter (through December 12, 1996).........     14 1/8                12


                       SHATSWELL, MACLEOD & COMPANY, P C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 83 PINE STREET
                     WEST PEABODY, MASSACHUSETTS 01960-3635
                                 (508) 535-0206





The Board of Directors
Falmouth Co-operative Bank
Falmouth, Massachusetts

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

We have audited the accompanying balance sheet of Falmouth Co-Operative Bank as of September 30, 1996 and the related statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Banks management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Falmouth Co-Operative Bank as of September 30, 1995 and 1994, were audited by other auditors whose report dated November 20, 1995, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1996 financial statements referred to above present fairly, in all material respects, the financial position of Falmouth Co-Operative Bank as of September 30, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Bank adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" as of October 1, 1994.



                                          /s/ SHATSWELL, MacLEOD & COMPANY, P.C.
                                              SHATSWELL, MacLEOD & COMPANY, P.C.
October 18, 1996
  except for Note 14,
  as to which the
  date is November 19, 1996

            KEITH - HERSEY - SHEEHAN - BENOIT - DEMPSEY & OMAN, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS




                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

To The Finance Committee
The Falmouth Cooperative Bank
Falmouth, Massachusetts


We have audited the accompanying statements of financial condition of The Falmouth Cooperative Bank as of September 30, 1995 and 1994, and the related statements of income, changes in net worth and cash flows for each of the years in the three-year period ended September 30, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Falmouth Cooperative Bank as of September 30, 1995 and 1994, and the results of its operations and cash flows for each of the years in the three-year period ended September 30, 1995 in conformity with generally accepted accounting principles.

/s/ KEITH - HERSEY - SHEEHAN - BENOIT - DEMPSEY & OMAN, P.C.


November 20, 1995

                           FALMOUTH CO-OPERATIVE BANK

                                 BALANCE SHEETS


                           September 30, 1996 and 1995

ASSETS                                                                   1996             1995
------                                                               -----------      -----------
Cash and due from banks                                                1,171,761        3,597,614
Federal funds sold                                                     1,583,437
                                                                     -----------      -----------
            Total cash and cash equivalents                            2,755,198        3,597,614
Investments in available-for-sale securities (at fair value)          22,713,053       19,541,740
Investments in held-to-maturity @ties (fair values of $22,845,398
 as of September 30, 1996 and $16,047,468 as of September 30, 1995)   22,839,596       16,034,740
Federal Home Loan Bank stock, at cost                                    300,900          280,100
Loans, net                                                            40,236,846       32,502,902
Premises and equipment                                                   526,061          531,247
Accrued interest receivable                                              746,601          519,793
Cooperative Central Bank Reserve Fund Deposit                            285,680          285,680
Other assets                                                             112,173          385,252
                                                                     -----------      -----------
                                                                     $90,516,108      $73,679,068
                                                                     ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Demand deposits                                                      $ 8,713,244      $ 9,142,238
Savings and NOW deposits                                              19,660,383       19,761,461
Time deposits                                                         38,065,803       36,156,852
                                                                     -----------      -----------
          Total deposits                                              66,439,430       65,060,551
Deferred income taxes                                                     49,248           53,300
Other liabilities                                                        123,608           95,151
Due to broker                                                          1,000,000
Income taxes payable                                                     156,027           26,427
Treasury tax and loan account                                              4,170            8,353
Employee Stock Ownership Plan loan                                       829,208
                                                                     -----------      -----------
          Total liabilities                                           68,601,691       65,243,782
                                                                     ===========      ===========
Stockholders' equity:
 Preferred stock, par value $. 10 per share, authorized 500,000 shares;
     none issued
 Common stock, par value $. 10 per share, authorized 2,500,000 shares;
     issued and outstanding 1,454,750 shares                             145,475
 Paid-in capital                                                      13,598,174
 Retained earnings                                                     8,856,291
 Surplus                                                                                8,286,070
 Employee Stock Ownership Plan loan                                     (829,208)
 Net unrealized holding gain on available-for-sale securities            143,685          149,216
                                                                     -----------      -----------
          Total stockholders' equity                                  21,914,417        8,435,286
                                                                     -----------      -----------
                                                                     $90,516,108      $73,679,068
                                                                     ===========      ===========


   The accompanying notes are an integral part of these financial statements.

                           FALMOUTH CO-OPERATIVE  BANK

                              STATEMENTS OF INCOME

                  Years Ended September 30, 1996, 1995 and 1994

                                                                           1996              1995             1994
                                                                        ----------        ----------       ----------
 Interest and dividend income:
   Interest and fees on loans                                           $2,966,330        $2,448,193       $2,089,452
   Interest and dividends on investment securities                       2,457,953         2,289,648        2,484,210
   Interest on short-term investments                                      151,549            77,540           55,052
                                                                        ----------        ----------       ----------
            Total interest and dividend income                           5,575,832         4,815,381        4,628,714
                                                                        ----------        ----------       ----------
 Interest expense:
   Interest expense on deposits                                          2,797,827         2,486,994        2,136,299
   Interest expense on borrowings                                           35,060
                                                                        ----------        ----------       ----------
            Total interest expense                                       2,832,887         2,486,994        2,136,299
                                                                        ----------        ----------       ----------
            Net interest income                                          2,742,945         2,328,387        2,492,415
 Provision for possible loan losses                                         51,000                              9,000
                                                                        ----------        ----------       ----------
            Net interest income after provision for possible
              loan losses                                                2,691,945         2,328,387        2,483,415
                                                                        ----------        ----------       ----------
Other income:
   Service charges                                                          53,094            49,789           80,236
   Other fee income                                                         34,650            31,998           33,881
   Other non-interest income                                                35,258            17,182           99,580
   Gain on sales of investment securities, net                               2,338            16,079           15,777
                                                                        ----------        ----------       ----------
            Total other income                                             125,340           115,048          229,474
                                                                        ----------        ----------       ----------
Other expense:
   Salaries and employee benefits                                        1,165,167         1,061,389          891,177
   Deposit insurance expense                                                 7,666           107,554          150,828
   Other real estate owned expense                                                             2,447            1,833
   Data processing expense                                                 111,410           119,129           99,656
   Director's fees                                                          57,100            66,900           70,900
   Legal and professional fees                                              58,485             9,884           29,538
   Other operating expenses                                                488,636           425,996          371,550
                                                                        ----------        ----------       ----------
          Total other expense                                            1,888,464         1,793,299        1,615,482
                                                                        ----------        ----------       ----------
          Income before income taxes                                       928,821           650,136        1,097,407
Income taxes                                                               358,600           210,900          446,800
                                                                        ----------        ----------       ----------
          Net income                                                    $  570,221        $  439,236        $ 650,607
                                                                        ==========        ==========       ==========


   The accompanying notes are an integral part of these financial statements.


                           FALMOUTH CO-OPERATIVE BANK

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  Years Ended September 30, 1996, 1995 and 1994


                                                                                    Net
                                                                                    Unrealized          Employee
                                                                                    Holding             Stock
                                                                                    Gain on             Ownership
                                   Common     Paid-in        Retained               Available-for-      Plan
                                    Stock     Capital        Earnings     Surplus   Sale Securities     Loan            Total
                                 ---------    -------        --------   ----------  ---------------     --------      ----------
Balance, September 30, 1993      $           $              $           $7,196,227  $                   $             $7,196,227
Net income                                                                 650,607                                       650,607
                                 ---------   -----------    ----------  ----------  ----------          ---------     ----------
Balance, September 30, 1994                                              7,846,834                                     7,846,834
Net income                                                                 439,236                                       439,236
Net unrealized gain on
  available-for-sale securities                                                        149,216                           149,216
                                 ---------   -----------    ----------  ----------  ----------          ---------     ----------
Balance, September 30, 1995                                              8,286,070     149,216                         8,435,286
Transfer of surplus to retained
  earnings                                                   8,286,070  (8,286,070)
Issuance of common stock           145,475    13,598,174                                                              13,743,649
Employee Stock ownership
  Plan loan                                                                                              (872,850)      (872,850)
Principal payments on Employee
  Stock Ownership Plan loan                                                                                43,642         43,642
Net income                                                     570,221                                                   570,221
Net change in unrealized
  holding gain on available-                                                            (5,531)                           (5,531)
  for-sale securities            ---------   -----------    ----------  ----------  ----------          ---------    -----------
Balance, September 30, 1996      $ 145,475   $13,598,174    $8,856,291  $           $  143,685          $(829,208)   $21,914,417
                                 =========   ===========    ==========  ==========  ==========          =========    ===========






   The accompanying notes are an integral part of these financial statements.

                           FALMOUTH CO-OPERATIVE BANK

                            STATEMENTS OF CASH FLOWS

                 Years Ended September 30, 1996, 1995 and 1994

                                                                           1996               1995              1994
                                                                        ----------          --------          --------
Cash flows from operating activities:
  Net income                                                           $   570,221       $   439,236       $   650,607
      Adjustments to reconcile net income to net cash
       provided by operating activities:
         Provision for possible loan losses                                 51,000                               9,000
         Net (accretion) amortization of investment
           securities                                                      (51,206)          (51,139)           75,402
         Amortization of net deferred loan fees                             22,246            20,264           (20,336)
         Gain on sales of investment securities, net                        (2,338)          (16,079)          (15,777)
         Deferred taxes                                                     (6,432)           (3,000)           56,800
         Depreciation                                                       55,908            33,912            37,133
         (Increase) decrease in other assets                                46,271           (97,919)           21,510
         Increase in other liabilities                                   1,160,306             6,719            15,331
                                                                       -----------       -----------       -----------
  Net cash provided by (used in) operating activities                    1,845,976           331,994           829,670
                                                                       -----------       -----------       -----------
Cash flows from investing activities:
  Purchases of available-for-sale securities                           (25,655,599)
  Proceeds from sales of available-for-sale securities                     237,841
  Proceeds from maturities of available-for-sale securities             22,300,000
  Purchases of held-to-maturity securities                             (17,564,866)
  Proceeds from maturities of held-to-maturity securities               10,750,416
  Purchase of Federal Home Loan Bank stock                                 (20,800)
  Proceeds from the sale of and maturity of investment
      securities                                                                          22,973,324        16,034,737
  Purchases of investment securities                                                     (15,095,206)      (16,041,458)
  Proceeds from principal repayment on mortgage-
      backed investments                                                                     115,264            41,061
  Purchases of mortgage-backed investments                                                                  (1,059,919)
  Net (increase) decrease in loans                                      (7,807,190)       (4,939,160)        1,383,277
    Purchase of premises and equipment                                     (50,722)         (196,066)          (19,931)
    Proceeds from sale of other real estate owned                                                               85,000
                                                                       -----------       -----------       -----------
    Net cash provided by (used in) investing activities                (17,810,920)        2,858,156           422,767
                                                                       -----------       -----------       -----------
Cash flows from financing activities:
    Proceeds from issuance of common stock                              14,547,500
    Costs related to issuance of common stock                             (803,851)
    Net decrease in deposits, excluding certificate accounts              (530,072)       (3,199,188)       (1,075,465)
    Proceeds from issuance of certificates of deposit, net
      of payments for maturities                                         1,908,951         1,563,406           (68,380)
                                                                       -----------       -----------       -----------

    Net cash provided by (used in) financing activities                 15,122,528        (1,635,782)       (1,143,845)
                                                                       -----------       -----------       -----------

  Increase (decrease) in cash and cash equivalents                        (842,416)        1,554,368           108,592
  Cash and cash equivalents at beginning of period                       3,597,614         2,043,246         1,934,654
                                                                       -----------       -----------       -----------
  Cash and cash equivalents at end of period                           $ 2,755,198       $ 3,597,614       $ 2,043,246
                                                                       ===========       ===========       ===========

                           FALMOUTH CO-OPERATIVE BANK
                            STATEMENTS OF CASH FLOWS

                  Years Ended September 30, 1996, 1995 ind 1994
                                   (continued)

                                                                        1996         1995            1994
                                                                      --------    ----------      ----------
Supplemental disclosures:
  Interest paid on deposits                                          $2,832,887   $2,486,994      $2,136,299
  Income taxes paid                                                     229,000      213,762         380,968
  Unrealized gain on securities available-for-sale, net of taxes        143,685      149,216





   The accompanying notes are an integral part of these financial statements.

                           FALMOUTH CO-OPERATIVE BANK

                         NOTES TO FINANCIAL STATEMENTS

                  Years Ended September 30,1996,1995 and 1994

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant  accounting  policies of Falmouth  Co-Operative Bank
(Bank) is presented to assist in understanding the Bank's financial statements. These accounting policies conform to generally accepted accounting principles and prevailing practices within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported values of assets and liabilities at the balance sheet date and income and expenses for the year. Actual results could differ from those estimates. The estimates that are particularly susceptible to change in the near term relate to the allowance for possible loan losses and the valuation of other real estate owned.

The Bank's loans are principally secured by real estate located on Cape Cod. The collectibility of the Bank's loans and the recovery of the full book value of other real estate owned are dependent upon market conditions.

     ORGANIZATION:

     As of March 28, 1996, the bank converted from a Massachusetts chartered mutual co-operative bank to a Massachusetts chartered stock co-operative bank. The Bank was organized in 1925. Its two offices are in Falmouth, which is in the Cape Cod region of Massachusetts. The Bank is monitored by two regulators, the Federal Deposit Insurance Corp. (FDIC) and the bank commissioner for the Commonwealth of Massachusetts.

     CASH AND CASH EQUIVALENTS:

     For purposes of reporting cash flow, cash and cash equivalents include cash on hand, cash items, due from banks and federal funds sold.

     INVESTMENT SECURITIES:

     As of October 1, 1994, the Bank adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain
     Investments in Debt and Equity Securities." The Statement establishes standards for all debt securities and for equity securities that have readily determinable fair values. As required under SFAS No. 115, prior year financial statements were not restated.

     SFAS No. 115 requires that investments in debt securities that management has the positive intent and ability to hold-to-maturity be classified as "held-to-maturity" and reflected at amortized cost. Investments that are purchased and held principally for the purpose of selling them in the near term, are classified as "trading securities" and reflected on the balance sheet at fair value, with unrealized gains and losses included in earnings. Investments not classified as either of the above are classified as "available-for-sale" and reflected on the balance sheet at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of net worth. The cumulative effect of the change in accounting principle as of September 30, 1995, was to increase net worth, net of income tax effects, by $149,216. There was no effect on 1995 act income relating to the adoption of SFAS No. 115.

     Prior to September 30, 1995, debt securities that management had the intent and ability to hold until maturity were reflected at amortized cost. Marketable equity securities were stated at the lower of aggregate cost or fair value. Net unrealized losses applicable to marketable equity securities were reflected as a charge to net worth. For all years presented, restricted equity securities are reflected at cost. Purchase premiums and discounts are amortized to earnings by a method that approximates the interest method over the terms of the investments. Declines in the value of investments that are deemed to be other than temporary are reflected in earnings when identified. Gains and losses on disposition of investments are computed by the specific identification method.

     For regulatory capital purposes, unrealized gains or losses, after tax effects, on securities available-for-sale are not recognized.

     LOANS AND ACCRUED INTEREST RECEIVABLE:

     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances reduced by unadvanced funds on mortgage loans, net deferred loan fees and the allowance for possible loan losses.

     When a loan is put on non-accrual status, all interest previously accrued, but not collected, is reversed against interest income in the current period.

     Net deferred loan fees are amortized on the interest method over the contractual life of the loan.

     The Bank's lending activities are conducted principally in the Greater Falmouth Massachusetts area. The Bank grants single family residential loans, commercial real estate loans, commercial loans, equity lines of credit and installment loans. In addition, the Bank grants loans for the construction of residential homes. Most loans granted by the Bank are collateralized by real estate. A significant volume of the Bank's loans have been associated with owner-occupied single family mortgages. The ability and willingness of the single family residential and consumer borrowers to honor their repayment commitments is generally dependent on the level of overall economic activity within the borrowers' geographic areas and real estate values. The ability and willingness of commercial real estate, commercial and construction loan borrowers to honor their repayment commitments is generally dependent on the health of the real estate economic sector in the borrowers' geographic areas and the general economy.

     ALLOWANCE FOR POSSIBLE LOAN LOSSES:

     The allowance for loan losses has been established to absorb foreseeable losses inherent in the loan portfolio. The provisions for loan losses and the level of the allowance are evaluated periodically by management and the Board of Directors. These provisions are the results of the Bank's internal loan review, historical loan loss experience, trends in delinquent and non-accrual loans, known and inherent risks in the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, collateral values, an estimate of potential loss exposure on significant credits, concentrations of credit and present and prospective economic conditions based on facts then known.

     Periodically, management reviews the portfolio, classifying each loan into categories by assessing the degree of risk involved. Considering this review, the Bank establishes the adequacy of its allowance and necessary additions are charged to operations through the provision for loan losses.

     As of October 1, 1995, the Bank adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118. According to SFAS No. 114 a loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Statement requires that impaired loans be measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent.

     The Statement is applicable to all loans, except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment loans that are measured at fair value or at the lower of cost or fair value, leases, and convertible or nonconvertible debentures and bonds and other debt securities. The Bank considers its residential real estate loans and consumer loans that are not individually significant to be large groups of smaller balance homogeneous loans.

     Factors considered by management in determining impairment include payment status, net worth and collateral value. An insignificant payment delay or an insignificant shortfall in payment does not in itself result in the review of a loan for impairment. The Bank applies SFAS No. 114 on a loan-by-loan basis. The Bank does not apply SFAS No. 114 to aggregations of loans that have risk characteristics in common with other impaired loans. Interest on a loan is not generally accrued when the loan becomes ninety or more days overdue. The Bank may place a loan on nonaccrual status but not classify it as impaired, if (i) it is probable that the Bank will collect all amounts due in accordance with the contractual terms of the loan or
     (ii) the loan is an individually insignificant residential mortgage loan or consumer loan. Impaired loans are charged-off when management believes that the collectibility of the loan's principal is remote.

     The financial statement impact of adopting the provisions of this Statement was not material.

     PREMISES AND EQUIPMENT:

     Land is carried at cost; bank premises and equipment are stated at cost less accumulated depredation. Depreciation is provided for over the estimated useful lives of the assets computed on straight-line and accelerated methods. Maintenance and repair costs are charged to earnings when incurred while major expenditures for betterments are capitalized and depreciated.

     OTHER REAL ESTATE OWNED:

     Other real estate owned (OREO) is held for sale and is comprised of properties acquired through foreclosure proceedings or acceptance of a deed in lieu of foreclosure and is reported at the lower of cost or fair value less estimated costs to sell and an allowance for losses. Expenses of holding properties are charged to operations in the current period.

     The recognition of gains and losses on the sale of real estate is dependent upon whether the nature and terms of the sale and future involvement of the Bank in the property sold meet certain requirements. If the transaction does not meet these requirements, income recognition is deferred and income is recognize when the requirements have been met.

     Beginning on October 1, 1995, in accordance with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," the Bank classifies loans as in-substance repossessed or foreclosed if the Bank receives physical possession of the debtor's assets regardless of whether formal Foreclosure proceedings take place.

     DEPOSIT INSURANCE:

     The deposits of the Bank are insured by the Federal Deposit Insurance Corporation (FDIC). The FDIC provides deposit insurance up to $100,000 per depositor and normally charges member banks a premium based on deposits. The premium increased to 26 cents per $100 of deposits on June 1, 1993. However, those banks classified as well-capitalized were permitted to retain the rate of 23 cents per $100 of deposits. As of May 31, 1995, the premium charge was reduced to 4 cents per $100 of deposits. The Bank carries additional insurance provided by the Share Insurance Fund of The Cooperative Central Bank whereby deposits in excess of $100,000 per depositor are insured in full.

     COOPERATIVE CENTRAL BANK RESERVE FUND DEPOSIT:

     The Reserve Fund was established for liquidity purposes and consists of deposits required of all cooperative banks in Massachusetts. The Fund is used by the Central Bank to advance funds to member banks, but such advances generally are not made until Federal Home Loan Bank and commercial bank sources of borrowings have been exhausted. The Bank has not borrowed funds from the Central Bank since rejoining the Federal Home Loan Bank on January 2, 1975.

INCOME TAXES:

The Bank recognizes income taxes under the assets and liability method. The objective of the asset and liability method is to established deferred tax assets and liabilities for the temporary differences between financial reporting basis and the tax basis of the Bank's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets may be recognized only where based on available evidence it is more likely than not that the asset will ultimately be realized. Future taxable income may be considered as a potential source of available evidence.

For regulatory capital purposes, the recognition of deferred tax assets, when realized of such is dependent on an institution's future taxable income is limited to the amount that can be realized within one year or 10% of core capital, whichever is less.

RETIREMENT PLAN:

The compensation cost of an emoloyee's pension benefit is recognized on the net periodic pension cost method over the employee's approximate service period. The aggregate cost method is used for funding purposes.

FAIR VALUES OF FINANCIAL INSTRUMENTS:

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires that the Bank disclose estimated fair value for its financial instruments. Fair value methods and assumptions used by the Bank in estimating its fair value disclosures are as follows:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and federal funds sold approximate those assets' fair values.

Securities (including mortgage-backed securities): Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

Deposit liabilities: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Off-balance sheet instruments: The fair value of commitments to originate loans is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments and the unadvanced portion of loans, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligation with the counterparties at the reporting date.

EARNINGS PER SHARE:

Because of the Bank's conversion in mid 1996 from mutual form to stock ownership, a presentation of earnings per share for fiscal 1996 would not be meaningful.

NOTE 2 - INVESTMENTS IN SECURITIES

Debt and equity  securities have been classified in the balance sheets according
to  management's   intent.  The  carrying  amount  of  securities  and  their approximate fair values are as follows as of September 30:

                                                                            Gross             Gross
                                                                          Unrealized       Unrealized
                                                              Amortized     Holding          Holding        Fair
                                                             Cost Basis     Gains            Losses         Value
                                                             ----------   ------------     ----------       -----
Available-for-sale:
  September 30, 1996:
      Debt securities issued by the U.S. Treasury
       and other U.S. government corporations
       and agencies                                         $10,345,434    $  21,408        $  9,823   $10,357,019
      Other debt securities                                   4,082,553       19,826           1,421     4,100,958
      Mortgage-backed securities                              1,485,000        5,643                     1,490,643
      Equity securities                                       6,551,133      546,755         333,455     6,764,433
                                                            -----------    ---------        --------   -----------
                                                            $22,464,120    $ 593,630        $344,619    22,713,053
                                                            ===========    =========        ========   ===========

  September 30, 1995:
    Debt securities issued by the U.S. Treasury
       and other U.S. government corporations
       and agencies                                         $ 9,314,533    $   41,226       $ 30,188   $ 9,325,571
    Other debt securities                                     3,621,193        27,726         15,266     3,633,653
    Equity securities                                         6,347,498       502,323        267,305     6,582,516
                                                            -----------    ----------       --------   -----------
                                                            $19,283,224    $  571,275       $312,759   $19,541,740
                                                            ===========    ==========       ========   ===========

                                                                             Gross            Gross
                                                                           Unrealized       Unrealized
                                                              Amortized      Holding          Holding     Fair
                                                             Cost Basis      Gains            Losses      Value
Held-to-maturity:                                            -----------    ----------       --------    -------
  September 30, 1996:
      Debt securities issued by the U.S. Treasury
       and other U.S. government corporations
       and agencies                                         $15,128,466       $ 8,534       $ 25,437   $15,111,563
      Other debt securities                                   6,338,239         8,026          7,460     6,338,805
      Mortgage-backed securities                              1,372,891        26,206          4,067     1,395,030
                                                            -----------    ----------       --------   -----------
                                                            $22,839,596       $42,766       $ 36,964   $22,845,398
                                                            ===========    ==========       ========   ===========
    September 30, 1995:
      Debt securities issued by the U.S. Treasury
         and other U.S. government corporations
         and agencies                                       $ 9,976,125       $26,968       $ 25,074   $ 9,978,019
      Other debt securities                                   4,099,043        14,811         12,316     4,101,538
      Mortgage-backed securities                              1,959,572        23,535         15,196     1,967,911
                                                            -----------    ----------       --------   -----------
                                                            $16,034,740       $65,314       $ 52,586   $16,047,468
                                                            ===========    ==========       ========   ===========

The scheduled maturities of held-to-maturity securities and available-for-sale securities (other than equity securities) were as follows as of September 30, 1996:

                                                            Held-to-maturity           Available-for-sale
                                                              securities:                  securities:
                                                            ----------------           ------------------

                                                         Amortized                          Amortized
                                                            Cost             Fair              Cost              Fair
                                                           Basis             Value            Basis              Value
                                                         ---------          -------         ----------         --------
Due within one year                                     $14,469,782      $14,471,535       $ 9,058,672       $ 9,071,011
Due after one year through five years                     6,996,923        6,978,833         4,347,736         4,365,076
Due after five years through ten years                                                       1,021,579         1,021,890
Mortgage-backed securities                                1,372,891        l,395,030         1,485,000         1,490,643
                                                        -----------      -----------        ----------       -----------
                                                        $22,839,596      $22,845,398       $15,912,987       $15,948,620
                                                        ===========      ===========       ===========       ===========

For the year ended September 30, 1996, proceeds from sales of securities available-for-sale amounted to $237,841. Gross realized gains and gross realized losses on those sales amounted to $24,775 and $22,437, respectively. For the year ended September 30, 1995, proceeds from sales of securities available-for-sale amounted to $458,738. Gross realized gains and gross realized losses on those sales amounted to $62,402 and $26,910, respectively. For the year ended September 30, 1994, proceeds from the sales of securities were $1,641,837. Gross realized gains and gross realized losses on those sales amounted to $39,495 and $23,718, respectively.

The aggregate carrying amount and fair value of securities of issuers which exceeded 10% of stockholders' equity were as follows as of September 30, 1996:

                                                            Amortized
                                                              Cost         Fair
                 Issuer                                       Basis        Value
                 ------                                     ---------     -------
Bank Investment Fund One                                 $4,232,557     $3,949,279
                                                         ==========     ==========

NOTE 3 - LOANS

Loans consisted of the following as of September 30:

                                                         1996                1995
                                                         ----                ----
Mortgage Loans:
 Residential                                          $33,993,747        $26,093,790
 Commercial                                             4,346,891          3,538,212
 Equity lines of credit                                 1,682,916          1,889,816
                                                      -----------        -----------
          Total principal balances                     40,023,554         31,521,818
 Less: Unadvanced principal on construction loans        (289,442)          (102,191)
        Net deferred loan fees                           (143,126)          (l2O,88O)
                                                      -----------        -----------
          Total mortgage loans                         39,590,986         31,298,747
                                                      ===========        ===========
Other Loans:
 Commercial                                               372,836            830,122
 Consumer                                                 771,247            819,249
                                                      -----------        -----------
          Total other loans                             1,144,083          1,649,371
                                                      -----------        -----------
              Total loans                              40,735,069         32,948,118
Allowance for possible loan losses                       (498,223)          (445,216)
                                                      -----------        -----------
              Loans, net                              $40,236,846        $32,502,902
                                                      ===========        ===========

     Interest accrued and unpaid on non-accrual loans as of September 30, 1994 was $119,630.

Included in loans are amounts due to the Bank from certain officers, directors and employees of the Bank. Loans to officers, directors and employees totaled $552,088 as of September 30, 1996. During the year ended September 30, 1996 total payments amounted to $410,992 and principal advances totaled $427,567.

Changes in the allowance for possible loan losses were as follows for the years ended September 30:

                                                      1996              1995             1994
                                                      ----              ----             ----
Balance at beginning of period                     $445,216          $309,931        $ 276,842
Provision for loan losses                            51,000                              9,000
Recoveries                                            2,007           135,285           25,980
Loans charged of                                                                        (1,891)
                                                   --------          --------        ---------
Balance at end of period                           $498,223          $445,216        $ 309,931
                                                   ========          ========        =========

As of September 30, 1996 there were no loans that met the definition of an impaired loan in Statement of Financial Accounting Standards No. 114. There was no investment in impaired loans or related interest-income recognized on impaired loans during the year ended September 30, 1996.

NOTE 4 - PREMISES AND EQUIPMENT

The following is a summary of premises and equipment as of September 30:

                                                                         1996             1995
                                                                         ----             ----
Bank building                                                        $  615,219       $  591,035
Furniture, fixtures and equipment                                       459,492          432,954
Vehicle                                                                  25,071           25,071
                                                                     ----------       ----------
                                                                      1,099,792        1,049,060
Accumulated depreciation                                              (573,721)         (517,813)
                                                                     ----------       ----------
                                                                     $  526,061       $  531,247
                                                                     ==========       ==========

NOTE 5 - DEPOSITS

The aggregate amount of time deposit accounts (including CDs), each with a minimum denomination of $ 100,000, was approximately $5,153,781 as of September 30, 1996.

For time deposits as of September 30, 1996, the aggregate amount of maturities for each of the following five years ended September 30 and thereafter are as follows:

                                                     (in thousands)
1997                                                     $29,718
1998                                                       6,117
1999                                                       2,103
2000                                                          86
2001                                                           1
2002 and thereafter                                           41
                                                         -------
                                                         $38,066
                                                         =======

NOTE 6 - INCOME TAXES

The components of income tax expense are as follows for the years ended September 3O:

                                                             1996            1995              1994
                                                             ----            ----              ----
Current:
   Federal                                                $241,168         $140,650          $265,000
   state                                                   111,000           73,250           125,000
                                                          --------         --------          --------
                                                           352,168          213,900           390,000
                                                          --------         --------          --------
Deferred:
  Federal                                                    9,154           10,185            20,840
  State                                                      3,710            4,297             8,791
                                                          --------         --------          --------
                                                            12,864           14,482            29,631
                                                          --------         --------           -------
                                                           365,032          228,382           419,631
Changes in valuation allowance                              (6,432)         (17,482)           27,169
                                                          --------         --------          --------
              Total income tax expense                    $358,600         $210,900          $446,800
                                                          ========         ========          ========

The deferred income tax provision is a result of certain income and expense items being accounted for in different time periods for financial reporting purposes than for income tax purposes.

The components of net deferred tax liability are as follows as of September 30:

                                                                          1996             1995
                                                                          ----             ----
Deferred tax asset:
  Federal                                                              $179,442          $185,562
  State                                                                  76,053            78,253
                                                                       --------          --------
                                                                        255,495           263,815
  Valuation allowance on asset                                          (45,500)          (55,984)
                                                                       --------          --------
                                                                        209,995           207,831
                                                                       --------          --------
Deferred tax liability:
  Federal                                                              (182,131)         (183,674)
  State                                                                 (77,112)          (77,457)
                                                                       --------          --------
                                                                       (259,243)         (261,131)
                                                                       --------          --------

                                                                       $(49,248)         $(53,300)
Net deferred tax liability                                             ========          =========


The tax effects of each type of item that gives rise to deferred taxes are as follows as of September 30:

                                                                        1996           1995
                                                                        ----           ----
Allowance for loan losses                                             $ 111,327      $119,647
Deferred income                                                          60,006        51,108
Unrealized loss on securities                                         (105,248)      (109,300)
Reserve for contingencies                                               16,143         17,159
Excess depreciation                                                    (89,262)       (83,262)
Other                                                                                   7,332
                                                                      --------       --------
                                                                        (7,034)         2,684
Valuation allowance                                                    (42,214)       (55,984)
                                                                      --------       --------
Net deferred tax liability                                            $(49,248)      $(53,300)
                                                                      ========       ========

A summary of the change in the net deferred tax liability is as follows for the years ended September 30:

                                                                1996              1995
                                                                ----              ----
Balance at beginning of year                                $ (53,300)           $53,000
Deferred tax provision                                         (6,432)           (14,482)
Deferred tax liability on SFAS 115 unrealized
  gain on available-for-sale securities                         4,052           (109,300)
Utilization of valuation allowance                              6,432             17,482
                                                             --------           --------
Balance at end of year                                      $ (49,248)          $(53,300)
                                                            ========            ========

The reasons for the differences between the tax at the statutory federal income rate and the effective tax rate are summarized as follows for the years ended September 30:

                                                                           1996               1995              1994
                                                                           ----               ----              ----
Tax at statutory rate of 34%                                            $ 315,799          $ 221,046          $ 373,118
Increase (decrease) resulting from:
State taxes, net of federal tax benefit                                    66,858             53,832             90,866
Utilization (provision) of deferred tax asset valuation reserve            (6,432)           (17,482)            27,169
Dividend received deduction                                               (33,051)           (33,504)           (31,815)
Other, net                                                                 15,426             12,992            (12,538)
                                                                        ---------          ---------          ---------
Income tax provision                                                    $ 358,600          $ 210,900          $ 446,800
                                                                        =========          =========          =========

As part of the Adoption Tax Credit within the Minimum Wage Bill that was enacted into law on August 20, 1996 the Section 593 tax additions to the reserve for bad debts was repealed, effective for taxable years beginning after December 31, 1995. Thus, the Bank will be allowed a tax deduction for bad debts under the experience method only starting with the year beginning October 1, 1996.

As part of this legislation the Bank will have to recapture into taxable income the excess of the tax reserve for bad debts at September 30, 1996 over the tax reserve at April 30, 1988. It is estimated that the recapture amount will be approximately $250,000 resulting in Federal and Massachusetts income taxes of approximately $100,000 which will be paid over a six year period starting with the tax year beginning October 1, 1998. This tax has been provided for in past years and will not result in any charge to earnings.

NOTE 7 - EMPLOYEE RETIREMENT, PENSION PLANS AND BENEFITS

The Bank is a participant in the Cooperative Banks Employee Retirement Association Defined Contribution and Defined Benefit Plans (a multi-employer plan). The plans provide benefits to substantially all of the Bank's employees. Benefits under the defined contribution plan are based on a percentage of employee contributions while benefits under the defined benefit plan are based primarily on years of service and employees' compensation. The Bank's funding policy for the defined benefit plan is to fund amounts required by applicable regulations and which are tax deductible. Amounts charged to retirement fund expense for the years ending September 30, 1996, 1995 and 1994 totaled $93,870, $84,144 and $72,551, respectively.

Effective March 1996 the Bank adopted the Falmouth Co-Operative Bank Employee Stock Ownership Plan (ESOP).

On March 26, 1996 the ESOP borrowed $872,850 from Bridgewater Savings Bank to purchase 87,285 shares of the stock of Falmouth Co-Operative Bank. The loan is secured by a pledge of the stock purchased. The Bank will make annual contributions to the ESOP in amounts determined by the Board of Directors. Dividends received by the ESOP may be credited to participants' accounts or may be used to repay the ESOP's debt.

Any shares of the Bank purchased by the ESOP are subject to the accounting specified by the American Institute of CPA's Statement of Position 93-6. Under the statement, as any shares are released from collateral the Bank will report compensation expense equal to the current market price of the shares and the shares will be outstanding for earnings-per-share computations. Also, as the shares are released, the related dividends will be recorded as a reduction of retained earnings and dividends on the allocated shares will be recorded as a reduction of debt and accrued interest.

The shares purchased by the ESOP were pledged as collateral for its debt. As the debt is repaid, shares are released from collateral and allocated to active employees, based on the proportion of debt service paid in the year. The debt of the ESOP is recorded as debt of the Bank and the shares pledged as collateral are reported as unearned ESOP shares in the balance sheet. The ESOP shares were as follows as of September 30, 1996:

Unreleased shares                                                                     87,285
                                                                                      ------
Total ESOP shares                                                                     87,285
                                                                                      ======

Estimated fair value of unreleased shares as of September 30:                     $1,091,063
                                                                                  ==========

For the first five years of the ESOP debt, the interest rate per annum is 8.15%. At the end of said five year period, the interest rate per annum shall be adjusted to equal 2.65 percentage points above the weekly average yield on U.S. Treasury Securities adjusted to a constant maturity of five years. Interest expense on the note was $35,060 for the year ended September 30, 1996.

Although the Bank has guaranteed payment of the loan, and annual contributions to the plan are discretionary, an implied guarantee exists as the only source of income available to the Employee Stock Ownership Plan for payments on the loan is from the normal retirement contributions made by the Bank to the plan. Contributions to the ESOP Plan by the Bank were $78,702 for the year ended September 30, 1996 and ESOP compensation expense was $43,642. The minimum principal payments due on the loan are as follows as of September 30, 1996:

Principal
---------
1997                                                $ 61,388
1998                                                  66,582
1999                                                  72,216
2000                                                  78,327
2001                                                  84,955
Years thereafter                                     465,740
                                                    --------
     Total due                                      $829,208
                                                    ========

NOTE 8 - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risks weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of September 30, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

As of September 30, 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.



                                                                    For Capital
                                              Actual             Adequate Purposes:
                                          ----------------     --------------------  -
                                          Amount   Ratio       Amount        Ratio
                                          ------   -----       ------        -----
As of September 30, 1996:
Total Capital (to Risk Weighted Assets)   $22,268   55.81%   $3,192    greater than or equal to 8.0%
Tier I Capital (to Risk Weighted Assets)  $21,770   54.56%   $1,596    greater than or equal to 4.0%
Tier I Capital (to Average Assets)        $21,770   24.27%   $3,588    greater than or equal to 4.0%


                                                      To Be Well
                                                  Capitalized Under
                                          Prompt Collective Action Provisions
                                          -----------------------------------
                                          Amount      Ratio
                                          ------      -----
Total Capital (to Risk Weighted Assets)    $3,990    greater than or equal to 10.0%
Tier I Capital (to Risk Weighted Assets)   $2,394    greater than or equal to  6.0%
Tier I Capital (to Average Assets)         $4,485    greater than or equal to  5.0%


As of September 30, 1995, the capital ratios of the Bank significantly exceeded minimum applicable regulatory requirements with a capital ratio of 10.89% and a risk-based capital ratio of 27.30% (unaudited).

The ability of the Bank to pay dividends on its common stock is restricted by Massachusetts banking law. No dividends may be paid if such dividends would reduce stockholders' equity of the Bank below the amount of the liquidation account required by Massachusetts conversion regulations and described in Note
10. In addition, the Bank may not pay dividends in excess of current earnings for three years following the conversion of the Bank from mutual to stock form.

NOTE- 9 - FINANCIAL INSTRUMENTS

The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the borrower. Collateral held varies, but may include secured interests in mortgages, accounts receivable, inventory, property, plant and equipment and income-producing properties.

The estimated fair values of the Bank's financial instruments, all of which are held or issued for purposes other than trading, are as follows as of September 30:

                                                               1996                               1995
                                                               ----                               ----

                                                      Carrying         Fair             Carryng            Fair
                                                       Amount          Value             Amount            Value
                                                      --------         -----            --------           ------
Financial assets:
Cash and cash equivalents                          $ 2,755,198     $ 2,755,198         $3,597,614          3,597,614
Available-for-sale securities                       22,713,053      22,713,053         19,541,740         19,541,740
Held-to-maturity securities                         22,839,596      22,845,398         16,034,740         16,047,468
Federal Home Loan Bank stock                           300,900         300,900            280,100            280,100
Loans                                               40,236,846      39,971,000         32,502,902         32,502,902*
Accrued interest receivable                            746,601         746,601            519,793            519,793
Cooperative Central Bank Reserve Fund Deposit          285,680         285,680            285,680            285,680


Financial liabilities:

Deposits                                            66,205,112      66,298,000         64,781,669        64,781,669*
Employee Stock Ownership Plan loan                     829,208         813,025

The carrying amounts of financial instruments shown in the above table are included in the balance sheet under the indicated captions. Accounting policies related to financial instruments are described in Note 1.

* At September 30, 1995, the carrying values of total loans and total deposit liabilities approximated their estimated fair values.

Notional amounts of financial instruments liabilities with off-balance sheet credit risk are as follows as of September 30:

                                                                                            1996             1995
                                                                                            ----             ----
Commitments to grant mortgage loans                                                     $1,781,455       $  385,000
Unadvanced funds on construction loans                                                     289,442          102,191
Unadvanced funds on home equity lines of credit                                          2,361,777        1,396,384
Unadvanced funds on commercial lines of credit                                             292,500          205,000
                                                                                        ----------       ----------
                                                                                        $4,725,174       $2,088,575
                                                                                        ==========       ==========


There is no material difference between the notional amount and the estimated fair value of the off-balance sheet liabilities as of September 30, 1996.

The Bank has no derivative financial instruments subject to the provisions of SFAS No. 119 "Disclosure About Derivative Financial Instruments Fair Value of Financial Instruments."

NOTE 10 - CONVERSION

On March 29, 1996, The Falmouth Co-operative Bank converted from a mutual cooperative bank to a Massachusetts-chartered capital stock cooperative bank. The Bank issued 1,454,750 shares of common stock through a public offering which provided net proceeds of $13,743,649 after conversion costs of $803,851.

At the time of conversion to stock form, the Bank established a liquidation account in an amount equal to the Bank's net worth as of the date of the latest financial statements included in the final Offering Circular used in connection with the Conversion. In accordance with Massachusetts statutes, the liquidation account is maintained for the benefit of Eligible Account Holders who continue to maintain their accounts in the Bank after the conversion. The liquidation account is reduced annually to the extent that Eligible Account Holders have reduced their qualifying deposits. Subsequent increases will not restore an Eligible Account Holder's interest in the liquidation account. In the event of a complete liquidation, each Eligible Account Holder is entitled to receive a distribution from the liquidation account in a proportionate amount to the current adjusted qualifying balances for the account then held. The balance in the liquidation account was $22,351,283 as of September 30, 1996.

NOTE 11 - EMPLOYMENT AGREEMENTS

The Bank has employment agreements with its President and Chief Executive Officer and its Vice President and Treasurer. The employment agreements generally provide for the continued payment of specified compensation and benefits for specified periods after termination, unless the termination is for "cause" as defined in the employment agreements. The employment agreements provide for the payment, under certain circumstances, of lump-sum amounts upon termination following a "change in control" as defined in the Agreements. The employment agreements also provide for lump-sum payments in the event of the officers' voluntary termination of employment on the occurrence of certain specified events.

NOTE 12 - COMMITMENTS AND CONTINGENT LIABILITIES

The Bank is obligated under certain agreements issued during the normal course of business which are not reflected in the accompanying financial statements.

The Bank is obligated under a lease agreement covering the branch office located in East Falmouth, Massachusetts. This agreement is considered to be an operating lease. The lease term is for five years with three extension periods of five years each. The total minimum rental due in future periods under this agreement is as follows as of September 30, 1996:

1997                                               $ 20,000
1998                                                 20,000
1999                                                 20,000
2000                                                 20,000
2001                                                 20,000
                                                   --------
Total minimum lease payments                       $100,000
                                                   ========

The  lease  contains   provisions  for  escalation  of  minimum  lease  payments
contingent upon percentage increases in the consumer price index.

NOTE 13 - RECLASSIFICATION

Certain amounts in the prior years have been reclassified to be consistent with the current year's statement presentation.

NOTE 14 - SUBSEQUENT EVENT, PLAN OF REORGANIZATION

As of November 25, 1996 the Bank entered into a Plan of Reorganization pursuant to which the Bank will become a wholly-owned subsidiary of a bank holding company which was newly formed for the purpose of effecting the Plan of Reorganization. The Plan of Reorganization is subject of the approval of the Bank's stockholders and regulators.

DIRECTORS AND OFFICERS OF THE BANK

DIRECTORS

Walter A. Murphy
Chairman of the Board
Retired President, Falmouth Co-operative Bank

Santo P. Pasqualucci
President and Chief Executive Officer

John W. Holland, Jr.
Attorney at Law

James A. Keefe
Principal, Falmouth Ford

Gardner L. Lewis
Retired, Former Owner, The Pancake Man Family
Restaurant

John J. Lynch, Jr.
President, Paul Peters Insurance Agency

Ronald L. McLane
Retired building contractor

Eileen C. Miskell, CPA
CPA, Principal and Treasurer, Wood Lumber
Company

Robert H. Moore
Agent, Paul Peters Insurance Agency

William E. Newton
Principal, C. H. Newton Builders, Inc.

Armand Ortins
Retired, Former Owner, Ortins Photo Supply

EXECUTIVE OFFICERS

Santo P. Pasqualucci
President and Chief Executive Officer

George E. Young, III
Vice President and Treasurer

Ronald Garcia
Vice President Commercial Lending

Sharon L. Shoner
Vice President/Loan Production

John A. DeMello
Vice President/Compliance

CORPORATE INFORMATION

TRANSFER AGENT AND REGISTRAR
Inquiries regarding stockholder administration and services should be directed to:

ChaseMellon Shareholder Services, L.L.C.
Overpeck Centre
85 Challenger Road
Ridgefield Park, NJ 07660
(800) 851-9677

INDEPENDENT AUDITORS
Shatswell MacLeod & Co., P.C.
83 Pine Street
West Peabody, MA 01960-3635
(508) 535-0206

LEGAL COUNSEL
Thacher Proffitt & Wood
1500 K Street, N.W., Suite 200
Washington, D.C. 20005

STOCK INFORMATION
The Bank's Common Stock trades on the American Stock Exchange under the symbol "FCB." Prices for the stock are reported in the American Stock Exchange
Composite Transactions section of The Wall Street Journal and other major newspapers as "FalmBk."

INVESTOR RELATIONS
Inquiries regarding Falmouth Co-operative Bank should be directed to:

               Santo P. Pasqualucci
               Falmouth Co-operative Bank
               20 Davis Straits
               Falmouth, MA 02540

ANNUAL MEETING OF STOCKHOLDERS
The Bank's Annual Meeting of Stockholders will be held at 3:00 p.m. Eastern Standard time on Tuesday, January 21, 1997, at the Quality Inn, 921 Jones Road, Falmouth, Massachusetts. Holders of common stock as of December 13, 1996 will be eligible to vote.
                                       30